UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MARRIOTT VACATIONS WORLDWIDE CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Marriott Vacations Worldwide Corporation

6649 Westwood Boulevard

Orlando, Florida 32821

April 23, 2013

Dear Marriott Vacations Worldwide Shareholders:

We are pleased to invite you to attend the first Annual Meeting of Shareholders of Marriott Vacations Worldwide Corporation to be held at 9:00 a.m., Eastern time, on Friday, June 7, 2013 at the JW Marriott Orlando Grande Lakes, 4040 Central Florida Parkway, Orlando, Florida, 32837.

The following Notice of Annual Meeting of Shareholders and Proxy Statement includes information about the matters to be acted upon by shareholders at the Annual Meeting. We hope that you will exercise your right to vote, either by attending the Annual Meeting and voting in person or by voting through other acceptable means as promptly as possible. You may vote through the Internet, by telephone or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker).

Important Notice Regarding the Availability of Proxy Materials

for the 2013 Annual Meeting of Shareholders:

We are mailing many of our shareholders a Notice Regarding the Availability of Proxy Materials rather than a full set of our proxy materials. The Notice contains instructions on how to access our proxy materials on the Internet, as well as instructions on how to obtain a paper copy of the full set of proxy materials if a shareholder so desires. This process is more environmentally friendly and reduces our costs to print and distribute these materials to shareholders. All shareholders who do not receive the Notice Regarding the Availability of Proxy Materials will receive a full set of our proxy materials by mail.

We appreciate your continued support and interest in Marriott Vacations Worldwide.

Sincerely,

William J. Shaw Chairman of the Board

Stephen P. Weisz President and Chief Executive Officer

Marriott Vacations Worldwide Corporation

6649 Westwood Boulevard

Orlando, Florida 32821

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FRIDAY, JUNE 7, 2013

April 23, 2013

The 2013 Annual Meeting of Shareholders of Marriott Vacations Worldwide Corporation (the “Company”) will be held at 9:00 a.m., Eastern time, on Friday, June 7, 2013 at the JW Marriott Orlando Grande Lakes, 4040 Central Florida Parkway, Orlando, Florida, 32837. At the meeting, shareholders will act on the following matters:

1.	Election of the three director nominees named in the Proxy Statement;

2.	Approval of the Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan;

3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2013;

4.	An advisory resolution to approve executive compensation;

5.	An advisory vote on the frequency of future advisory votes on executive compensation; and

6.	Any other matters that may properly be presented at the meeting.

Only shareholders of the Company at the close of business on April 10, 2013, the record date, are entitled to notice of, and to vote at, the Annual Meeting. For instructions on voting, please refer to the notice you received in the mail or, if you requested a hard copy of the Proxy Statement, on your enclosed proxy card.

INTERNET AVAILABILITY

We are taking advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders through the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April 23, 2013, we mailed to shareholders as of the record date a Notice Regarding the Availability of Proxy Materials. If you received a Notice by mail, you will not receive printed copies of the proxy materials, unless you specifically request them. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and in our 2012 Annual Report, as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you may request a printed copy of the proxy materials by following the instructions in the Notice.

By order of the Board of Directors,

James H Hunter, IV Executive Vice President and General Counsel and Secretary

Marriott Vacations Worldwide Corporation

6649 Westwood Boulevard

Orlando, Florida 32821

PROXY STATEMENT

The Board of Directors of Marriott Vacations Worldwide Corporation (“we,” “us,” “Marriott Vacations Worldwide” or the “Company”) is soliciting shareholders’ proxies in connection with the 2013 Annual Meeting of Shareholders of the Company, and at any adjournment or postponement thereof (the “Annual Meeting”). The mailing to shareholders of the Notice Regarding the Availability of Proxy Materials took place on April 23, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 7, 2013

The Notice of Annual Meeting and Proxy Statement and our

2012 annual report to shareholders are available at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Why am I receiving these materials?

Marriott Vacations Worldwide became an independent, publicly traded company in November 2011 when Marriott International, Inc. (“Marriott International”) completed the spin-off of its vacation ownership division through the distribution of the Company’s outstanding common stock to the Marriott International shareholders (the “Spin-Off”). We are holding our first annual meeting of shareholders as an independent, publicly traded company. The Company has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) for use at our Annual Meeting. This Proxy Statement describes the matters on which you, as a shareholder, are entitled to vote. It also gives you information on these matters so that you can make an informed decision.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of printed proxy materials?

The Securities and Exchange Commission (the “SEC”) permits companies to furnish proxy materials to shareholders by providing access to these documents over the Internet instead of mailing a printed copy. Accordingly, we mailed a Notice Regarding the Availability of Proxy Materials to some shareholders. These shareholders have the ability to access, view and print the proxy materials on a website referred to in the Notice Regarding the Availability of Proxy Materials and request a printed set of proxy materials.

Can I get electronic access to the proxy materials if I received printed materials?

If you received a printed copy of our proxy materials, you may choose to receive future proxy materials by email. Choosing to receive your future proxy materials by email will lower our costs of delivery and will reduce the environmental impact of our Annual Meeting. If you choose to receive our future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

What items will be voted on at the Annual Meeting?

Shareholders will vote on the following items at the Annual Meeting, if each is properly presented at the meeting:

1.	Election of the three director nominees named in this Proxy Statement;

2.	Approval of the Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan (the “Stock and Cash Incentive Plan”);

3.	Ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for fiscal 2013;

4.	An advisory resolution to approve executive compensation;

5.	An advisory vote on the frequency of future advisory votes on executive compensation; and

6.	Any other matters that may properly be presented at the meeting.

In addition, management will respond to questions from shareholders.

What are the Board’s voting recommendations?

The Board’s recommendation is set forth together with the description of each Item in this Proxy Statement. In summary, the Board recommends a vote FOR Items 1, 2, 3 and 4 and FOR holding an annual vote on the compensation of the Company’s named executive officers (Item 5).

Who is entitled to vote?

Only shareholders of record who owned the Company’s common stock at the close of business on April 10, 2013 are entitled to vote. Each holder of common stock is entitled to one vote per share. There were 35,336,901 shares of common stock outstanding on April 10, 2013.

What is the difference between being a record holder and a beneficial owner of shares held in street name?

A record holder holds shares directly in his or her own name with the Company’s transfer agent. Shares held in “street name” refer to shares that are held in the name of a bank or broker on a person’s behalf. Many shareholders hold their shares in street name. For such shares, the bank or broker is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization how to vote the shares held in your account.

How do I vote?

If you received a Notice Regarding the Availability of Proxy Materials in the mail, you can either vote by Internet (www.proxyvote.com) or in person at the Annual Meeting. You may also vote by mail if you request a paper copy of the materials. Voting instructions are provided on the Notice Regarding the Availability of Proxy Materials.

Record holders that received a copy of this Proxy Statement and accompanying proxy card in the mail can vote by filling out the proxy card and returning it in the postage paid return envelope. Record holders that receive these materials in the mail may also vote in person at the Annual Meeting, by telephone (800-690-6903) or by Internet (www.proxyvote.com). Voting instructions are provided on the proxy card.

If you hold shares in street name, you must vote by giving instructions to your bank or broker. You should follow the voting instructions on the form that you receive from your bank or broker. The availability of telephone or Internet voting will depend on your bank’s or broker’s voting process.

How will my proxy be voted?

Your proxy card, when properly signed and returned to us, or processed by telephone or via the Internet, and not revoked, will be voted in accordance with your instructions. We are not aware of any other matter that may be properly presented other than those described above. If any other matter is properly presented, the persons named in the enclosed proxy card will have discretion to vote in their best judgment.

If you hold shares in street name, your bank or broker is permitted to use its own discretion and vote your shares on certain routine matters (such as Item 2) even if you have not provided voting instructions. Your bank or broker is not permitted to use its discretion and vote your shares on non-routine matters (such as Items 1, 3, 4 and 5) if it has not received instructions from you as to how to vote the shares. Therefore, we urge you to give voting instructions to your broker on all five voting items. Shares that are not permitted to be voted by your broker with respect to any non-routine matter are called “broker non-votes.” Broker non-votes are not considered votes for or against, or entitled to vote with respect to, any of the proposals to be voted on at the meeting and will have no direct impact on any such proposal.

What if I don’t mark the boxes on my proxy?

Unless you give other instructions on your proxy card, or unless you give other instructions when you cast your vote by telephone or the Internet, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How many votes are needed to approve an item?

Directors will be elected by a plurality of all the votes cast at the Annual Meeting, either in person or represented by a properly completed or authorized proxy. This means that the three nominees who receive the highest number of “FOR” votes cast will be elected as directors. Shareholders cannot cumulate votes in the election of directors.

The affirmative vote of shares representing a majority in voting power of the votes cast, present in person or represented by proxy and entitled to vote at the meeting is necessary for approval of Items 2, 3, 4 and 5. Proxy cards marked as abstentions on Items 2, 3, 4 and 5 will not be counted as votes cast but will count as present and entitled to vote and therefore will have the effect of a negative vote. With respect to Item 5, shareholders may vote in favor of holding the vote on named executive officer compensation every year, every two years or every three years, and they may also choose to abstain. The Board will take the voting results on such proposal into account in determining whether to hold the advisory vote on executive compensation every year, every two years or every three years. Abstentions will have no effect on the outcome of Item 5.

Who can attend the Annual Meeting?

Only shareholders as of the record date, their proxy holders and our invited guests may attend the Annual Meeting.

What do I need to bring to the Annual Meeting?

Beneficial owners whose ownership is registered under another party’s name and who plan to attend the Annual Meeting in person should obtain an admission ticket in advance by sending written requests, along with proof of beneficial ownership, such as a bank or brokerage firm account statement, to: Jeff Hansen, Vice President – Investor Relations, Marriott Vacations Worldwide Corporation, 6649 Westwood Boulevard, Orlando, Florida, 32821. Beneficial owners who do not present valid admission tickets at the registration counter at the Annual Meeting will be admitted at the Company’s sole discretion and may be required to verify share ownership, which may be established by providing a bank or brokerage firm account statement and photo identification, at the registration counter at the Annual Meeting. Shareholders as of the record date or their proxy holders who plan to attend the Annual Meeting may also be asked to present photo identification at the registration counter at the Annual Meeting to gain admittance to the Annual Meeting.

Can I go to the Annual Meeting if I vote by proxy?

Yes. Attending the Annual Meeting does not revoke your proxy.

Can I change my vote or revoke my proxy after I return my proxy card, or after I vote by telephone or electronically?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the meeting. Regardless of the way in which you submitted your original proxy, you may change it by:

•	Returning a later-dated signed proxy card;

•	Delivering a written notice of revocation to Marriott Vacations Worldwide Corporation, 6649 Westwood Boulevard, Orlando, Florida, Attention: Corporate Secretary;

•	Voting by telephone or the Internet until 11:59 PM Eastern Time on June 6, 2013;

•	Voting in person at the meeting.

If your shares are held through a broker or other nominee, you will need to contact that institution if you wish to change your voting instructions.

PROPOSALS TO BE VOTED ON

Item 1 – Election of Directors

The Board consists of nine members and is divided into three classes, each having three-year terms that expire in successive years. The term of the Class I directors expires at the Annual Meeting. The Board proposes that Raymond L. Gellein, Jr., Thomas J. Hutchison III and Dianna F. Morgan, each of whom is currently serving as a Class I director, be re-elected to Class I for a new term of three years expiring at the 2016 annual meeting of shareholders and until their successors are duly elected and qualified. Mr. Gellein and Mr. Hutchison joined our Board at the time of the Spin-Off from Marriott International in November 2011. Ms. Morgan was elected to the Board of Directors effective April 1, 2013 upon the recommendation of the Company’s Nominating and Corporate Governance Committee. Ms. Morgan, who is the only nominee who was not elected by our former parent company in its capacity as our sole shareholder prior to the Spin-Off, was recommended to the Nominating and Corporate Governance Committee by one of our non-management directors. None of the nominees nor any current Class II or Class III directors have been elected by the Company’s public shareholders. Proxies cannot be voted for more than the number of nominees proposed for re-election.

Each of the nominees has consented to be named as a nominee and to serve as a director if elected. If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Information about the nominees, as well as the current Class II and Class III directors, along with their present positions, their principal occupations and directorships held with other publicly traded companies during the past five years, their ages and the year first elected as a director of the Company, are set forth below beginning on page 17.

Our Board of Directors recommends that you vote FOR each of the three director nominees.

Item 2 – Approval of the Stock and Cash Incentive Plan

Overview

Prior to the Spin-Off, our Board of Directors unanimously adopted, and Marriott International, our shareholder at that time, approved, the Stock and Cash Incentive Plan. The purpose of the Stock and Cash Incentive Plan is to promote and enhance our long-term growth by allowing employees and directors of the company and its affiliates to participate in our financial success through the ownership of our common stock and the receipt of other share-based and performance-based incentive awards. Under the Stock and Cash Incentive Plan, shares of our common stock and cash-based awards may be issued to eligible individuals pursuant to grants of stock appreciation rights, nonqualified stock options, incentive stock options, restricted stock units, and other share-based and performance-based awards (collectively, the “Awards”). In addition, certain “Distribution Awards” were made under the Stock and Cash Incentive Plan in 2011 in connection with the Spin-Off.

We are seeking approval of the Stock and Cash Incentive Plan solely in order to allow the Compensation Policy Committee to grant Awards that may qualify as “performance-based compensation” for purposes of section 162(m) of the Internal Revenue Code (“Section 162(m)”). To the extent that Awards are performance-based, they will not be subject to the $1 million deduction limitation on compensation paid to our “covered employees,” as described below.

Why You Should Vote For the Stock and Cash Incentive Plan

The Board recommends that the Company’s shareholders approve the Stock and Cash Incentive Plan because such approval will permit (but not require) the Company to grant Awards that qualify as “performance-based” for purposes of Section 162(m) as described below, thereby allowing the Company to fully deduct Awards that so qualify in accordance with applicable tax rules. The Board believes the Company’s ability to grant equity-based and performance-based Awards continues to be crucial in allowing the Company to effectively compete for and appropriately motivate and reward key talent. It is in the long-term interests of both the Company and its shareholders to strengthen the Company’s ability to attract, motivate and retain employees, officers and non-employee directors and to provide additional incentive for those persons through stock ownership and other incentives to improve financial performance, increase profits and strengthen the mutuality of interest between those persons and the Company’s shareholders.

Promotion of Good Corporate Governance Practices

The Company and the Board have designed the Stock and Cash Incentive Plan to include a number of provisions that we believe promote best practices by reinforcing the alignment between equity compensation arrangements for non-employee directors, officers and employees and shareholders’ interests. These provisions include, but are not limited to:

•	stock options and stock appreciation rights (“SARs”) may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date;

•

we cannot, without shareholder approval, “reprice” stock options or SARs by reducing the exercise price of such stock option or SAR, exchanging such stock option or SAR for a new award with a lower exercise price, or exchanging the option or SAR for cash (other than in connection with specified corporate transactions);

•

Awards generally are forfeited upon the employee committing any criminal offense or malicious tort relating to or against the Company, or other willful or grossly negligent acts or omissions that are or potentially are injurious to the Company’s operations, financial condition or business reputation; and

•

change in control-related benefits under the Stock and Cash Incentive Plan are subject to a cut-back, so that no such benefits will be provided to the extent they would result in the loss of a deduction or imposition of excise taxes under the “golden parachute” excess parachute payment provision of the Internal Revenue Code.

Section 162(m) of the Internal Revenue Code

The Board believes that it is in the best interests of the Company and its shareholders to continue to provide for an equity incentive and cash award plan under which compensation awards made to the Company’s executive officers can qualify for full deductibility by the Company for federal income tax purposes. Accordingly, the Stock and Cash Incentive Plan has been structured in a manner such that Awards granted under it can, if determined by the Compensation Policy Committee, satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1 million paid in any one year to the Company’s chief executive officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s shareholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects is discussed below, and shareholder approval of the Stock and Cash Incentive Plan will constitute approval of each of these aspects of the Stock and Cash Incentive Plan for purposes of the approval requirements of Section 162(m).

Plan Summary

The following summary of the material terms of the Stock and Cash Incentive Plan is qualified in its entirety by reference to the complete statement of the Stock and Cash Incentive Plan, which is set forth in Appendix A to this Proxy Statement.

Administration

The Stock and Cash Incentive Plan is administered by the Compensation Policy Committee or by another committee appointed by the Board, or by the Board itself unless such action would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934, as amended. The members of the Compensation Policy Committee are appointed from time-to-time by the Board and serve at the Board’s discretion. Subject to certain limitations, the Compensation Policy Committee may delegate its authority under the Stock and Cash Incentive Plan to a subcommittee of one or more officers or directors of the Company. The Compensation Policy Committee’s determinations under the Stock and Cash Incentive Plan need not be uniform. All determinations and decisions made by the Committee pursuant to the provisions of the Stock and Cash Incentive Plan and all related orders and resolutions of the Board are final, conclusive and binding on all parties.

Participants

All individuals who are or will become full-time, active, nonunion employees of the Company and its affiliates may participate in the Stock and Cash Incentive Plan if granted Awards by the Compensation Policy Committee or a designee as permitted by law, or by the Board when appropriate. If the Company so designates, an employee who is assigned by the Company to another employer may continue to be eligible to participate in the Stock and Cash Incentive Plan during the assignment. Non-employee directors of the Company are only eligible to receive Non-Employee Director Share Awards (as defined in the Stock and Cash Incentive Plan) and to make fee deferral elections under the Stock and Cash Incentive Plan (they may have also received Distribution Awards in connection with the Company’s Spin-Off). The Compensation Policy Committee selects the eligible employees, officers and non-employee directors who will receive Awards. Nine executive officers, approximately 240 other employees and eight non-employee directors currently qualify to participate in the Stock and Cash Incentive Plan.

Shares Subject to the Stock and Cash Incentive Plan and to Awards; Individual Limitations

Subject to changes in the Company’s capitalization, the aggregate number of shares of the Company’s common stock, $.01 par value, issuable pursuant to all Awards under the Stock and Cash Incentive Plan will not exceed 6,000,000 shares. In addition, the maximum aggregate number of shares that may be subject to any Awards granted in any one fiscal year to any single employee is 1,500,000, and the maximum aggregate number of shares that may be subject to options and SARs granted in any one fiscal year to any single employee is 1,500,000.

For purposes of determining the share limits described in the paragraph above: (i) if any Award granted under the Stock and Cash Incentive Plan is canceled, terminates, expires, or lapses for any reason, or is settled in cash, any shares subject to such Award shall again be available for the grant of an Award under the Stock and Cash Incentive Plan; (ii) with respect to shares withheld to satisfy the exercise price or tax withholding for an Award, the shares shall again be available for the grant of an Award under the Stock and Cash Incentive Plan; and (iii) with respect to previously acquired shares tendered to satisfy the exercise price or tax withholdings for an Award, the shares shall again be available for the grant of an Award under the Stock and Cash Incentive Plan.

No individual may receive a payment with respect to cash performance-based Awards under the Stock and Cash Incentive Plan in excess of $4 million in any one-year performance period (the “Annual Maximum”) or, in the case of a performance period greater than one year, the Annual Maximum multiplied by the number of full years in the performance period. Cash performance-based Awards may relate to annual bonuses or long-term performance awards.

SARs and Options

The Compensation Policy Committee may award SARs and stock options to eligible employees. In general, a SAR is a contractual right granted to the employee to receive the appreciation in value of up to a specified number of shares of our common stock over a specified period of time, subject to certain conditions. The appreciation is measured from the value of the shares on the grant date of the SAR to the value on the date the SARs are exercised. An option is a contractual right granted to the employee to purchase up to a specified number of shares at a specified purchase price within a specified period of time, subject to certain conditions.

The Compensation Policy Committee may award options that qualify as incentive stock options (“ISOs”) as defined by Section 422 of the Internal Revenue Code, nonqualified stock options that do not qualify as ISOs (“NQSOs”), or a combination of the two. The award agreement for a SAR or option will specify the exercise price, the number of shares subject to the SAR or option, the term of the SAR or option and such other terms and conditions as the Compensation Policy Committee may determine.

The exercise price for each share subject to a SAR or option may not be less than the fair market value of a share on the day the SAR or option is granted. No SAR or option may have a term longer than ten years. SARs and options may be exercised at the times and to the extent permitted by the vesting and exercisability provisions set forth in the award agreement. The ability of an employee to exercise a SAR or option is conditioned upon the employee not committing any criminal offense or malicious tort relating to or against the Company, or other willful or grossly negligent acts or omissions that are or potentially are injurious to the Company’s operations, financial condition or business reputation. The exercise price for shares purchased upon exercise of an option must be paid in full at the time of purchase. Payment may be made in cash or its equivalent or, if permitted by the Compensation Policy Committee, by withholding of shares deliverable upon exercise or delivery of previously acquired shares, or by a combination of cash and shares. The Compensation Policy Committee also may allow cashless exercise in appropriate circumstances. Subject to certain exceptions (e.g., retirement, death or disability), unless determined otherwise by the Compensation Policy Committee, any unexercised SARs and options generally expire three months following an employee’s termination of service.

Restricted Stock Awards

The Compensation Policy Committee may award shares of restricted stock in such amounts, and bearing such restrictions, as the Compensation Policy Committee may determine. Each restricted stock Award is subject to certain conditions specified by the Compensation Policy Committee that must be satisfied in order for the underlying shares to be distributed to the employee. These conditions may include, for example, requirements that the employee remain in continuous employ with the Company for a period of time, requirements that the employee pay a stipulated price for each share, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit-based and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, or restrictions under applicable federal or state securities laws. If the conditions are not met, the shares will be forfeited and returned to the Company for cancellation. In all events, distribution of the shares is conditioned upon the employee not committing any criminal offense or malicious tort relating to or against the Company, and not engaging (as determined by the Committee) in willful or grossly negligent acts or omissions that are or are potentially harmful to the Company’s operations, financial condition or business reputation.

During the period of restriction, the employee may exercise full voting rights associated with shares of restricted stock and shall be credited with regular cash dividends paid with respect to those shares. The Compensation Policy Committee will determine whether such dividends are to be paid currently or converted into additional shares of restricted stock.

Unless otherwise determined by the Compensation Policy Committee, in the event of an employee’s termination of employment with the Company because of the employee’s retirement with specific approval from the Compensation Policy Committee following either twenty years of service or attainment of age fifty-five with ten years of service, the Compensation Policy Committee will have complete discretion in determining the percentage, if any, of the employee’s outstanding restricted stock Award as to which the restrictions will be lifted and the shares distributed to the employee, and the Compensation Policy Committee may refuse or revoke retirement status for any employee who terminates employment for serious misconduct. If the employee dies or becomes permanently and totally disabled, the restrictions on the employee’s Award will be lifted and the shares distributed to the employee or, if applicable, to the employee’s designated beneficiary(ies). Except as otherwise approved by the Compensation Policy Committee, if the employee’s termination of employment with the Company is for any other reason, the employee’s restricted stock Award will be immediately forfeited to the Company without payment. Shares of restricted stock may not be sold, transferred, pledged, assigned or otherwise disposed of until the end of the period of restriction, or upon earlier satisfaction of any other conditions, as specified by the Compensation Policy Committee in its sole discretion.

Restricted Stock Unit Awards

The Compensation Policy Committee may grant restricted stock units (“RSUs”) to eligible employees in amounts that it determines. RSUs give the employee a contractual right to be transferred shares in accordance with a specified vesting schedule, provided the employee satisfies certain other conditions. The shares will be transferred to the employee when they become vested, provided that the employee has been continuously employed by the Company and has not committed any criminal offense or malicious tort relating to or against the Company or, as determined by the Compensation Policy Committee in its discretion, engaged in willful or grossly negligent acts that are or potentially could be harmful to the Company’s operations, financial condition or reputation.

Notwithstanding the vesting conditions, if an employee terminates employment as an approved retiree, the RSUs shall continue to vest over the vesting period specified in the RSU award agreement as if the employee continued employment, provided the other conditions described above continue to be met. However, if an employee terminates employment as an approved retiree less than one year following the grant of RSUs, the RSUs shall not continue to vest, except with respect to the number of RSUs that is equal to the number of RSUs multiplied by the ratio of (1) the number of days between the grant date and the retirement date (inclusive), over (2) the number of days in the twelve month period following the grant date. In addition, if an employee dies with unvested RSUs, the RSUs shall become immediately vested and inure to the benefit of the employee’s beneficiaries. If an employee terminates employment other than as an approved retiree or due to death or disability, the employee’s RSUs will be immediately forfeited to the Company without payment.

The holder of an RSU Award has no right to vote the shares subject to the RSUs or to receive dividends on such shares until and unless he or she is transferred the shares upon meeting the vesting and other conditions of the Award.

Share-Based Awards

The Compensation Policy Committee may grant other share-based Awards to eligible employees in such number, and upon such terms and conditions, as the Compensation Policy Committee may determine. Share-based Awards may be denominated in cash, shares, share-equivalent units, share appreciation units, securities or debentures convertible into shares or in a combination of the foregoing and may be paid in cash or in shares, all as determined by the Compensation Policy Committee. Share-based Awards will be evidenced by an award agreement that will specify the terms and conditions of the Award.

Cash Performance-Based Awards

The Compensation Policy Committee may grant cash performance-based Awards to eligible employees that are based on performance measures (set forth below under the heading “Performance Measures for Awards”) upon such terms as the Compensation Policy Committee may determine. Each cash performance-based Award will be evidenced by an award agreement that will specify the terms and conditions of the Award. A cash performance-based Award not providing for the issuance of shares will not decrease the number of shares available under the Stock and Cash Incentive Plan that may be issued pursuant to other Awards.

Substitute Awards

Awards may be granted under the Stock and Cash Incentive Plan from time to time in substitution for Awards held by employees or directors of entities who become or are about to become employees or directors of the Company or a subsidiary as the result of a merger, consolidation or other acquisition of the employing entity or the acquisition by the Company or a subsidiary of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Compensation Policy Committee deems appropriate at the time of grant to conform the substitute Awards to the provisions of the Awards for which they are substituted.

Distribution Awards

As part of the Spin-Off the Company agreed to grant certain Distribution Awards denominated in shares to all employees and non-employee directors of Marriott International who held outstanding awards covering

Marriott International common stock under the Marriott International, Inc. Stock and Cash Incentive Plan (the “Marriott Plan”) as of the record date of the Spin-Off. All Distribution Awards are subject to substantially similar terms and conditions as provided in the recipient’s corresponding awards under the Marriott Plan.

Performance Measures for Awards

In order to comply with the requirements for exclusion from the limit on the tax deductibility of executive compensation under Section 162(m), the Compensation Policy Committee may condition the degree of payout and/or vesting with respect to Awards granted to “covered employees” (within the meaning of Section 162(m)) on the attainment of certain performance measures. Unless and until the Compensation Policy Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth below, the performance measure(s) to be used for purposes of such Awards will be chosen from among any one or more of the following performance criteria or derivations of such performance criteria: stock price; market share; sales revenue; organic sales growth; cash flows; cash flow efficiency; financial reported earnings; economic earnings; earnings per share; appreciation in the fair market value of shares of our common stock; return on equity; return on invested capital; total shareholder return; operating total shareholder return; operating margins; operating income; earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings before or after taxes; volume per guest; customer satisfaction; associate engagement; owner/franchisee satisfaction; timeshare sales volume; timeshare cost; and marketing and sales corporate overhead, each of which may be used either individually, alternatively or in any combination and established at a subsidiary or business unit level or at a consolidated Company level, in each case as specified by the Compensation Policy Committee. Achievement of the performance criteria may be measured annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to the performance of a designated group of companies, as specified by the Compensation Policy Committee.

The Compensation Policy Committee has discretion to adjust the determinations of the degree of attainment of the pre-established performance objectives. However, Awards which are designed to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m), and which are held by covered employees, may not be adjusted upward (the Compensation Policy Committee retains the discretion to adjust such Awards downward).

Amendment and Termination

The Board may alter, amend, suspend or terminate the Stock and Cash Incentive Plan, in whole or in part, at any time and from time to time. However, without the approval of the shareholders, the Board may not increase the number of shares to be issued pursuant to the Stock and Cash Incentive Plan other than with respect to the permissible adjustments described herein. The Board may condition the adoption of any other amendment of the Stock and Cash Incentive Plan on the approval of the shareholders. Shareholder approval also shall be obtained as required by New York Stock Exchange rules.

If the Compensation Policy Committee determines that adjustments in the terms and conditions of, or the criteria included in, Awards are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Stock and Cash Incentive Plan, the Committee may make such adjustments to recognize (a) unusual or nonrecurring events affecting the Company or the financial statements of the Company or (b) changes in applicable laws, regulations, or accounting principles. However, any such adjustments are subject to the restriction set herein (under the heading “Performance Measures For Awards”) on the exercise of upward discretion with respect to Awards that have been designed to comply with the performance-based exception from the tax deductibility limitations of Section 162(m).

No termination, amendment, or modification of the Stock and Cash Incentive Plan or any Award may adversely affect in any material way any Award previously granted under the Stock and Cash Incentive Plan, without the written consent of the holder of the Award.

Change in Control

Upon a change in control of the Company resulting from certain acquisition, merger, sale, liquidation or similar events or a change in a majority of Board members as defined under the Stock and Cash Incentive Plan, a Stock and Cash Incentive Plan participant who is involuntarily terminated by the Company other than for his or her misconduct on or during the twelve months following the change in control will immediately upon termination vest in all unvested equity Awards and cash performance-based Awards. In those circumstances, all options and SARs will be exercisable until the earlier of the original expiration date of the Awards or twelve months (or in the case of an approved retiree, five years) following the termination of employment, and all other stock Awards, and the subject shares, or equity interests that are substituted for the subject shares as a result of the change in control, shall be immediately distributed. In addition, all other cash performance-based Awards and other share-based Awards subject to performance-based vesting shall be fully vested as of the participant’s termination and be paid out immediately thereafter based on a target level of performance, prorated for the days of such performance period through the date of the termination. However, in the event that no substitute Awards, shares or other equity interests are available as of the change of control, the participant will become fully vested in his or her Awards as of the change in control date, and all Awards will be immediately distributed or paid, or, in the case of options and SARs, fully exercisable. In the Compensation Policy Committee’s discretion, distributions may be made in the form of a cash payment equal in amount to the shares distributed or, in the case of options or SARs, the intrinsic value of such Awards. The benefits described in this paragraph are subject to a cut-back, so that no such benefits will be provided to the extent they would result in the loss of a deduction or imposition of excise taxes under the “golden parachute” excess parachute payment provision of the Internal Revenue Code.

Adjustments

If there is any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, share combination, recapitalization, or similar event affecting the equity capital structure of the Company, or a corporate transaction, such as any merger, consolidation, separation, acquisition of property or shares, stock rights offering, spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company, the Compensation Policy Committee will adjust the number and class of shares subject to the Stock and Cash Incentive Plan and the maximum Award limits as the Compensation Policy Committee, in its sole discretion, determines to be appropriate and equitable to prevent dilution or enlargement of rights. In addition to making such adjustments, the Compensation Policy Committee or the board of directors, compensation committee or similar body of any legal entity assuming the obligations of the Company under the Stock and Cash Incentive Plan will either (a) except for certain Distribution Awards replacing Awards of deferred stock held by former employees or directors, make appropriate provision for the protection of outstanding Awards by the substitution on an equitable basis of appropriate equity interests or awards similar to the Awards (or, in the event no such similar equity interests may be identified, a nonqualified deferred compensation account allocation of equivalent value), provided that the substitution neither enlarges nor diminishes the value and rights under the Awards; or (b) except for certain Distribution Awards replacing Awards of deferred stock held by active employees or directors, upon written notice to the participants, provide that Awards will be exercised, distributed, cashed out or exchanged for value pursuant to such terms and conditions (including the waiver of any existing terms or conditions) as shall be specified in the notice. Any such adjustment of an incentive stock option Award will be made in a manner that satisfies the requirements for treatment as an incentive stock option for federal income tax purposes.

Transferability

Unless otherwise specified in the award agreement, no Awards are transferable or assignable by the employee except by will or by the laws of descent and distribution. Likewise, unless otherwise specified in the award agreement, during the life of an employee, options are exercisable only by the employee.

Effective Date and Termination of the Stock and Cash Incentive Plan

The Stock and Cash Incentive Plan was adopted by the Board and approved by the Company’s shareholder on October 25, 2011. The Stock and Cash Incentive Plan will remain available for the grant of Awards until October 25, 2021.

Federal Income Tax Treatment

The following tax discussion is a general summary as of the date of this Proxy Statement of the U.S. federal income tax consequences to the Company and the participants in the Stock and Cash Incentive Plan. The discussion is intended solely for general information and does not make specific representations to any participant. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. A recipient’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each recipient is urged to consult a tax advisor before exercising any Award or before disposing of any shares acquired under the Stock and Cash Incentive Plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.

Stock Options

ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Internal Revenue Code. NQSOs do not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO until the later of two years following the option grant date and one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the optionee will recognize ordinary income in the year of disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares, and capital gain or loss for any other difference between the sale price and the exercise price. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Internal Revenue Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise, and otherwise is short-term capital gain (or loss). The Company does not receive a deduction for any such capital gain.

SARs

Generally, the recipient of a SAR will not recognize any taxable income at the time the SAR is granted. If the SAR is settled in cash, the cash will be taxable as ordinary income to the recipient at the time that it is received. If the SAR is settled in shares, the recipient will recognize ordinary income equal to the excess of the fair market value of the shares on the day they are received over any amounts paid by the recipient for the shares. The Company generally is entitled to a deduction with respect to a SAR at the same time the recipient recognizes ordinary income with respect thereto.

Restricted Stock and RSUs

Grantees of restricted stock or RSUs do not recognize income at the time of the grant. When the Award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an Award of restricted stock, pursuant to Section 83(b) of the Internal Revenue Code, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends (if any) paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received. Subject to Section 162(m), the Company generally will be entitled to a deduction with respect to restricted stock and RSUs at the same time the recipient recognizes ordinary income with respect thereto.

Share-Based Awards

Grantees of share-based Awards generally are required to recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date the shares are granted over the purchase price (if any) paid for the shares. Subject to Section 162(m), the Company generally will be entitled to a deduction with respect to stock awards at the same time the recipient recognizes ordinary income with respect thereto.

Cash Performance-Based Awards

A participant will have taxable income at the time a cash performance-based Award is paid or, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable and, subject to Section 162(m), the Company will be entitled to a corresponding deduction.

Company Deduction and Section 162(m)

The Company generally will be entitled to a deduction for federal income tax purposes as described above with respect to each type of Award. For the individual serving as the chief executive officer of the Company at the end of the taxable year and for the individuals serving as officers of the Company or a subsidiary at the end of such year who are among the three highest compensated officers (other than the chief executive officer and chief financial officer) for proxy reporting purposes, Section 162(m) limits the amount of compensation otherwise deductible by the Company and its subsidiaries for such year to $1 million for each such individual except to the extent that such compensation is “performance-based compensation.” The Company expects that NQSOs, ISOs and SARs should qualify as performance-based compensation. The Committee may establish performance conditions and other terms with respect to grants of other types of Awards in order to qualify such grants as performance-based compensation for purposes of Section 162(m).

New Plan Benefits

The benefits that will be awarded or paid under the Stock and Cash Incentive Plan are not currently determinable. Awards granted under the Stock and Cash Incentive Plan are within the discretion of the Compensation Policy Committee, and the Compensation Policy Committee has not determined future Awards or who might receive them. Information about Awards granted in fiscal year 2012 under the Stock and Cash Incentive Plan to the Company’s named executive officers can be found in the table under the heading “Grants of Plan-Based Awards for Fiscal Year 2012” on page 43 of this Proxy Statement. As of April 1, 2013, the closing price of a share of our common stock on the New York Stock Exchange (“NYSE”) was $42.50.

Our Board of Directors recommends that you vote FOR the approval of the Stock and Cash Incentive Plan.

Item 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Ernst & Young as the Company’s independent registered public accounting firm for fiscal 2013. Ernst & Young, a firm of registered public accountants, has served as the Company’s independent registered public accounting firm since the Spin-Off. Ernst & Young will examine and report to shareholders on the consolidated financial statements of the Company and its subsidiaries.

Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions. You can find information on pre-approval of independent auditor fees and Ernst & Young’s 2012 and 2011 fees on page 27.

Although the Audit Committee has discretionary authority to appoint the independent auditors, the Board is seeking shareholder ratification of the appointment of the independent auditors as a matter of good corporate governance. If the appointment of Ernst & Young is not ratified by shareholders, the Audit Committee will take that into consideration when determining whether to continue the firm’s engagement. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

Our Board of Directors recommends that you vote FOR ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for fiscal 2013.

Item 4 – Advisory Resolution to Approve Executive Compensation

We are asking shareholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Policy Committee has structured our executive compensation program to achieve the following key objectives:

•	Executive officers should be paid in a manner that contributes to shareholder value.

•	Compensation should be designed to motivate executive officers to perform their duties in ways that would help achieve current year as well as longer-term objectives.

•	The compensation program must be competitive in order to attract key talent from within and outside of our industry and retain key talent at costs consistent with market practice.

Our executive compensation programs have a number of features designed to promote these objectives:

•	Performance-based equity compensation is a significant component of total pay opportunity for our executive officers.

•

Annual cash compensation awards are designed to reward the achievement of pre-established financial, operational and associate objectives, as well as customer/guest satisfaction, associate satisfaction and individual achievement.

•	We have a long-term incentive plan with share-based payouts at the end of a three-year performance period which rewards executives for meeting key financial objectives.

•	We do not provide for a gross-up of excise taxes on any “parachute payments” that could become payable in connection with a change in control.

•	Executive officers are provided only limited perquisites and are not provided with tax gross-ups with respect to such perquisites.

•	The Stock and Cash Incentive Plan includes a clawback provision that applies to all equity awards issued to all of our executive officers.

•	The Stock and Cash Incentive Plan does not include an “evergreen” provision.

•

We cannot, without shareholder approval, “reprice” stock options or SARs by reducing the exercise price of such stock option or SAR, exchanging such stock option or SAR for a new award with a lower exercise price, or exchanging the option or SAR for cash (other than in connection with specified corporate transactions).

•	We do not provide “single trigger” change in control benefits.

•

We have share ownership guidelines that require our Chief Executive Officer to own shares of our common stock with a market value equal to five times base salary and other executive officers to own Marriott Vacations Worldwide Corporation common stock with a market value equal to two to three times annual base salary. Executive officers who served in such capacity at the time of the Spin-Off are expected to achieve compliance with these guidelines by the end of 2016; other executive officers are expected to achieve compliance by the end of their fifth full year of service.

•

Equity grants are made on a consistent schedule and are not made in anticipation of significant developments that may impact the price of our common shares. Similarly, we do not time the release of material, non-public information based on equity grant dates.

•	Our associates, officers and directors may not at any time engage in any form of derivative transactions (such as “short” sales or “option puts or calls”) in our securities.

•	We do not have employment agreements with any of our executive officers.

•	None of our executive officers are eligible for guaranteed bonuses.

We urge shareholders to read the “Compensation Discussion and Analysis” beginning on page 28 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 40 through 52, which provide detailed information on the compensation of our named executive officers. The Compensation Policy Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement reflects and supports these compensation policies and procedures.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Marriott Vacations Worldwide Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2013 Annual Meeting of Shareholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Policy Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Our Board of Directors recommends that you vote FOR the approval of the advisory resolution to approve executive compensation.

Item 5 – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

We are asking shareholders to vote on whether future advisory votes on executive compensation like Item 4 above should occur every year, every two years or every three years. This vote is not binding on the Board of Directors. After careful consideration, the Board has determined that holding an advisory vote on executive compensation every year is most appropriate for the Company at this time, and recommends that shareholders vote to hold such future advisory votes every year. While our executive compensation program is designed to motivate executive officers to perform their duties in ways that would help achieve current year as well as longer-term objectives, the Board recognizes that executive compensation disclosures are made annually. Given that advisory votes on executive compensation are relatively new, holding an annual advisory vote provides us with more direct and immediate feedback on our compensation.

In the event the Board decides to make changes to our executive compensation program following a shareholder advisory vote, you should note that because the advisory vote occurs well after the beginning of the compensation year, and because the different elements of our executive compensation program are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to implement such changes by the time of the following year’s annual meeting of shareholders.

We understand that our shareholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation. Although this advisory vote is not binding on the Board, we will carefully review the voting results on this proposal. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

You may specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. You are not voting to approve or disapprove the Board’s recommendation.

Our Board of Directors recommends that you vote to conduct future advisory votes on executive compensation EVERY YEAR.

CORPORATE GOVERNANCE

Summary of our Corporate Governance Practices

The following are some highlights of our corporate governance practices.

•	A majority of our Board members are independent.

•	All members of our Audit Committee, Compensation Policy Committee and Nominating and Corporate Governance Committee are independent.

•	We have a Lead Independent Director who presides at executive sessions of our non-management directors and independent directors and has other responsibilities.

•	Our Board has adopted Governance Principles that meet or exceed the NYSE Listing Standards.

•	No director attended fewer than 75 percent of the meetings of the Board or any Committee on which such director served.

•	Our Board is divided into three classes of directors that are of equal size to the extent possible, with the directors in each class elected every three years.

•	All shareholders may vote on the election of all directors who are nominated for election.

•	There are no family relationships between any of our directors or executive officers.

•	Only one member of our Board is a current employee of the Company.

•

Our Corporate Governance Principles limit the number of boards of publicly traded companies on which our directors may serve, and none of our directors serve on the boards of more than three such companies in addition to the Company.

•	None of our executive officers serve on the board of directors of any publicly traded company.

•	The Company does not have a rights plan, or “poison pill.”

Our Board of Directors

The biography of each of our directors, as well as the qualifications and experiences each director brings to our Board, in addition to the general qualifications discussed above, is set forth below. The age shown below for each director is as of June 7, 2013, which is the date of the Annual Meeting.

Nominees for Director Whose Terms Would Expire at the 2016 Annual Meeting of Shareholders

The Board has nominated three directors to be elected at the Annual Meeting to serve for a three-year term ending with the 2016 annual meeting of shareholders, or until a successor is elected and has qualified, or his or her earlier death, resignation or removal. Each nominee is currently a director of the Company and has agreed to serve if elected.

Name and Title	Age	Business Experience and Director Qualifications
Raymond L. Gellein, Jr. Director	65	Mr. Gellein has served as a director of the Company since November 2011. He has served as Chairman of the Board, Chief Executive Officer and President of Strategic Hotels and Resorts, Inc., a publicly traded REIT with a portfolio of luxury hotels, since November 2012, from August 2010 to November 2012 as its non-executive Chairman, and as a director since August 2009. He served as President of the Global Development Group of Starwood Hotels and Resorts Worldwide, Inc. from July 2006 through March 2008, and as Chairman and Chief Executive Officer of Starwood Vacation Ownership, Inc. from October 1999 to July 2006. Mr. Gellein also serves as a member of the board of trustees of the American Resort Development Association and as Vice Chairman of the Mind and Life Institute.

		Based on his current role with Strategic Hotels and Resorts and his past roles at Starwood, Mr. Gellein brings to the Board vast leadership experience in the hospitality and lodging industries with a particular expertise in the vacation ownership sector. As a result of these roles, Mr. Gellein also has experience as an executive officer and Board member of publicly traded companies. As a past Chairman and current trustee of the American Resort Development Association, he also has extensive knowledge of the legislative and regulatory issues related to the vacation ownership business.

Thomas J. Hutchison III Director	71

Mr. Hutchison has served as a director of the Company since November 2011. Since October 2008, Mr. Hutchison has served as Chairman of Legacy Hotel Advisors, LLC and Legacy Healthcare Advisors, LLC, industry consulting firms of which he is the principal founder. From January 2000 through 2007, he served in various executive positions at CNL Financial Group, Inc., including as Chief Executive Officer of CNL Hotels & Resorts, a publicly traded REIT, and CNL Retirement, a REIT with investments in medical real estate. Mr. Hutchison is also a director of Hersha Hospitality Trust, a publicly traded REIT, and Target Healthcare REIT Ltd., a company traded on the London Stock Exchange. He also serves on the board of ClubCorp, Inc., a privately held owner and operator of private clubs, and the U.S. Chamber of Commerce.

Mr. Hutchison brings to the Board his over 40 years of senior leadership experience in the lodging, hospitality, travel, and real estate development and finance industries. Mr. Hutchison also has extensive business development experience and experience as a Board member of publicly traded companies.

Dianna F. Morgan Director	61

Ms. Morgan has served as a director of the Company since April 2013. She previously served as Senior Vice President of Public Affairs and Senior Vice President of Human Resources for Walt Disney World Company. During her tenure at Walt Disney World Company, she oversaw the Disney Institute, a recognized leader in experiential training, leadership development, benchmarking and cultural change for business professionals around the world. She is the past Chair of the Board of Trustees for the University of Florida. She currently serves on the Board of Directors of CNL Bancshares, Inc. and Chesapeake Utilities Corporation and the Board of Trustees for Hersha Hospitality Trust, a publicly traded REIT. Ms. Morgan is also Chair of the Board of Directors of Orlando Health and Past Chair of the national board for the Children’s Miracle Network. Ms. Morgan previously served on the Board of Directors of CNL Hotels & Resorts, Inc.

Ms. Morgan’s previous experience overseeing the Disney Institute, which provides leading professional development programs, and serving as Senior Vice President of Human Resources for Walt Disney World Company have provided extensive knowledge of leadership development programs and organizational culture. In addition, Ms. Morgan’s experience as Senior Vice President of Public Affairs for Walt Disney World Company has provided her with a solid foundation in media relations and government relations. As an accomplished senior manager at Walt Disney World Company in these various areas, Ms. Morgan brings best practice expertise in human capital and the customer experience. She also has extensive experience as a Board member of publicly traded and private companies.

Directors Whose Terms Expire at the 2014 Annual Meeting of Shareholders

Name and Title	Age	Business Experience and Director Qualifications
William J. Shaw Chairman	67

William J. Shaw has served as a director of the Company since inception and as Chairman of our Board since November 2011. He served as Vice Chairman of Marriott International, a publicly traded international lodging and hospitality company, from May 2009 to March 2011. He previously served as President and Chief Operating Officer of Marriott International from 1997 until May 2009. He joined Marriott International in 1974 and was named Corporate Controller in 1979 and a Corporate Vice President in 1982. In 1986, Mr. Shaw was named Senior Vice President-Finance and Treasurer of Marriott International. He became Chief Financial Officer and Executive Vice President of Marriott International in 1988. In 1992, he was named President of the Marriott Service Group. Mr. Shaw serves on the Board of Directors of Carlyle Group Management L.L.C, the general partner of The Carlyle Group, L.P. He also serves on the Board of Trustees of three funds in the American Family of Mutual Funds, the Board of Trustees of the University of Notre Dame and the Board of Trustees of Suburban Hospital. Mr. Shaw served as a Director of Marriott International from March 1997 through February 11, 2011.

Mr. Shaw brings to the Board extensive management experience with Marriott International, his prominent status in the hospitality industry and a wealth of knowledge in dealing with financial and accounting matters as a result of his prior service in financial and accounting positions at Marriott International, including as its Chief Financial Officer. Mr. Shaw also has experience as a Board member of publicly traded companies.

William W. McCarten Director	64	Mr. McCarten has served as a director of the Company since November 2011. He has served as non-executive Chairman of the Board of DiamondRock Hospitality Company, a publicly traded lodging REIT, since January 2010. He was Executive Chairman of DiamondRock from September 2008 to December 2009. Prior to that, he was Chairman and Chief Executive Officer of DiamondRock from its inception in 2004 until September 2008. From 1979 through 2003, Mr. McCarten worked at Marriott International and companies that operated businesses that were previously part of Marriott International or its predecessors, where he held a number of executive positions, including President of the Services Group and President and Chief Executive Officer of HMSHost Corporation, a publicly traded company, and he served as a consultant to Marriott International from January 2004 to June 2004. Mr. McCarten is also a director of Cracker Barrel Old Country Store, Inc., a publicly traded company.

		Mr. McCarten provides the Board with the benefit of his extensive experience in the hospitality industry and capital markets, including his service as Chief Executive Officer of two publicly traded companies and as a board member of publicly traded companies. He is a former certified public accountant who has strong familiarity with accounting and financial reporting matters.

C.E. Andrews Director	61

Mr. Andrews has served as a director of the Company since April 2013. From June 2009 until February 2012, Mr. Andrews was the president of RSM McGladrey Business Services, Inc. Prior to that, Mr. Andrews served as the president of SLM Corporation (Sallie Mae). He joined Sallie Mae in 2003 as the executive vice president of accounting and risk management, and held the title of chief financial officer from 2006 to 2007. Prior to joining Sallie Mae, Mr. Andrews spent approximately 30 years at Arthur Andersen. He served as managing partner for Arthur Andersen’s mid-Atlantic region, and was promoted to global managing partner for audit and advisory services in 2002. Mr. Andrews serves on the boards of WashingtonFirst Bankshares, Inc., Washington Mutual Investors Fund, and NVR, Inc., the publicly traded parent company of home construction companies Ryan Homes, NVHomes and Fox Ridge Homes. He also serves on the Boards of Junior Achievement and Inova Health Foundation. Within the last five years, Mr. Andrews was also a member of the Board of Directors of U-Store-It Trust (now CubeSmart) and Six Flags, Inc.

Mr. Andrews brings to the Board the extensive financial and accounting expertise that he obtained over his thirty year career in public accounting. Mr. Andrews also has experience as a Board member of publicly traded companies.

Directors Whose Terms Expire at the 2015 Annual Meeting of Shareholders

Name and Title	Age	Business Experience and Director Qualifications
Deborah Marriott Harrison Director	56	Deborah Marriott Harrison has served as a director of the Company since November 2011. She has served as Senior Vice President of Government Affairs for Marriott International since June 2007. From May 2006 to June 2007, she served as Vice President of Government Affairs for Marriott International. As the daughter of Marriott International’s Chairman and Chief Executive Officer and granddaughter of Marriott International’s founders, she has extensive knowledge of Marriott International, its history, its culture and its mission. She has held several positions within Marriott since 1975, including accounting positions at Marriott headquarters and operations positions at the Key Bridge and Dallas Marriott hotels. She has been actively involved in serving the community through participation on various committees and boards, including the Mayo Clinic Leadership Council for the District of Columbia and the boards of the Bullis School, the D.C. College Access Program, and the J. Willard and Alice S. Marriott Foundation. Ms. Harrison has also served on the boards of several mental health organizations, including The National Institute of Mental Health Advisory Board, Depression and Related Affective Disorders Association, and the Center for the Advancement of Children’s Mental Health in association with Columbia University.

		Given her extensive involvement in the hospitality industry and particularly in governmental affairs, Ms. Harrison provides very valuable counsel to the Board and senior management of the company, which operates in a heavily regulated industry at both the federal and state level. In addition, as the company continues to uphold the legacy of the Marriott name, we benefit from her deep understanding of the founding principles and culture of Marriott International.

Melquiades R. Martinez Director	66

Mr. Martinez has served as a director of the Company since November 2011. He has served as Chairman of the Southeast and Latin America of JPMorgan Chase & Co., an investment and financial services company, since July 2010. Prior to that, he was a partner in the law firm DLA Piper, LLC from September 2009. Mr. Martinez served as the U.S. Senator from Florida from January 2005 through September 2009. He also served as Chairman of the Republican Party from November 2006 through October 2007, as Secretary of the U.S. Department of Housing and Urban Development from 2001 to 2004, and as Mayor of Orange County, Florida from November 1998 to January 2001. In addition, Mr. Martinez is a director of NVR, Inc., the publicly traded parent company of home construction companies Ryan Homes, NVHomes and Fox Ridge Homes, and serves on the board of Habitat for Humanity International. Mr. Martinez formerly served as a director of Progress Energy, Inc.

Mr. Martinez provides our Board with the benefit of his vast experience in the public and private sector and his in-depth knowledge of and relationships within the Florida community, where our headquarters are located. The Board also benefits from his legal experience and knowledge of the legislative and regulatory processes.

Stephen P. Weisz President, Chief Executive Officer and Director	62

Mr. Weisz has served as a director of the Company since November 2011, as our President since 1996 and as our Chief Executive Officer since 2011. Mr. Weisz joined Marriott International in 1972. Over his 39-year career with Marriott International, he held a number of leadership positions in the Lodging division, including Regional Vice President of the Mid-Atlantic Region, Senior Vice President of Rooms Operations, and Vice President of the Revenue Management Group. Mr. Weisz became Senior Vice President of Sales and Marketing for Marriott Hotels, Resorts & Suites in 1992 and Executive Vice President-Lodging Brands in 1994 before being named to lead the Company in 1996. He currently serves as a Trustee of the American Resort Development Association and is on the Board of Trustees of Children’s Miracle Network.

Mr. Weisz brings to the Board the extensive lodging and vacation ownership industry expertise he developed during his 39-year career with Marriott International, as well as corporate leadership experience from his service as our President since 1996 and his position as Trustee of the American Resort Development Association.

Board Leadership Structure

Mr. Shaw serves as the Chairman of the Board. Our Corporate Governance Principles provide that when the position of Chairman is held by a non-independent director, such as Mr. Shaw, an independent director will serve as Lead Independent Director. Mr. Martinez currently serves as Lead Independent Director. During 2012, Mr. Gellein served as Lead Independent Director until he resigned from the position in April 2013. The Lead Independent Director’s responsibilities include: (1) setting the agenda for and presiding over the executive sessions of the independent directors; (2) reviewing agendas and schedules for Board meetings; (3) chairing Board meetings in the Chairman’s absence; (4) acting as a liaison between the independent directors and the Chairman; and (5) being available for consultation and communication with shareholders as appropriate. The Lead Independent Director also has the authority to call additional executive sessions as appropriate.

Six of our nine directors are independent, and the Audit Committee, Compensation Policy Committee and Nominating and Corporate Governance Committee are comprised solely of independent directors. Consequently, the independent directors directly oversee such critical items as the Company’s financial statements, executive compensation, the selection and evaluation of directors and the development and implementation of our corporate governance programs. We believe that this leadership structure is the optimal structure for the Company and our shareholders at this time, because the separation of the roles of Chairman and Chief Executive Officer allows our Chief Executive Officer to focus on his duties while benefitting from the experiences of the Chairman’s significant experience at Marriott International and in the hospitality industry.

Selection of Director Nominees

The Nominating and Corporate Governance Committee selects and recommends to the Board director candidates based on character, judgment, personal and professional ethics, integrity, values and familiarity with national and international issues affecting our business. Although we do not have a formal policy regarding diversity, our Board views diversity as a priority and seeks diverse representation among its members. The Nominating and Corporate Governance Committee identifies and recruits candidates for election to the Board and evaluates all director candidates, regardless of source, in light of the Board-approved criteria. The Nominating and Corporate Governance Committee recommends to the Board the company’s candidates for election or reelection to the Board at each annual shareholders’ meeting and candidates to be elected by the Board as necessary to fill vacancies and newly created directorships.

The Nominating and Corporate Governance Committee will consider candidates for Board membership. Shareholders may recommend nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information to: Marriott Vacations Worldwide Corporation, 6649 Westwood Blvd., Orlando, FL 32821, Attention: Corporate Secretary. The Nominating and Corporate Governance Committee will evaluate all candidates, regardless of source, in light of the Board-approved criteria. The Board proposes a slate of nominees to the shareholders for election to the Board. The Board also determines the number of directors on the Board.

Governance Principles

Our Board has adopted Governance Principles that meet or exceed the NYSE Listing Standards. The full text of the Governance Principles can be found in the Investor Relations section of our website (www.marriottvacationsworldwide.com) by clicking on “Corporate Governance.” A copy may also be obtained upon request from our Corporate Secretary. Our Governance Principles establish the limit on the number of board of publicly-traded companies on which the Company’s directors may serve at three, including our Board, for directors who are chief executive officers of publicly traded companies, and six for other directors.

Director Independence

Our Corporate Governance Principles provide that at least a majority of the Board will consist of independent directors. An “independent” director is a director who meets the New York Stock Exchange definition of independence, as determined by the Board. To be considered “independent,” the Board must determine that a director has no direct or indirect material relationship with the Company. The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the Nominating and Corporate Governance Committee. The Board undertook its annual review of director independence in February 2013, and reviewed additional matters related to director independence in April 2013 when Mr. Andrews and Ms. Morgan were elected to the Board.

As a result of this review, the Board affirmatively determined that six of our nine directors are independent: Mr. Andrews, Mr. Gellein, Mr. Hutchison, Mr. Martinez, Mr. McCarten and Ms. Morgan. Mr. Weisz is not independent as a result of his employment with the Company. Ms. Harrison and Mr. Shaw are not independent as a result of their current or prior recent employment with Marriott International. Although the Board determined that Mr. Gellein is independent, it further determined that if the Company enters into a definitive agreement regarding a proposed transaction pursuant to which the Company would purchase certain assets from Strategic Hotels and Resorts, Inc., the company for which Mr. Gellein serves as Chairman, Chief Executive Officer and President, Mr. Gellein would no longer be treated as independent.

In assessing director independence, the Board considered post-Spin-Off relationships with the Company, as well as pre-Spin-Off relationships with Marriott International since the beginning of 2010 because the NYSE Listing Standards “look back” three years when evaluating a director’s independence. Specifically, the Board considered that Mr. Hutchison, Mr. McCarten and Ms. Morgan each serves, or recently served, as executive officers or directors of companies that do business in the ordinary course with the Company (or with Marriott International prior to the Spin-Off) and that in each case the payments to and from the Company (or to and from Marriott International prior to the Spin-Off) were less than one percent of the consolidated gross annual revenues of the Company (or Marriott International prior to the Spin-Off) and the director’s company in each of the last three fiscal years. The Board further considered that Mr. Martinez is an employee of JP Morgan Chase & Co. (“JPMorgan”), a company that provides various financial and banking services to us (and to Marriott International prior to the Spin-Off), including acting as the lead bank in the syndicate of banks in our Revolving Corporate Credit Facility. Mr. Martinez is not an executive officer of JPMorgan and does not work in the business units of JPMorgan that provide services to us (or to Marriott International prior to the Spin-Off). In addition, payments that we (and Marriott International prior to the Spin-Off) made to or received from JPMorgan were less than two percent of JPMorgan’s consolidated gross annual revenues in each of the last three fiscal years. The Board also considered that Mr. Andrews’ son is employed as an audit manager with Ernst & Young, the Company’s independent registered public accounting firm. Mr. Andrews’ son does not, and has not previously, worked on the Company’s or Marriott International’s audit. Both the Company’s engagement of Ernst & Young and Ernst & Young’s employment of Mr. Andrews’ son began before Mr. Andrews joined our Board.

The Board further considered that Mr. Hutchison, Mr. Martinez and Ms. Morgan are directors of charitable organizations that received contributions from us (or from Marriott International prior to the Spin-Off) and that, in each case, the contribution amounts were significantly less than two percent of the organization’s consolidated gross annual revenues in each of the last three fiscal years.

Board and Committee Meetings and Attendance

Our Board met nine times in 2012. No director attended fewer than 75 percent of the meetings of the Board or any Committee on which such director served. Directors are expected to attend annual meetings of shareholders.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Policy Committee and the Nominating and Corporate Governance Committee. The Board has adopted a written charter for each committee, and those charters are available in the Investor Relations section of our website (www.marriottvacationsworldwide.com) by clicking on “Corporate Governance.” Copies of the committee charters also may be obtained upon request from our Corporate Secretary. Other committees may also be established by our Board from time to time.

Audit Committee

The members of the Audit Committee are Mr. Andrews, Mr. Hutchison and Mr. McCarten; Mr. McCarten is the Chair. During 2012, Mr. Gellein also served on the Audit Committee until he resigned from the committee in April 2013. The Board has determined that each of the members of the Audit Committee is independent as defined under our Corporate Governance Principles, the NYSE Listing Standards and applicable SEC rules. The Audit Committee met nine times in 2012. There is unrestricted access between the Audit Committee and the independent auditor and internal auditors. The Board has determined that all members of the Audit Committee are financially literate, and that Mr. Andrews and Mr. McCarten each possesses accounting or related financial management expertise within the meaning of the NYSE Listing Standards and qualifies as an “audit committee financial expert” as defined under the applicable SEC rules.

The responsibilities of the Audit Committee include, among other things:

•	appointing, retaining, overseeing and determining the compensation of our independent auditors;

•	approving all terms and fees associated with any audit engagement of independent auditor;

•	overseeing our accounting, reporting, and financial practices;

•	overseeing our internal control environment and compliance with legal and regulatory requirements;

•	overseeing our independent auditors’ qualifications and independence; and

•	overseeing the performance of our internal audit function and the independent auditor.

The Audit Committee meets at least annually with representatives of our Disclosure Committee, a management committee that assists in ensuring the Company’s public disclosures are accurate and timely. A shareholder may receive a copy of the Disclosure Committee’s charter upon request from our Corporate Secretary.

Compensation Policy Committee

The members of the Compensation Policy Committee are Mr. Hutchison, Mr. McCarten and Ms. Morgan; Mr. Hutchison is the Chair. During 2012, Mr. Gellein also served on the Compensation Policy Committee until he resigned from the committee in February 2013. The Board has determined that each of the members of the Compensation Policy Committee is independent as defined under our Corporate Governance Principles and the NYSE Listing Standards. The Compensation Policy Committee met six times in 2012.

The responsibilities of the Compensation Policy Committee include, among other things:

•	carrying out the Board’s responsibilities relating to executive compensation;

•	overseeing our overall compensation structure, policies and programs;

•	reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for the Chief Executive Officer;

•	overseeing the evaluation and setting the compensation of our other executive officers; and

•	reviewing the compensation of non-employee directors and recommending any changes in compensation to the Board.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Mr. Andrews, Mr. Hutchison, Mr. Martinez, Mr. McCarten and Ms. Morgan; Mr. Martinez is the Chair. During 2012, Mr. Gellein also served on the Nominating and Corporate Governance Committee until he resigned from the committee in April 2013. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is independent as defined under our Corporate Governance Principles and the NYSE Listing Standards. The Nominating and Corporate Governance Committee met four times in 2012.

The responsibilities of the Nominating and Corporate Governance Committee include, among other things:

•	identifying and evaluating director candidates;

•	recommending to the Board director candidates for election;

•	recommending to the Board implementation of corporate governance principles and annually reviewing and recommending changes to these principles as appropriate;

•	reviewing our conflict of interest and related party transactions policies and approving certain related party transactions as provided for in such policies; and

•	performing a leadership role in shaping our corporate governance.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Policy Committee is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related party.

Meetings of Independent Directors

Our Corporate Governance Principles require the Board to have at least two regularly scheduled executive sessions a year for the non-management directors without management present, and require the independent directors to meet in executive session at least annually. The Lead Independent Director, who is currently Mr. Martinez, presides at such executive sessions.

Risk Oversight

Our Board is responsible for overseeing our processes for assessing and managing risk. The Board considers our risk profile when reviewing our annual business plan and incorporates risk assessment into its decisions. In performing its oversight responsibilities, our Board receives an annual risk assessment report from the Chief Financial Officer and discusses the most significant risks facing us.

The Board has delegated certain risk oversight functions to the Audit Committee. In accordance with NYSE requirements and as set forth in its charter, the Audit Committee periodically reviews and discusses our business and financial risk management and risk assessment policies and procedures with senior management, our independent auditor and the Chief Audit Executive. The Audit Committee incorporates its risk assessment function into its regular reports to the Board.

In addition, the Compensation Policy Committee evaluates any incentives and risks arising from or related to our compensation programs and plans and assesses whether the incentives and risks are appropriate. As discussed in the Compensation Discussion and Analysis below, the Compensation Policy Committee believes that our compensation programs do not present risks that are reasonably likely to have a material adverse effect on the Company.

Communications with the Board

Anyone, including a shareholder, may communicate a concern about the Company’s conduct, or about our accounting, internal accounting controls or auditing matters, directly to the Chair of the Nominating and Corporate Governance Committee (who is also the Lead Independent Director), to the independent directors, to the non-management/independent directors as a group, or to the Audit Committee. Such communications may be confidential and/or anonymous and may be e-mailed to business.ethics@mvwc.com or submitted in writing to Marriott Vacations Worldwide Corporation, 6649 Westwood Blvd., Orlando, Florida 32821, Attention: Chief Audit Executive. All such concerns are forwarded to the appropriate directors for their review, and are reviewed and addressed by us in the same way that we address other concerns.

Code of Conduct

Our Board has adopted a code of conduct, our Business Conduct Guide, that applies to all of our directors, officers and associates, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. Our Business Conduct Guide is available in the Investor Relations section of our website (www.marriottvacationsworldwide.com) and is accessible by clicking on “Corporate Governance.” Any amendments to our Business Conduct Guide and any grant of a waiver from a provision of our Business Conduct Guide requiring disclosure under applicable SEC rules will be disclosed at the same location as the Business Conduct Guide in the Investor Relations section of our website located at www.marriottvacationsworldwide.com.

AUDIT COMMITTEE REPORT AND INDEPENDENT AUDITOR FEES

Report of the Audit Committee

Mr. Gellein, Mr. Hutchison and Mr. McCarten served as members of the Audit Committee during the fiscal year ended December 28, 2012. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal controls over financial reporting. The Company’s independent auditors are engaged to audit and express opinions on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements, together with the results of management’s assessment of the internal controls over financial reporting, with management and the Company’s independent auditor. The Audit Committee also discussed with the independent auditors those matters required to be discussed by the independent auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB, regarding the independent auditors’ communications with the audit committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2012, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

William W. McCarten, Chair Raymond L. Gellein, Jr.* Thomas J. Hutchison

*	Mr. Gellein resigned from the Audit Committee effective April 1, 2013.

Pre-Approval of Independent Auditor Fees and Services Policy

The Audit Committee’s Pre-Approval of Independent Auditor Fees and Services Policy provides for pre-approval of all audit, audit related, tax and other permissible non-audit services provided by our principal independent auditor on an annual basis and additional services as needed. The Audit Committee has delegated authority to the Audit Committee Chair to pre-approve principal independent auditor services where we deem it necessary or advisable that such service commence prior to the next regularly scheduled meeting (provided that the Audit Committee Chair informs the Audit Committee of any such services and the estimated fees that were pre-approved at the next scheduled in-person meeting). During 2012, all such services were pre-approved by the Audit Committee.

Independent Registered Public Accounting Firm Fee Disclosure

The following table presents aggregate fees billed for professional services rendered by our independent registered public accounting firm, Ernst & Young, for the audit of our annual financial statements for fiscal 2012 and fiscal 2011 and aggregate fees billed in fiscal 2012 and fiscal 2011 for audit-related services, tax services and all other services rendered by our independent registered public accounting firm. The Audit Committee approved all of the fees presented in the table below.

	2012	2011
Audit Fees(1)	$2,526,015	$4,073,087
Audit-Related Fees(2)	148,134	81,698
Tax Fees(3)	37,379	6,800
All Other Fees(4)	34,051	—

Total Fees	$2,745,579	$4,161,585

(1)

Principally fees for audits of our financial statements, reviews of our quarterly financial statements and related reports, reviews of registration statements and certain periodic reports filed with the SEC and fees for statutory audits of our international subsidiaries. Of such audit fees, approximately $986,400 in 2011 represents an allocation of fees paid by our former parent company, Marriott International, to Ernst & Young for periods prior to the Spin-Off. In addition, $1,400,000 of the 2011 fees relates to Ernst & Young’s audit of our stand-alone financial statements for the three years ended December 31, 2010. Such services were performed during 2011 in conjunction with the Spin-Off.

(2)	Audit-Related Fees principally consist of fees paid in connection with special projects and agreed upon procedures.
(3)	Tax Fees principally consist of fees paid in connection with tax compliance services related to our international entities.
(4)	All Other Fees principally consist of fees paid in connection with consulting services related to potential development opportunities, federal employment tax credits and other matters.

EXECUTIVE AND DIRECTOR COMPENSATION

Report of the Compensation Policy Committee

The Compensation Policy Committee (the “Compensation Policy Committee”), which is composed solely of independent members of the Board, assists the Board in fulfilling its responsibilities relating to executive compensation. Mr. Hutchison and Mr. McCarten served as members of the Compensation Policy Committee during the entire fiscal year ended December 28, 2012. Mr. Gellein also served as a member of the Compensation Policy Committee during the entire fiscal year ended December 28, 2012, and resigned as a member effective February 1, 2013. The Compensation Policy Committee is responsible for overseeing compensation programs that enable the Company to attract, retain and motivate executives capable of establishing and implementing business plans in the best interests of the shareholders. The Compensation Policy Committee, on behalf of and in certain instances subject to the approval of the Board, reviews and approves compensation programs for certain senior officer positions. In this context, the Compensation Policy Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation

S-K. Following the reviews and discussions referred to above, the Compensation Policy Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Policy Committee:

Thomas J. Hutchison III (Chair) William W. McCarten

Compensation Discussion and Analysis

Our executive officers for whom compensation information is presented in the Summary Compensation Table below, who we refer to as our “named executive officers,” are:

Stephen P. Weisz	President and Chief Executive Officer
John E. Geller, Jr.	Executive Vice President and Chief Financial Officer
R. Lee Cunningham	Executive Vice President and Chief Operating Officer
James H Hunter, IV	Executive Vice President and General Counsel
Brian E. Miller	Executive Vice President and Chief Sales and Marketing Officer
Robert A. Miller	Former Executive Vice President and Chief Operating Officer-International

Executive Summary

Our seasoned management team is led by Stephen P. Weisz, our President and Chief Executive Officer, who has served as President of the Company since 1996 and has over 40 years of combined experience at Marriott International and Marriott Vacations Worldwide. Our nine executive officers have an average of nearly 21 years of total combined experience at Marriott International and Marriott Vacations Worldwide, with approximately half of those years spent leading our business. We believe our management team’s extensive public company and vacation ownership industry experience has enabled us to achieve solid performance in our first full year as an independent publicly traded company, and will enable us to continue to respond quickly and effectively to changing market conditions and consumer trends.

Our executive compensation program is designed to embody our compensation principles, and includes the following key elements:

•	base salary, which provides our named executive officers a fixed level of compensation;

•	annual bonus, which encourages the achievement of current year objectives; and

•	stock based awards, which align the long-term interests of our named executive officers with the interests of our shareholders and encourage the achievement of longer-term objectives.

Company Performance in 2012

We have been a pioneer in the vacation ownership industry since 1984, when Marriott International became the first company to introduce a lodging-branded vacation ownership product. Conditions for our vacation ownership business were strong throughout 2012 compared to 2011. In the year ended December 28, 2012:

•	We generated $1.6 billion of total revenues, including $627 million from the sale of vacation ownership products, and $163 million of cash flows from operating activities.

•	North America contract sales increased 12 percent to $578 million; volume per guest increased 18 percent year-over-year to $2,963.

•	Total company development margin was 14.8 percent, and North America development margin was 19.3 percent, an increase of 6.8 percentage points and 9.8 percentage points, respectively, year-over-year.

We consider contract sales, which represent the total amount of vacation ownership product sales from purchase agreements signed during a period where we have received a down payment of at least 10 percent of the contract price, reduced by actual rescissions during the period, to be an important operating measure because it reflects the pace of sales in our business. We believe volume per guest is valuable in evaluating the effectiveness of the sales process as it combines the impact of average contract price with the number of touring guests who make a purchase. We calculate this metric by dividing contract sales, excluding telesales and other sales that are not attributed to a tour at a sales location, by the number of sales tours in a given period. We refer to revenues from the sale of vacation ownership products less the cost of vacation ownership products and marketing and sales costs, divided by revenues from the sale of vacation ownership products as “Development Margin.”

Compensation Actions in 2012

As indicated above, we achieved solid performance in 2012. In light of this performance, the Compensation Policy Committee made the following key compensation decisions for 2012:

•

Base Salary. The Committee made salary adjustments for our named executive officers in November 2011 following the Spin-Off from Marriott International to reflect the executives’ expanded responsibilities resulting from the Company having become an independent, publicly traded company, and did not make additional adjustments during 2012.

•

Annual Bonus. For 2012, the named executive officers participated in a management bonus plan (the “Bonus Plan”) intended to reward executives for achievement of pre-established financial, operational and associate objectives. The financial objectives included Adjusted EBITDA and Development Margin, which were selected because they are important indicators of the Company’s profitability and sustainability. Because the actual results exceeded the target levels, each of the named executive officers received a bonus payout that was above the target level but below the maximum level.

•

Equity Compensation. In December 2011, the Compensation Policy Committee approved aggregate values of certain awards under the Stock and Cash Incentive Plan in connection with the Spin-Off for a group of employees, including the named executive officers, which were also intended to serve as the annual equity awards for 2012 for our executive officers. The awards were a mixture of RSUs, SARs and performance-based stock units (“Performance Units”). The RSUs and SARs were granted in 2011 and the Performance Units were granted in 2012.

•

Other Compensation. We have eliminated most of the limited perquisites that were previously available to our executive officers, and in 2012, we offered only a limited number of compensatory room nights and a minimal executive physical benefit.

The charts below show the percentage of total compensation represented by each of base salary, annual bonus, equity compensation and other compensation for 2012 for the named executive officers who are currently executive officers. The percentages do not reflect the value of equity awards shown in the Summary Compensation Table for 2012, but instead reflect the value of the portion of awards approved by the Compensation Policy Committee in December 2011 that was intended to serve as the annual equity awards for 2012 as discussed above. The portions of the awards approved in December 2011 that consisted of RSUs and

SARs were granted in December 2011 and the portions that consisted of Performance Units were granted in March 2012. The charts below reflect the aggregate value of all such awards, reduced by the portion of such awards that were made in connection with the Spin-Off.

Corporate Governance and Best Practices

Our executive compensation programs contain features that are intended to embody our compensation principles and promote good executive compensation corporation governance.

•

Performance-based equity compensation is a significant component of total pay opportunity for our executive officers. In 2012 (on an annualized basis), the performance-based elements of total compensation (annual bonus and the portion of the equity compensation that consists of SARs and Performance Units) represented the following percentages of each named executive officer’s total compensation: Mr. Weisz, 59.0 percent; Mr. Geller, 55.4 percent; Mr. Cunningham, 53.8 percent; Mr. Hunter, 54.4 percent; and Mr. Brian Miller, 50.5 percent.

•

Annual cash compensation awards are designed to reward the achievement of pre-established financial operational objectives, as well as customer/guest satisfaction, associate satisfaction and individual achievement.

•	We have a long-term incentive plan with share-based payouts at the end of a three-year performance period which rewards executives for meeting key financial objectives.

•	We do not provide for a gross-up of excise taxes on any “parachute payments” that could become payable in connection with a change in control.

•	Executive officers are provided only limited perquisites and are not provided with tax gross-ups with respect to such perquisites.

•	The Stock and Cash Incentive Plan includes a clawback provision that applies to all equity awards issued to all of our executive officers.

•	The Stock and Cash Incentive Plan does not include an “evergreen” provision.

•	We cannot, without shareholder approval, “reprice” stock options or SARs by reducing the exercise price of such stock option or SAR, exchanging such stock option or SAR for a new award with a lower exercise price, or exchanging the option or SAR for cash (other than in connection with specified corporate transactions).

•	We do not provide “single trigger” change in control benefits.

•

We have share ownership guidelines that require our Chief Executive Officer to own shares of our common stock with a market value equal to five times base salary and other executive officers to own Marriott Vacations Worldwide Corporation shares equal to two to three times annual base salary. Executive officers who served in such capacity at the time of the Spin-Off are expected to achieve compliance with these guidelines by the end of 2016; other executive officers are expected to achieve compliance by the end of their fifth full year of service.

•

Equity grants are made on a consistent schedule and are not made in anticipation of significant developments that may impact the price of our common shares. Similarly, we do not time the release of material, non-public information based on equity grant dates.

•	Our associates, officers and directors may not at any time engage in any form of derivative transactions (such as “short” sales or “option puts or calls”) in our securities.

•	We do not have employment agreements with any of our executive officers.

•	None of our executive officers are eligible for guaranteed bonuses.

Philosophy

The Compensation Policy Committee is responsible for approving and overseeing our executive compensation programs. The following compensation principles approved by the Compensation Policy Committee form the basis of our compensation philosophy. These policies reflect our belief that strong and consistent leadership is the key to long-term success in our industry. Therefore, in designing and implementing the compensation program that applies to the named executive officers, we emphasized the following three principles:

•

Executive officers should be paid in a manner that contributes to shareholder value. Therefore, equity compensation has been a significant component of total pay opportunity for the named executive officers.

•

Compensation should be designed to motivate executive officers to perform their duties in ways that would help achieve current year as well as longer-term objectives. This has been achieved by offering a mix of short-term cash-based and long-term equity based incentives.

•

The compensation program must be competitive in order to attract key talent from within and outside of the Company’s industry and retain key talent at costs consistent with market practice. We work to achieve this, in part, through our review of the market data and internal pay equity considerations described below in making compensation decisions. The Compensation Policy Committee seeks to establish compensation consistent with the median in total direct compensation, while also considering performance and scope of job.

Role of Management, the Compensation Policy Committee and the Compensation Consultant

Our Chairman, William J. Shaw, made recommendations to the Compensation Policy Committee with respect to Mr. Weisz’s compensation. With input from our human resources department, Mr. Weisz recommended the compensation of the other named executive officers. The Compensation Policy Committee approved the total compensation packages for each of the named executive officers, including base salary, annual bonus targets, actual bonuses earned, and equity awards. In designing and implementing compensation programs applicable to the named executive officers, our Compensation Policy Committee considered the advice and recommendations of its compensation consultant, Exequity LLP. Additional information regarding Exequity LLP is provided below.

2012 Compensation

The elements and levels of our named executive officers’ compensation were not determined through rigid, categorical guidelines or formulae. Rather, they reflect internal factors such as job level and internal pay equity as well as subjective factors such as leadership ability, individual performance, retention needs and future potential as part of the management development and succession planning process. The Compensation Policy Committee also considered market data (as described below) in determining the compensation of the named executive officers.

Base Salary

The base salaries that our named executive officers received in 2012 were set in November 2011, and reflected the executives’ expanded responsibilities resulting from the Company having become an independent, publicly traded company. The Compensation Policy Committee expects to review base salaries for the named executive officers annually to determine whether base salary levels are commensurate with the officers’ responsibilities and the competitive market. In February 2013, the Compensation Policy Committee approved the following base salaries, effective as of January 1, 2013: Mr. Weisz, $750,000; Mr. Geller, $420,000; Mr. Cunningham, $380,000; Mr. Hunter, $350,000; and Mr. Brian Miller, $590,000.

Bonuses and Incentives

Annual Bonuses

For 2012, the named executive officers participated in the Bonus Plan, which was intended to reward executives for achievement of pre-established financial, operational and associate objectives. The potential awards under the Bonus Plan are reported in dollars in the Grants of Plan-Based Awards for Fiscal Year 2012 table, and the actual award amounts earned under the Bonus Plan are reported in dollars in the Summary Compensation Table following this Compensation Discussion and Analysis.

For the named executive officers, target awards as a percentage of base salary for 2012 were as follows: Mr. Weisz, 80 percent; Mr. Geller, 60 percent; Mr. Cunningham, 60 percent; Mr. Hunter, 60 percent; Mr. Brian Miller, 50 percent; and Mr. Robert Miller, 60 percent. The differences in the target award percentages were determined primarily by considering market data (as described below) and internal factors, including pay equity with other officers, differences in responsibilities, future potential and, with respect to Mr. Brian Miller, the fact that he participates in the sales incentive plan described below. The maximum awards were 200 percent of the target awards.

For executives who were named executive officers as of the close of the taxable year, awards under the Bonus Plan also were contingent upon a compensation formula based on Adjusted EBITDA. Under the formula used to establish the award pool, the maximum amount that could be paid to executive officers covered by the compensation formula as a group was five percent of Adjusted EBITDA for the fiscal year ended December 28, 2012. The maximum award for Mr. Weisz, as the Chief Executive Officer, was 40 percent of this pool, and the maximum amount that could be paid to each of the remaining named executive officers was 15 percent of the pool. In addition, individual annual award amounts are limited to $4 million as provided in the Stock and Cash Incentive Plan. These limits establish the maximum annual incentive awards that could be paid.

The Bonus Plan rewarded executives for achievement of pre-established financial, operational and associate objectives. The financial objectives were Adjusted EBITDA and Development Margin. These performance measures were selected because they are important indicators of the Company’s profitability and sustainability. The specific performance level percentages for the Adjusted EBITDA and Development Margin objectives were set by the Compensation Policy Committee in consultation with its compensation consultant and with input from Mr. Weisz and Mr. Geller.

For all named executive officers, Adjusted EBITDA was the most heavily weighted performance criteria, because it is reflective of the financial viability and success of the Company in the performance year. For purposes of the Bonus Plan, “Adjusted EBITDA” means earnings (as reported in our financial statements) for the 2012 fiscal year, excluding the impact of non-consumer financing interest expense, provision for income taxes, depreciation and amortization and restructuring charges. Adjusted EBITDA includes the impact of consumer financing interest expense, which is interest expense associated with our debt from the securitization of our notes receivable including the utilization of our Warehouse Credit Facility. The Adjusted EBITDA target was set at $124.88 million, a level we believed to be achievable but not certain to be met. For 2012, named executive officers were eligible to receive the Adjusted EBITDA portion of the bonus based on the following achievement levels:

Adjusted EBITDA Achievement vs. Target	Payout as a Percent of Target
Below 90%	0%
100%	100%
115% and Above	200%

An additional financial performance measure was Development Margin. The Development Margin target for 2012 was set at 12.5 percent, which we believed to be achievable but not certain to be met. For 2012, the named executive officers were eligible to receive the Development Margin portion of the bonus based on the following achievement levels:

Development Margin Achievement vs. Target	Payout as a Percent of Target
Below 90%	0%
100%	100%
110% and Above	200%

For both Adjusted EBITDA and Development Margin, achievement falling between two of the stated performance achievement levels resulted in the payment for that portion of the bonus being interpolated between the corresponding bonus levels. For 2012, we reported Adjusted EBITDA in our Form 10-K of $82 million and Development Margin of 14.8 percent. Adjusted EBITDA, as disclosed in our Form 10-K, reflects $16 million of net income, excludes the impact of $58 million of interest expense, $21 million of provision for income taxes, $30 million of depreciation and amortization, and $2 million of impairment reversals on equity investment, and includes $41 million of consumer financing interest expense. The Compensation Policy Committee approved adjustments to Adjusted EBITDA and Development Margin so that such results would be more closely aligned with and reflective of the results of our on-going core operations. The adjustments to Adjusted EBITDA included excluding $41 million related to litigation settlements at the Company’s Luxury project in San Francisco, $16 million of charges related to organizational and separation related efforts, $8 million of the gain from the sale of the Company’s Luxury golf course, clubhouse, and spa formerly known as The Ritz-Carlton Golf Club & Spa, Jupiter that was sold in 2012 (the “Jupiter Property”), $4 million of operating losses at the Jupiter Property, $1 million of severance in our Luxury segment, $1 million of severance in our Europe segment and $1 million of costs associated with removing the Ritz-Carlton brand from one of our properties in the Luxury segment. The adjustments to Development Margin included excluding $1 million of severance in our Luxury segment and $1 million of severance in our Europe segment. As a result, bonus payouts were based on Adjusted EBITDA of approximately $138.2 million and Development Margin of 15.1 percent. This performance was at 110.67 percent of the target achievement level but was below the maximum achievement level for Adjusted EBITDA, and 120.80 percent of the target achievement level and in excess of the maximum achievement level for Development Margin (see the table below for the weightings for each metric and the actual amount earned in respect thereof for each named executive officer).

In addition to the financial performance measures, the Bonus Plan for the named executive officers also included performance measures based on individual performance as well as measures of operational performance. These performance measures were evaluated subjectively and objectively and, like Adjusted EBITDA and Development Margin targets, are intended to establish high standards, consistent with our quality goals, which we believed were achievable but not certain to be met. We believe that the following individual and operational performance measures are important contributors to achieving success within our industry. Payouts under these performance measures can be zero, at target or maximum award levels or, in most cases, interpolated between zero, target and maximum.

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Individual Achievement: The Compensation Policy Committee approved a specific set of management objectives for each of the named executive officers that was aligned to his responsibilities and role within the Company. The management objectives generally were expected to be challenging and are among the core duties of the positions. Examples of the types of management objectives are:

•	Pursue organizational structures and information systems that better align to mid-market stand-alone company;

•	Ensure continued superior associate engagement; and

•	Institutionalize stand-alone company capabilities.

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Customer/Guest Satisfaction: Customer satisfaction was based on the results of our internally developed customer and guest satisfaction surveys. Different surveys were used for different aspects of our business, such as Guest Satisfaction for Resort Operations, Sales and Marketing Satisfaction and Owner Services Satisfaction. These surveys address topics such as overall satisfaction, quality of service, cleanliness of properties and knowledgeableness of staff. Numerical ratings are assigned with the objective of assessing customers’ and guests’ overall satisfaction compared to the goal that is established at the beginning of each year. The named executive officers were evaluated based on survey responses for the business operations that they support. The achievement levels of all named executive officers, with the exception of the Executive Vice President and Chief Sales and Marketing Officer, were based on a composite score of the three satisfaction surveys for the business they support. The composite is a weighted average of the three surveys, based on number of responses. The achievement of the Executive Vice President and Chief Sales and Marketing Officer was based upon the weighted average of the Sales and Marketing Satisfaction survey and the Owner Services Satisfaction survey, weighted based on the number of responses.

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Associate Engagement: Assessment of our associate engagement for the executive officers was based on our engagement assessment for their areas of responsibility compared to the Aon Hewitt benchmarks of “Consumer Services” and “Best Employer,” adjusted for geographic differentials.

The respective weightings of the relevant performance measures and the aggregate target and actual payments under the Bonus Plan are displayed in the table below.

Name		Adjusted EBITDA	Development Margin	Individual Achievement	Customer Satisfaction	Associate Engagement	Total
Stephen P. Weisz	Weight of Total Award (%)	40.00	20.00	20.00	10.00	10.00	100.00
	Target Award as % of Salary	32.00	16.00	16.00	8.00	8.00	80.00
	Actual Payout as % of Salary	54.77	32.00	28.80	6.04	16.00	137.61

John E. Geller, Jr.	Weight of Total Award (%)	40.00	20.00	20.00	10.00	10.00	100.00
	Target Award as % of Salary	24.00	12.00	12.00	6.00	6.00	60.00
	Actual Payout as % of Salary	41.08	24.00	22.32	4.53	12.00	103.93

R. Lee Cunningham	Weight of Total Award (%)	40.00	20.00	20.00	10.00	10.00	100.00
	Target Award as % of Salary	24.00	12.00	12.00	6.00	6.00	60.00
	Actual Payout as % of Salary	41.08	24.00	21.60	5.87	12.00	104.54

James H Hunter, IV	Weight of Total Award (%)	40.00	20.00	20.00	10.00	10.00	100.00
	Target Award as % of Salary	24.00	12.00	12.00	6.00	6.00	60.00
	Actual Payout as % of Salary	41.08	24.00	23.42	4.53	12.00	105.03

Brian E. Miller	Weight of Total Award (%)	40.00	20.00	20.00	10.00	10.00	100.00
	Target Award as % of Salary	20.00	10.00	10.00	5.00	5.00	50.00
	Actual Payout as % of Salary	34.23	20.00	19.66	3.64	10.00	87.53

Robert A. Miller	Weight of Total Award (%)	40.00	20.00	20.00	10.00	10.00	100.00
	Target Award as % of Salary	24.00	12.00	12.00	6.00	6.00	60.00
	Actual Payout as % of Salary	41.08	24.00	12.00	2.09	12.00	91.17

The total amount of payout for each named executive officers was as follows: Mr. Weisz, $933,010; Mr. Geller, $418,834; Mr. Cunningham, $358,588; Mr. Hunter, $355,012; Mr. Brian Miller, $501,533; and Mr. Robert Miller, $423,416.

In February 2013, the Compensation Policy Committee approved a bonus plan for 2013 with substantially similar financial, operational and associate objectives to those of the Bonus Plan for 2012, except that an additional financial objective, net income, was included. For the named executive officers, target awards as a percentage of base salary for 2013 are as follows: Mr. Weisz, 100 percent; Mr. Geller, 75 percent; Mr. Cunningham, 60 percent; Mr. Hunter, 60 percent; and Mr. Brian Miller, 50 percent. The maximum awards are 200 percent of the target awards.

Sales Incentive

Reflecting the significance of customer relations and sales functions to our business and industry practice, Mr. Brian Miller also has been compensated through a sales incentive arrangement (“Incentive Plan”) under which he was compensated based on our achievement of pre-established goals with respect to sales volume, cash marketing and selling costs, and marketing and sales corporate overhead costs. The Incentive Plan was recommended by Mr. Weisz and approved by the Compensation Policy Committee and was established based upon an assessment of competitive pay practices in the timeshare industry and marketing and sales functions.

Payouts under the Incentive Plan could have been zero, at target or maximum award levels or interpolated between zero, target and maximum. We report the potential payments under the Incentive Plan for 2012 in the Grants of Plan-Based Awards for Fiscal Year 2012 table, and we include the actual amount paid to Mr. Brian Miller under the Incentive Plan for 2012 in the “non-equity incentive plan compensation” column in the

Summary Compensation Table following this Compensation Discussion and Analysis. The cash flow measures used for determining payouts under the Incentive Plan related to contract sales volume, marketing and selling costs, and corporate overhead. We do not disclose the specific goals and objectives within, or the relative weighting of, the above categories because we believe they constitute confidential business information and their disclosure could impair the ability of the Company to compete effectively. However, the Company believes the performance goals were challenging but reasonably attainable at the time the goals were established.

Stock Awards

We expect that equity compensation awards will be granted to the named executive officers under the Stock and Cash Incentive Plan on an annual basis. With multi-year and, in some cases, performance-based vesting conditions and the opportunity for long-term capital appreciation, the annual stock awards help us achieve our objectives of attracting and retaining key executive talent, linking named executive officer pay to long-term Company performance and aligning the interests of named executive officers with those of shareholders.

In December 2011, the Compensation Policy Committee approved aggregate values of certain awards under the Stock and Cash Incentive Plan in connection with the Spin-Off for a group of employees, including the named executive officers, which were also intended to include the annual equity awards for 2012 for our executive officers. The differences in the target award percentages were determined primarily by considering market data (as described below) and internal factors, including pay equity with other officers, differences in responsibilities and future potential. For the named executive officers, the approved value of the awards was as follows: Mr. Weisz, $3,100,000; Mr. Geller, $1,300,000; Mr. Cunningham, $550,000; Mr. Hunter, $700,000; Mr. Brian Miller, $475,000; and Mr. Robert Miller, $550,000. The value of the awards was allocated as follows: 40 percent of the value of the awards for the named executive officers as RSUs; 30 percent as SARs; and 30 percent as Performance Units. The allocations were set so as to advance the executives’ alignment with shareholders by increasing their equity ownership, while tying a majority of the awards to future stock price performance and achievement of financial performance goals. The RSUs and the SARs were granted in December 2011 and were reflected in the Summary Compensation Table for 2011 and the Grants of Plan-Based Awards for Fiscal Year 2011 table in our Annual Report on Form 10-K for the fiscal year ended December 30, 2011. The Performance Units were approved on March 12, 2012 and granted on March 16, 2012 and are reflected in the Summary Compensation Table for 2012 and the Grants of Plan-Based Awards for Fiscal Year 2012.

The Performance Units represent the right to receive shares of our common stock at the end of the performance period beginning December 31, 2011 and ending January 2, 2015 (the “Performance Period”), in an amount determined based on the Company’s cumulative achievement over the Performance Period with respect to two performance objectives: Adjusted EBITDA (as defined above) and return on invested capital, each weighted equally. Performance Units will not vest if the named executive officer does not continue to be an active employee of the Company during the entire period from the grant date through the Performance Period (unless the named executive officer retires during such period as an approved retiree) or engages in competition or acts that are or potentially are injurious to the Company’s operations, financial condition or business reputation; the named executive officers are also prohibited from soliciting any of our employees to leave our employment during the period from the grant date until the first anniversary of the termination of the officer’s employment for any reason. If a named executive officer retires as an approved retiree during the Performance Period, a pro rata portion of the Performance Units will continue to vest on the same terms. The number of Performance Units actually earned will be determined following the end of the Performance Period and shall be equal to 50 percent of the granted number of Performance Units multiplied by a percentage corresponding to the achievement level of the Adjusted EBITDA performance objective plus 50 percent of the granted number of Performance Units multiplied by a percentage corresponding to the achievement level of the return on invested capital performance objective. The number of shares that will be received can range from zero to two times the number of Performance Units granted.

Other Compensation

Perquisites

Following the Spin-Off, we eliminated most of the limited perquisites that prior to that time made up a very small portion of total compensation for named executive officers. In 2012, we offered only a limited number of compensatory room nights and a minimal executive physical benefit. The value of these benefits was included in the executives’ wages for tax purposes, and we did not provide tax gross-ups to the executives with respect to these benefits.

Other Benefits

Named executive officers also can participate in the same plans and programs offered to all our eligible employees. Some of these benefits were paid for by the executives, such as elective deferrals under our 401(k) plan (the “401(k) Plan”), vision coverage, long- and short-term disability, group life and accidental death and dismemberment insurance, and health care and dependent care spending accounts. Other benefits were paid for or subsidized by us, such as the company match under the 401(k) Plan, certain group medical and dental benefits, $50,000 free life insurance, business travel accident insurance and tuition reimbursement.

Deferred Compensation

We do not currently offer a nonqualified deferred compensation plan. Prior to the Spin-Off, however, our named executive officers and other senior management were able to participate in the Marriott International, Inc. Executive Deferred Compensation Plan (“Marriott Deferred Compensation Plan”), and our named executive officers have balances under that plan.

Change in Control Arrangements

Our named executive officers are participants in the Marriott Vacations Worldwide Corporation Change in Control Severance Plan that was adopted by our Board in March 2012 (the “Change in Control Plan”). Adoption of the Change in Control Plan was intended to maximize shareholder value by retaining key executives through the closing of a Change in Control (as defined below), and to motivate executives to drive business success independent of the possible occurrence of a Change in Control. All of our executive officers are eligible to participate in the Change in Control Plan. Under the Change in Control Plan, the receipt of benefits is subject to a “double trigger,” under which benefits, including the acceleration of vesting and/or settlement of equity and cash awards, is available only if the participant’s employment is terminated in connection with the change in control unless the awards are not assumed in connection with the change in control, in which case a single trigger applies. A change in control occurs if there is a consummation of certain acquisition, merger, sale, liquidation or similar events or there is a change in a majority of Board members as described in the Change in Control Plan (a “Change in Control”).

Under the terms of the Change in Control Plan, and subject to the conditions thereof, an executive officer who participates in the Change in Control Plan will receive severance benefits if his or her employment is terminated involuntarily by the Company or any of its affiliates, other than due to Cause, Total Disability (as those terms are defined in the Change in Control Plan), or death, or is terminated by the executive officer for Good Reason (as defined in the Change in Control Plan), in each case, within two years following a Change in Control of the Company (a “Termination”). Provided that the executive officer executes a waiver and release of claims in favor of the Company, he or she will be entitled to the following severance benefits: (1) a cash severance payment, payable in a lump sum, equal to two times (or three times, in the case of the President and Chief Executive Officer of the Company) the sum of his or her Base Salary and Target Bonus (as those terms are defined in the Change in Control Plan); (2) twenty-four months (or thirty-six months, in the case of the President and Chief Executive Officer of the Company) of company-subsidized medical, dental and life-insurance coverage for such executive officer and his or her spouse and dependents, at the same benefit level as provided to the executive immediately prior to the Change in Control, or the cash equivalent of the present value of such coverage; (3) any unpaid Base Salary through the Termination date; (4) any unpaid bonus as of the Termination date for any previously-completed fiscal year; (5) a pro-rata bonus for the fiscal year in which the executive officer’s employment is terminated; and (6) reimbursement of any unreimbursed expenses properly incurred.

In addition to receipt of the severance benefits described above, upon Termination, an executive officer’s stock options and other equity-related compensation shall be treated as follows: (1) all restricted stock, RSUs or other share-based awards in a form substantially similar to restricted stock or RSUs shall become fully vested as of the Termination date; (2) all unvested or unexercisable options, SARs or other share-based awards in a form substantially similar to options or SARs shall become fully vested and exercisable until the earlier of the end of (a) their original term or (b) 12 months (or in the case of certain approved retirees, five years) following the Termination date; and (3) all of the executive officer’s other cash performance-based awards or other share-based awards subject to performance-based vesting criteria shall be deemed to be fully vested as of the Termination date, and shall be paid immediately thereafter based on a presumed achievement of target levels of performance. However, in the event that no substitute awards, shares or other equity interests are available as of the change of control, the participant will become fully vested in his or her awards as of the change in control date, and all awards will be immediately distributed or paid, or, in the case of options and SARs, fully exercisable. In the discretion of the Compensation Policy Committee, distributions may be made in the form of a cash payment equal in amount to the shares distributed or, in the case of options or SARs, the intrinsic value of such awards.

Any payment otherwise due under the Change in Control Plan shall be reduced if necessary so that the payment will not constitute a “parachute payment” under Section 280G of the Internal Revenue Code. The Change in Control Plan does not provide for a gross-up of excise taxes on such “parachute payments.”

Clawbacks

The Stock and Cash Incentive Plan includes a clawback provision that applies to all equity awards issued to all of the named executive officers. Under the Stock and Cash Incentive Plan, we have the authority to limit or eliminate the ability of any executive to exercise options and SARs or to receive a distribution of our common stock under RSUs or other stock awards if the executive engaged in criminal or tortious conduct that was injurious to us or engaged in competition with us.

Stock Ownership Guidelines

The Compensation Policy Committee adopted stock ownership guidelines for our executive officers and directors. Under these guidelines, executive officers are to achieve the following levels of ownership of stock (as a multiple of base salary rate as of the last day of the fiscal year for which compliance is being evaluated): Chief Executive Officer, five times; Chief Financial Officer and Chief Marketing and Sales Officer, three times; and all other executive officers, two times. Directors are to achieve ownership of stock with a value equal to five times their Board cash retainer for the fiscal year for which compliance is being evaluated. Executive officers and directors who served in such capacity at the time of the Spin-Off are expected to achieve compliance by the end of 2016; other executive officers and directors are expected to achieve compliance by the end of their fifth full year of service. The Compensation Policy Committee will receive an annual report of the ownership achieved by each executive officer and director as of the end of the fiscal year, with the achievement level determined by reference to the average of the closing prices of our common stock for the 20 trading days ending on the last trading day of the fiscal year. The Compensation Policy Committee will determine the action to be taken for failure to comply, which action may include (but is not limited to), requiring all or a portion of an executive officer’s annual bonus to be paid in shares, or requiring retention of shares received upon exercise of stock options or SARs or of shares earned upon the vesting of performance-based equity awards.

Compensation Consultant

The Compensation Policy Committee has the sole discretion and adequate funding to retain the services of a compensation consultant, independent legal counsel or other adviser. Exequity LLP serves as the independent compensation consultant to the Compensation Policy Committee and advises it on developing director and executive compensation programs. During 2012, Exequity did not perform any services for the Company other than in connection with providing advice and recommendations on executive and director compensation. The Compensation Policy Committee has reviewed an assessment of any potential conflicts of interest raised by Exequity’s work for the Compensation Policy Committee by considering the following six factors: (i) the provision of other services to the company by Exequity; (ii) the amount of fees received from the company by Exequity, as a percentage of Exequity’s total revenue; (iii) the policies and procedures of Exequity that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Exequity consultant with a member of the Compensation Policy Committee; (v) any company stock owned by the Exequity consultants; and (vi) any business or personal relationship of the Exequity consultant or Exequity with any of the company’s executive officers, and concluded that there are no such conflicts of interest. Using the same six factors, the Compensation Policy Committee has concluded that Exequity is independent.

Market Data

The Compensation Policy Committee considered the external market pay practices of various companies for purposes of the decisions made with respect to the compensation of our executive officers for 2012. The Compensation Policy Committee considered the following as the basis for selecting the companies for 2012: similarity to the Company’s industry and shared emphasis on customer service and brand image, participation of the company in the Equilar Top 25 database, the companies’ annual revenue and market capitalization, and whether the companies’ headquarters are located in Orlando, Florida. The objective was to establish a peer group consisting of approximately 15 companies with median revenues approximating the Company’s revenues. The peer group of companies consisted of Apartment Investment and Management Company, Bluegreen Corporation, Corporate Office Properties Trust, Darden Restaurants, Inc., Doral Financial Corporation, Duke Realty Corporation, Host Hotels & Resorts, Inc., Hyatt Hotels Corporation, Interval Leisure Group, Inc., Las Vegas Sands Corp., Pinnacle Entertainment, Inc., Starwood Hotels & Resorts Worldwide, Inc., Ventas, Inc., and Wyndham Worldwide Corporation. In reviewing and establishing compensation for 2012, the Compensation Policy Committee used the peer group 25th percentile and median as reference points for the named executive officers.

With respect to developing compensation recommendations for 2013 executive pay decisions, the Compensation Policy Committee worked with Exequity in 2012 to develop a new group of companies for assessing external market pay practices. Considerations for developing the peer group included company size as measured by revenues (generally  1/2 to 2 times the Company’s revenues) and market capitalization (companies with very low or very high market capitalizations relative to the Company were excluded), industry and business model similarities, and trading on a major exchange. The objective was to develop a peer group consisting of 15 to 20 companies with median revenues approximating the Company’s revenues. The companies in the peer group consist of Ashford Hospitality Trust, Inc., Boyd Gaming Corporation, Brookdale Senior Living Inc., Choice Hotels International, Inc., Emeritus Corporation, Gaylord Entertainment Company, Hyatt Hotels Corporation, Interval Leisure Group, Inc., Isle of Capri Casinos, Inc., Pinnacle Entertainment, Inc., PulteGroup, Inc., Starwood Hotels & Resorts Worldwide, Inc., Strategic Hotels & Resorts, Inc., Sunrise Senior Living, Inc., Sunstone Hotel Investors, Inc., Toll Brothers, Inc., Vail Resorts, Inc., and Wyndham Worldwide Corporation.

In addition, in part due to the fact that there are very few public company direct competitors, the Compensation Policy Committee determined that it was appropriate to consider the compensation practices of a general industry peer group as an additional reference point for its 2013 executive pay decisions. Two objective criteria were established as the basis for selection: forty companies in the consumer products industry that participated in Equilar’s Top 25 database and company revenues (i.e., 20 consumer products companies above and 20 consumer products companies below the Company’s revenues). Company names were not a material factor in selecting the companies for participation. The companies that met these objective criteria with revenues below the Company’s are: Brookfield Residential Properties Inc., Callaway Golf Company, Deckers Outdoor Corporation, DineEquity, Inc., The Finish Line, Inc., Fifth & Pacific Companies, Inc., Furniture Brands International, Inc., Hovnanian Enterprises, Inc., KB Home, lululemon athletica inc., Meritage Homes Corporation, Pacific Sunwear of California Inc., Papa John’s International, Inc., Pier 1 Imports, Inc., The Ryland Group, Inc., Scientific Games Corporation, Stage Stores, Inc., Tempur-Pedic International Inc., The Talbots, Inc. and Under Armour, Inc. The companies that met these objective criteria with revenues above the Company’s are: Aéropostale, Inc., ANN INC., Bob Evans Farms, Inc., Carter’s, Inc., The Cheesecake Factory Incorporated, Chipotle Mexican Grill, Inc., Coinstar, Inc., Constellation Brands, Inc., Cott Corporation, Domino’s Pizza, Inc., Fossil, Inc., GNC Holdings, Inc., International Game Technology, J.Crew Group, Inc., Spartan Stores, Inc., Tower International, Inc., Tupperware Brands Corporation, Ulta Salon, Cosmetics & Fragrance, Inc., The Warnaco Group, Inc. and The Wendy’s Company.

Tax Considerations

Internal Revenue Code Section 162(m) limits a public company’s federal income tax deduction for compensation in excess of one million dollars paid to its Chief Executive Officer and the next three highest-paid executive officers (except for the Chief Financial Officer). However, compensation that satisfies conditions set forth under Section 162(m) to qualify as “performance-based compensation” is not subject to the limitation. SARs and some other forms of compensation granted under the Stock and Cash Incentive Plan can be designed to qualify as performance-based compensation. We intend to consider the application of the Section 162(m) limits when structuring and granting various elements of compensation. However, we may determine that the value of preserving the ability to structure compensation programs to meet a variety of corporate objectives, such as equity dilution management, workforce planning, customer satisfaction and other non-financial business requirements, justifies the cost of potentially being unable to deduct a portion of the executives’ compensation. In addition, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and related regulations, and the fact that such regulations and interpretations may change from time to time (with potentially retroactive effect), no assurance can be given that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

Risk Considerations

The Compensation Policy Committee reviewed a risk assessment to determine whether the amount and components of compensation for our employees and the design of compensation programs might create incentives for excessive risk-taking by our employees. The Compensation Policy Committee concluded that our compensation programs do not present risks that are reasonably likely to have a material adverse effect on the Company.

Employment Agreements

We do not have employment agreements with any of our executive officers.

Executive Compensation Tables and Discussion

The following tables contain compensation information for the named executive officers, who are our Chief Executive Officer and certain other executive officers who were the most highly compensated executive officers for 2012.

Summary Compensation Table

The following Summary Compensation Table shows the compensation we paid in fiscal years 2012, 2011 and 2010 to our Chief Executive Officer, our Chief Financial Officer, and our other three most highly compensated executive officers as of December 28, 2012. Mr. Robert Miller retired effective December 14, 2012; SEC rules require the inclusion of Mr. Robert Miller in the Summary Compensation Table.

Name and Principal Position	Fiscal Year	Salary(1)	Bonus	Stock Awards(2)	Option/ SAR Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Stephen P. Weisz	2012	$678,000	$—	$929,989	$—	$933,010	$35,989	$7,500	$2,584,488
President and Chief	2011	585,941	100,000	1,990,156	929,998	229,134	17,106	20,065	3,872,400
Executive Officer	2010	551,144	—	375,053	375,064	436,231	11,737	14,700	1,763,929

John E. Geller, Jr.	2012	403,000	—	389,988	—	418,834	4,103	7,500	1,223,425
Executive Vice	2011	351,566	100,000	920,073	390,004	133,131	1,813	23,294	1,919,881
President and Chief Financial Officer	2010	329,375	—	325,068	—	222,987	1,055	12,499	890,984

R. Lee Cunningham(6)	2012	343,000	—	165,011	—	358,588	13,130	7,500	887,229
Executive Vice	2011	310,616	50,000	360,162	305,035	80,640	6,214	15,063	1,127,730
President and Chief Operating Officer	2010	292,637	—	112,602	112,540	182,664	4,229	11,700	716,372

James H Hunter IV	2012	338,000	—	210,006	—	355,012	1,847	7,500	912,365
Executive Vice	2011	304,380	100,000	417,553	347,515	163,533	817	13,164	1,346,962
President and General Counsel	2010	284,888	—	250,057	—	169,736	493	10,330	715,504

Brian E. Miller	2012	573,000	—	142,513	—	530,183	13,340	7,500	1,266,536
Executive Vice	2011	526,976	50,000	470,159	142,500	134,770	6,120	38,118	1,368,643
President and Chief Sales and Marketing Officer	2010	566,033	—	215,056	—	585,026	3,834	12,232	1,382,181

Robert A. Miller(7)	2012	464,423	—	165,011	—	423,416	145,500	—	1,198,350
Former Executive Vice	2011	465,085	50,000	520,091	164,997	186,732	76,992	7,963	1,417,860
President and Chief Operating Officer – International	2010	447,043	—	250,035	—	306,090	53,593	11,025	1,067,786

(1)

This column reports all amounts earned as salary during the fiscal year, whether paid or deferred under other employee benefit plans. For periods prior to 2012, Mr. Brian Miller’s salary includes a fixed incentive component that is payable in accordance with regular payroll practices. For 2010, Mr. Brian Miller should have received a fixed incentive of $279,335 but due to administrative error he instead received $300,000. The amount of the overpayment of $20,665 was withheld from his 2011 incentive payment of $25,676.

(2)

The value reported for Stock Awards and Option/SAR awards is the aggregate grant date fair value of the awards granted in the fiscal year as determined in accordance with accounting guidance for share-based payments, although we recognize the expense of the awards for financial reporting purposes over the service period of the awards. The assumptions for making the valuation determinations are set forth in Footnote No. 14, “Share-Based Compensation,” of the Notes to our Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2012. For additional information on these awards, see the Grants of Plan-Based Awards for Fiscal Year 2012 table below. The Distribution Awards (as defined below), which were granted in 2011, did not result in any increase in aggregate fair value of the underlying Marriott International awards, and as a result are not reflected in this table except to the extent the underlying Marriott International award was granted during 2011. The value reported for the Performance Units is the grant date value based on the probable outcome of the performance conditions as of the grant date. The values of the Performance Units at the grant date assuming that the maximum level of performance conditions is achieved are: Mr. Weisz, $1,859,978; Mr. Geller, $779,976; Mr. Cunningham, $330,022; Mr. Hunter, $420,012; Mr. Brian Miller, $285,026; and Mr. Robert Miller, $330,022.

(3)

This column reports all amounts earned under the Bonus Plan during the fiscal year, whether paid or deferred under other employee benefit plans. Amounts earned under the Bonus Plan during a fiscal year were paid in the first quarter of the following fiscal year. For Mr. Brian Miller, for 2012 this column also includes $28,650 paid to him under his sales incentive plan, and for 2011, $5,011 paid to him under his sales incentive plan, which reflects the $25,676 he earned under that plan, less the $20,665 we withheld as a result of an overpayment to him in 2010.
(4)

The values reported equal the excess of the return on amounts credited to accounts in the Marriott Deferred Compensation Plan at the annually designated rate of return over 120 percent of the applicable federal long-term rate, as discussed below under “Nonqualified Deferred Compensation for Fiscal Year 2012.”

(5)

All Other Compensation for 2012 consists of company contributions to the 401(k) Plan. All Other Compensation for 2011 consists of company contributions to Marriott International’s 401(k) plan of $7,963 for each named executive officer other than Mr. Hunter and $6,737 for Mr. Hunter, and company contributions to the Marriott Deferred Compensation Plan in the following amounts: Mr. Weisz, $12,102; Mr. Geller, $15,331; Mr. Cunningham, $7,100; Mr. Hunter, $6,427; and Mr. Brian Miller, $30,155. All Other Compensation for 2010 consists of company contributions to Marriott International’s 401(k) plan of $11,025 for each named executive officer, and company contributions to the Marriott Deferred Compensation Plan in the following amounts: Mr. Weisz, $3,675; Mr. Geller, $3,675; Mr. Cunningham, $5,795; Mr. Hunter, $2,980; and Mr. Brian Miller, $3,675. The values in this column do not include perquisites and personal benefits that were less than $10,000 in aggregate for each named executive officer.

(6)

Following the retirement of Mr. Robert Miller as our Executive Vice President and Chief Operating Officer – International, Mr. Cunningham, who had been serving as our Executive Vice President and Chief Operating Officer – North America and Caribbean, became our Executive Vice President and Chief Operating Officer effective December 15, 2012.

(7)	Mr. Robert Miller retired effective December 14, 2012.

Arrangements with Robert Miller

Mr. Robert Miller, who had been serving as our Executive Vice President and Chief Operating Officer – International, retired effective December 14, 2012. The Compensation Policy Committee approved Mr. Miller’s retirement, which will allow him to be considered an approved retiree as contemplated by the Stock and Cash Incentive Plan, and as a further condition to such status Mr. Miller entered into an agreement pursuant to which he agreed not to compete with the Company for a period ending on December 15, 2015 on the terms contemplated by the Stock and Cash Incentive Plan. The Compensation Policy Committee also determined that Mr. Miller would be eligible to receive a pro-rated bonus for 2012 under the Bonus Plan, and Mr. Miller received a bonus of $423,416. In addition, Mr. Miller will continue to vest in and receive distributions under outstanding Marriott Vacations Worldwide and Marriott International stock awards and he may exercise Marriott Vacations Worldwide and Marriott International SARs for up to five years in accordance with the awards’ original terms; the value of his unvested Marriott Vacations Worldwide and Marriott International equity awards that will continue to vest was $1,007,662 and $427,863, respectively, as of December 14, 2012. In January 2013, our subsidiary Marriott Ownership Resorts, Inc. entered into an Independent Contractor Agreement with a consulting firm affiliated with Mr. Miller, pursuant to which such firm will provide certain services, including among other things, providing strategic advice and other services relating to regulatory agencies and industry organizations. We will pay such firm a fee of $420,000 per year during the term of the agreement, which ends on December 15, 2015. Either party to the agreement may terminate the agreement on 30 business days’ prior notice.

Grants of Plan-Based Awards for Fiscal Year 2012

The following table shows the plan-based awards granted to the named executive officers in 2012.

Name	Award Type(1)	Grant Date(2)	Approval Date(2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Possible Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option/SAR Awards(4)
				Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
S. Weisz	Bonus	—	—	$—	$542,400	$1,084,800	—	—	—	$—
	Performance	03/16/2012	03/12/2012	—	—	—	17,052	34,103	68,206	929,989
J. Geller	Bonus	—	—	—	241,800	483,600	—	—	—	—
	Performance	03/16/2012	03/12/2012	—	—	—	7,151	14,301	28,602	389,988
R. Cunningham	Bonus	—	—	—	205,800	411,600	—	—	—	—
	Performance	03/16/2012	03/12/2012	—	—	—	3,026	6,051	12,102	165,011
J. Hunter	Bonus	—	—	—	202,800	405,600	—	—	—	—
	Performance	03/16/2012	03/12/2012	—	—	—	3,851	7,701	15,402	210,006
B. Miller	Bonus	—	—	—	286,500	573,000	—	—	—	—
	Incentive	—	—	—	—	286,500	—	—	—	—
	Performance	03/16/2012	03/12/2012	—	—	—	2,613	5,226	10,452	142,513
R. Miller	Bonus	—	—	—	278,474	556,948	—	—	—	—
	Performance	03/16/2012	03/12/2012	—	—	—	3,026	6,051	12,102	165,011

(1)

“Bonus” refers to our Bonus Plan in which our named executive officers participated. “Performance” refers to the Performance Units. “Incentive” refers to the sales incentive plan in which Mr. Brian Miller participated.

(2)

“Grant Date” applies to equity awards reported in the “Estimated Possible Payouts Under Equity Incentive Plan Awards” column. As discussed in the Compensation Discussion and Analysis, our board approved grants of Performance Units for the named executive officers on March 12, 2012, and the grant date of these awards was March 16, 2012.

(3)	The amounts reported in these columns include potential payouts corresponding to the achievement of the target and maximum performance objectives under the Bonus Plan and Incentive Plan.
(4)

The value reported for Stock Awards is the aggregate grant date fair value of the awards granted in 2012 as determined in accordance with accounting standards for share-based payments, although the expense of the awards is recognized for financial reporting purposes over the service period of the awards based on the probable outcome of the performance conditions. The assumptions for making the valuation determinations are set forth in Footnote No. 14, “Share-Based Compensation,” of the Notes to our annual Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2012.

The Grants of Plan-Based Awards table reports the potential dollar value of cash incentive awards under the Bonus Plan and/or Incentive Plan at their threshold, target and maximum achievement levels, and the number and grant date fair value of Performance Units granted under the Stock and Cash Incentive Plan to each named executive officer during the 2012 fiscal year. For cash incentives, this table reports the range of potential amounts that could have been earned by the executive under the Bonus Plan and/or Incentive Plan for 2012, whereas the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table reports the actual value earned by the executive for 2012.

Annual SAR and RSU grants under the Stock and Cash Incentive Plan and the Marriott International Stock Plan typically vest 25 percent on each of the first four anniversaries of their grant date, contingent on continued employment. Even when vested, an executive could lose the right to exercise or receive a distribution of any outstanding stock awards if the executive terminated employment due to serious misconduct as defined in the Stock and Cash Incentive Plan or the Marriott International Stock Plan, or if it is determined that the executive has engaged in competition or has engaged in criminal conduct or other behavior that was actually or potentially harmful. RSU award vesting is not accelerated upon retirement. These awards do not accrue or pay cash dividends and do not bear voting rights until they vest (in the case of RSUs) or are exercised (in the case of SARs) and shares are issued to the grantee. Although a portion of awards approved in December 2011 were intended to serve as the annual equity awards for 2012 for our named executive officers, the portions of these awards approved in December 2011 that consisted of RSUs and SARs were granted in December 2011 and the portions that consisted of Performance Units were granted in March 2012; the awards granted in 2011 are not reflected in the Grants of Plan-Based Awards table for 2012.

Performance Units represent the right to receive shares of our common stock at the end of a performance period, which with respect to the Performance Units granted in 2012 began December 31, 2011 and will end on January 2, 2015. The number of shares that will be received following the end of the performance period will be based on the Company’s cumulative achievement over the period with respect to specified performance objectives and can range from zero to two times the number of Performance Units granted. Performance Units generally will not vest if the named executive officer does not continue to be an active employee of the Company during the entire period from the grant date through the performance period or engages in competition or acts that are or potentially are injurious to the Company’s operations, financial condition or business reputation; the named executive officers are also prohibited from soliciting any of our employees to leave our employment during the period from the grant date until the first anniversary of the termination of the officer’s employment for any reason.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table shows information about outstanding options, SARs, RSUs and Performance Units of our common stock and Marriott International common stock as of December 28, 2012, our fiscal year-end. The market values are based on the closing price of our common stock or Marriott International’s common stock, as the case may be, on the NYSE on December 28, 2012, the last trading day of the fiscal year, which was $40.83 and $36.48, respectively.

		Option Awards						Stock Awards
Name	Grant Date(1)	Award Type(2)		Number of Securities Underlying Unexercised Options/SARs Exercisable/ Unexercisable(3)		Option/ SAR Exercise Price	Option/ SAR Expiration Date	Number of Shares or Units Of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
S. Weisz	—	MAR RSUs	(4)	—	—	$—	—	23,797.0	$868,115	—		—
	—	VAC RSUs	(4)	—	—	—	—	52,596.7	2,147,523	—		—
	2/5/2004	MAR Options		62,600	—	21.50	2/5/2014	—	—	—		—
	2/10/2005	MAR Options		24,600	—	30.31	2/10/2015	—	—	—		—
	2/19/2008	MAR SARs		21,396	—	33.50	2/19/2018	—	—	—		—
	8/7/2008	MAR SARs		24,393	8,131	25.88	8/7/2018	—	—	—		—
	2/16/2010	MAR SARs		18,170	18,170	25.44	2/16/2020	—	—	—		—
	2/19/2008	VAC SARs		2,139	—	20.41	2/19/2018	—	—	—		—
	8/7/2008	VAC SARs		2,439	813	15.77	8/7/2018	—	—	—		—
	2/16/2010	VAC SARs		1,816	1,818	15.50	2/16/2020	—	—	—		—
	12/15/2011	VAC SARs		26,632	79,897	18.52	12/15/2021	—	—	—		—
	03/16/2012	Performance	(4)	—	—	—	—	—	—	34,103.0	(5)	1,392,425	(6)
J. Geller	—	MAR RSUs	(7)	—	—	—	—	15,190.0	554,131	—		—
	—	VAC RSUs	(7)	—	—	—	—	22,578.0	921,860	—		—
	12/15/2011	VAC SARs		11,168	33,506	18.52	12/15/2021	—	—	—		—
	3/16/2012	Performance	(7)	—	—	—	—	—	—	14,301.0	(5)	583,910	(6)
R. Cunningham	—	MAR RSUs	(8)	—	—	—	—	5,571.0	203,230	—		—
	—	VAC RSUs	(8)	—	—	—	—	9,467.1	386,542	—		—
	2/6/2003	VAC Options		1,350	—	8.68	2/6/2013	—	—	—		—
	2/19/2008	MAR SARs		15,580	—	33.50	2/19/2018	—	—	—		—
	8/7/2008	MAR SARs		7,230	2,410	25.88	8/7/2018	—	—	—		—
	2/16/2010	MAR SARs		5,452	5,452	25.44	2/16/2020	—	—	—		—
	2/17/2011	MAR SARs		2,220	6,660	38.49	2/17/2021	—	—	—		—
	2/19/2008	VAC SARs		1,558	—	20.41	2/19/2018	—	—	—		—
	8/7/2008	VAC SARs		723	241	15.77	8/7/2018	—	—	—		—
	2/16/2010	VAC SARs		544	546	15.50	2/16/2020	—	—	—		—
	2/17/2011	VAC SARs		222	666	23.46	2/17/2021	—	—	—		—
	12/15/2011	VAC SARs		4,725	14,175	18.52	12/15/2021	—	—	—		—
	03/16/2012	Performance	(8)	—	—	—	—	—	—	6,051.0	(5)	247,062	(6)
J. Hunter	—	MAR RSUs	(9)	—	—	—	—	2,526.0	92,148	—		—
	—	VAC RSUs	(9)	—	—	—	—	11,592.6	473,326	—		—
	11/5/1998	MAR Options		16,080	—	13.30	11/5/2013	—	—	—		—
	11/4/1999	MAR Options		11,000	—	15.63	11/4/2014	—	—	—		—
	2/12/2007	MAR SARs		3,992	—	46.21	2/12/2017	—	—	—		—
	2/19/2008	MAR SARs		19,460	—	33.50	2/19/2018	—	—	—		—
	8/7/2008	MAR SARs		18,069	6,023	25.88	8/7/2018	—	—	—		—
	2/16/2010	MAR SARs		12,114	12,114	25.44	2/16/2020	—	—	—		—
	2/17/2011	MAR SARs		2,180	6,540	38.49	2/17/2021	—	—	—		—
	2/17/2007	VAC SARs		399	—	28.16	2/12/2017	—	—	—		—
	2/19/2008	VAC SARs		1,946	—	20.41	2/19/2018	—	—	—		—
	8/7/2008	VAC SARs		1,806	603	15.77	8/7/2018	—	—	—		—
	2/16/2010	VAC SARs		1,210	1,212	15.50	2/16/2020	—	—	—		—
	2/17/2011	VAC SARs		218	654	23.46	2/17/2021	—	—	—		—
	12/15/2011	VAC SARs		6,013	18,042	18.52	12/15/2021	—	—	—		—
	03/16/2012	Performance	(9)	—	—	—	—	—	—	7,701.0	(5)	314,432	(6)
B. Miller	—	MAR RSUs	(10)	—	—	—	—	10,154.0	370,418	—		—
	—	VAC RSUs	(10)	—	—	—	—	8,710.4	355,646	—		—
	8/7/2008	MAR SARs		8,133	2,711	25.88	8/7/2018	—	—	—		—
	8/7/2008	VAC SARs		813	271	15.77	8/7/2018	—	—	—		—
	12/15/2011	VAC SARs		4,080	12,243	18.52	12/15/2021	—	—	—		—
	03/16/2012	Performance	(10)	—	—	—	—	—	—	5,226.0	(5)	213,378	(6)
R. Miller	—	MAR RSUs	(11)	—	—	—	—	10,143	370,017	—		—
	—	VAC RSUs	(11)	—	—	—	—	9,924.3	405,209	—		—
	2/13/2006	MAR SARs		8,584	—	32.49	2/13/2016	—	—	—		—
	8/7/2008	MAR SARs		3,069	6,023	25.88	8/7/2018	—	—	—		—
	8/7/2008	VAC SARs		—	603	15.77	8/7/2018	—	—	—		—
	12/15/2011	VAC SARs		4,725	14,175	18.52	12/15/2021	—	—	—		—
	03/16/2012	Performance	(11)	—	—	—	—	—	—	1,921.0	(5)	78,434	(6)

(1)

“VAC RSUs,” “VAC SARs,” “VAC Options” and “Performance” refer to RSUs, SARs, Options and Performance Units, respectively, issued under the Stock and Cash Incentive Plan. “MAR RSUs,” “MAR SARs” and “MAR Options” refer to RSUs, SARs and Options, respectively, issued under the Marriott International Stock Plan. VAC RSUs, VAC SARs and VAC Options with a grant date prior to November 21, 2011 are Distribution Awards that were granted effective November 21, 2011 and relate to MAR RSUs, MAR SARs and MAR Options, respectively, with the grant dates indicated. The number of shares subject to SARs, options, and RSUs and the exercise prices of SARs and options reflect adjustments pursuant to the terms of the applicable plans and awards to reflect the Spin-Off. The awards retained the original terms and conditions after conversion.

(2)

Effective as of the completion of the Spin-Off, all holders of Marriott International RSUs on the November 10, 2011 record date for the Spin-Off received RSUs under the Stock and Cash Incentive Plan in an amount consistent with the “Distribution Ratio” of one share of our common stock distributed in the Spin-Off for every ten shares of Marriott International common stock, with terms and conditions substantially similar to the terms and conditions applicable to the Marriott International RSUs. Also, effective as of the completion of the Spin-Off, the holders of Marriott International stock options and SARs on the record date received stock options and SARs under the Stock and Cash Incentive Plan, in an amount consistent with the Distribution Ratio, with terms and conditions substantially similar to the terms and conditions applicable to the Marriott International stock options and SARs. We refer to the awards made pursuant to the Stock and Cash Incentive Plan with respect to these Marriott International awards as the “Distribution Awards.” The adjusted exercise price of each converted award was determined in order to preserve the aggregate intrinsic value of the stock options and SARs held by such persons. The exercise prices of Marriott International awards were adjusted based on the proportion of the Marriott International ex-distribution closing stock price to the sum of the total of the Marriott International ex-distribution and Marriott Vacations Worldwide “when issued” closing stock prices on the distribution date. The per share exercise price of each such Stock and Cash Incentive Plan converted award is equal to the proportion of the Marriott Vacations Worldwide “when issued” closing stock price on the distribution date to the sum of the total of the Marriott International ex-distribution and Marriott Vacations Worldwide “when issued” closing stock prices on the distribution date. With respect to each of the awards described above, after November 21, 2011, service with Marriott International and/or Marriott Vacations Worldwide will be treated as continuous service with respect to the awards. Thus, the vesting, exercisability and forfeiture of the awards generally will be determined taking into account all such service, including eligibility to be considered an approved retiree.

(3)	SARs are exercisable in 25 percent annual increments beginning one year from the date of grant.
(4)

11,139 MAR RSUs and 1,113.9 VAC RSUs vest on February 15, 2013; 16,739 VAC RSUs vest on December 15, 2013; 8,066 MAR RSUs and 806.6 VAC RSUs vest on February 15, 2014; 16,739 VAC RSUs vest on December 15, 2014; 4,592 MAR RSUs and 459.2 VAC RSUs vest on February 15, 2015; and 16,738 VAC RSUs vest on December 15, 2015. With respect to 34,103 Performance Units, the number of shares that the executive officer will receive will be determined after end of the Performance Period on January 2, 2015 and will be based upon the achievement of specified levels of performance during the Performance Period.

(5)

Represents the target number of Performance Units granted. The number of shares of our common stock that can be issued after the end of the Performance Period, based on Marriott Vacations Worldwide’s achievement of certain performance targets discussed above, ranges from 0 shares to 68,206 shares for Mr. Weisz, 28,602 shares for Mr. Geller, 12,102 shares for Mr. Cunningham, 15,402 shares for Mr. Hunter, 10,452 shares for Mr. Brian Miller and 3,842 shares for Mr. Robert Miller.

(6)

Calculated by multiplying $40.83, the closing market price of our common stock on December 28, 2012, by the number of Performance Units granted, assuming achievement at the target level of performance. The market value of the shares of our common stock that can be issued on the vesting date, based on Marriott Vacation Worldwide’s achievement of certain performance targets discussed above, ranges from $0 (if the minimum number of shares, 0 shares, were to be received) to $2,784,851 for Mr. Weisz, $1,167,820 for Mr. Geller, $494,125 for Mr. Cunningham, $628,864 for Mr. Hunter, $426,755 for Mr. Brian Miller and $156,869 for Mr. Robert Miller (if the maximum number of shares were to be received).

(7)

7,281 MAR RSUs and 728.1 VAC RSUs vest on February 15, 2013; 7,019 VAC RSUs vest on December 15, 2013; 5,460 MAR RSUs and 546 VAC RSUs vest on February 15, 2014; 7,020 VAC RSUs vest on December 15, 2014; 2,449 MAR RSUs and 244.9 VAC RSUs vest on February 15, 2015; and 7,019 VAC RSUs vest on December 15, 2015. With respect to 14,301 Performance Units, the number of shares that the executive officer will receive will be determined after end of the Performance Period on January 2, 2015 and will be based upon the achievement of specified levels of performance during the Performance Period.

(8)

2,812 MAR RSUs and 281.2 VAC RSUs vest on February 15, 2013; 2,970 VAC RSUs vest on December 15, 2013; 1,901 MAR RSUs and 190.1 VAC RSUs vest on February 15, 2014; 2,970 VAC RSUs vest on December 15, 2014; 858 MAR RSUs and 85.8 VAC RSUs vest on February 15, 2015; and 2,969 VAC RSUs vest on December 15, 2015. With respect to 6,051 Performance Units, the number of shares that the executive officer will receive will be determined after end of the Performance Period on January 2, 2015 and will be based upon the achievement of specified levels of performance during the Performance Period.
(9)

842 MAR RSUs and 84.2 VAC RSUs vest on February 15, 2013; 3,780 VAC RSUs vest on December 15, 2013; 842 MAR RSUs and 84.2 VAC RSUs vest on February 15, 2014; 3,780 VAC RSUs vest on December 15, 2014; 842 MAR RSUs and 84.2 VAC RSUs vest on February 15, 2015; and 3,779 VAC RSUs vest on December 15, 2015. With respect to 7,701 Performance Units, the number of shares that the executive officer will receive will be determined after end of the Performance Period on January 2, 2015 and will be based upon the achievement of specified levels of performance during the Performance Period.

(10)

4,732 MAR RSUs and 473.2 VAC RSUs vest on February 15, 2013; 2,565 VAC RSUs vest on December 15, 2013; 3,707 MAR RSUs and 370.7 VAC RSUs vest on February 15, 2014; 2,565 VAC RSUs vest on December 15, 2014; 1,715 MAR RSUs and 171.5 VAC RSUs vest on February 15, 2015; and 2,564 VAC RSUs vest on December 15, 2015. With respect to 5,226 Performance Units, the number of shares that the executive officer will receive will be determined after end of the Performance Period on January 2, 2015 and will be based upon the achievement of specified levels of performance during the Performance Period.

(11)

4,153 MAR RSUs and 415.3 VAC RSUs vest on February 15, 2013; 2,970 VAC RSUs vest on December 15, 2013; 4,153 MAR RSUs and 415.3 VAC RSUs vest on February 15, 2014; 2,970 VAC RSUs vest on December 15, 2014; 1,837 MAR RSUs and 183.7 VAC RSUs vest on February 15, 2015; and 2,969 VAC RSUs vest on December 15, 2015. With respect to 1,921 Performance Units, the number of shares that the executive officer will receive will be determined after end of the Performance Period on January 2, 2015 and will be based upon the achievement of specified levels of performance during the Performance Period.

Option Exercises and Stock Vested During Fiscal Year 2012

The following table shows information about option and SAR exercises and vesting of RSUs during fiscal year 2012.

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired or Exercised	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
S. Weisz(3)	64,215.0	$2,229,823	31,119.4	$1,158,185
J. Geller(4)	—	—	17,905.7	650,836
R. Cunningham(5)	13,500.0	540,000	7,162.2	263,502
J. Hunter(6)	9,008.0	335,428	6,355.2	238,821
B. Miller(7)	—	—	9,510.5	337,711
R. Miller(8)	17,664.0	270,230	9,472.2	338,996

(1)	The value realized upon exercise is based on the current trading price at the time of exercise.
(2)	The value realized upon vesting is based on the average of the high and low stock price on the vesting date.
(3)

Mr. Weisz acquired 13,765 shares of Marriott Vacations Worldwide common stock and 50,540 shares of Marriott International common stock upon the exercise of options. He acquired 18,045.4 shares of Marriott Vacations Worldwide common stock and 13,074 shares of Marriott International common stock upon vesting of RSUs.

(4)	Mr. Geller acquired 8,008.7 shares of Marriott Vacations Worldwide common stock and 9,897 shares of Marriott International common stock upon vesting of RSUs.
(5)

Mr. Cunningham acquired 13,500 shares of Marriott International common stock upon the exercise of options. He acquired 3,350.2 shares of Marriott Vacations Worldwide common stock and 3,812 shares of Marriott International common stock upon vesting of RSUs.

(6)

Mr. Hunter acquired 3,280 shares of Marriott Vacations Worldwide common stock and 5,728 shares of Marriott International common stock upon the exercise of options. He acquired 4,013.2 shares of Marriott Vacations Worldwide common stock and 2,342 shares of Marriott International common stock upon vesting of RSUs.

(7)	Mr. Brian Miller acquired 3,195.5 shares of Marriott Vacations Worldwide common stock and 6,315 shares of Marriott International common stock upon vesting of RSUs.
(8)

Mr. Robert Miller acquired 2,664 shares of Marriott Vacations Worldwide common stock and 15,000 shares of Marriott International common stock upon the exercise of SARs. He acquired 3,560.2 shares of Marriott Vacations Worldwide common stock and 5,912 shares of Marriott International common stock upon vesting of RSUs.

Nonqualified Deferred Compensation for Fiscal Year 2012

The following table discloses contributions, earnings, distributions and balances under the Marriott Deferred Compensation Plan for the 2012 fiscal year. Our executives ceased to be eligible to make further contributions under the Marriott Deferred Compensation Plan as of the Spin-Off. We have agreed to reimburse Marriott International for any payments made to our employees under the Marriott Deferred Compensation Plan. To date we have not adopted a nonqualified deferred compensation plan for our executives.

Name	Executive Contributions in Last FY	Company Contributions in Last FY	Aggregate Earnings in Last FY		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
S. Weisz	$—	$—	$83,205	(1)	$—	$1,640,998	(2)
J. Geller	—	—	9,411	(1)	—	195,606	(2)
R. Cunningham	—	—	30,343	(1)	—	600,297	(2)
	—	—	1,146	(3)	—	1,976	(4)
J. Hunter	—	—	4,239	(1)	—	87,770	(2)
B. Miller	—	—	30,705	(1)	—	623,982	(2)
R. Miller	—	—	361,195	(1)	7,247,971	46,302	(2)

(1)

These amounts consist of the aggregate notional earnings during 2012 of each named executive officer’s account in the Marriott Deferred Compensation Plan. Such earnings are reported in the Summary Compensation Table only to the extent that they were credited at a rate of interest in excess of 120 percent of the applicable federal long-term rate. The following table indicates the portion of each executive’s aggregate earnings during 2012 that is reported in the Summary Compensation Table.

Name	Amounts Included in the Summary Compensation Table for 2012
S. Weisz	$35,989
J. Geller	4,103
R. Cunningham	13,130
J. Hunter	1,847
B. Miller	13,340
R. Miller	145,500

(2)	These amounts consist of amounts in each named executive officer’s total Marriott Deferred Compensation Plan account balance as of the last day of the 2012 fiscal year.
(3)

This amount consists of the increase in the value of 48.4 shares of deferred bonus stock held by Mr. Cunningham during 2012 based on the difference between the Company’s 2011 fiscal year-end closing stock price of $17.16 and the Company’s 2012 fiscal year-end closing stock price of $40.83. The shares are fully vested and will be distributed to Mr. Cunningham in ten annual installments commencing on the January 2 following the date on which he ceases being employed by the Company.

(4)	This amount consists of the value of 48.4 shares of deferred bonus stock held by Mr. Cunningham based on the Company’s 2012 fiscal year-end closing stock price of $40.83.

For 2012, Marriott International credited participant plan accounts with a rate of return determined by Marriott International. The rate of return was set at 5.4 percent for 2012, determined largely based on Marriott International’s estimated long-term cost of borrowing. To the extent that this rate exceeds 120 percent of the applicable federal long-term rate, the excess is reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

Under the Marriott Deferred Compensation Plan, participants could defer the receipt of up to 80 percent of their salary, bonus and/or commissions, which amounts were immediately vested. In addition, the named executive officers were eligible to receive a discretionary match which, as with any other discretionary company contribution, for years commencing with 2009, was vested when made. A discretionary match, as well as any other discretionary company contribution, made for any year prior to 2009 vested 25 percent per year for each year that the executive remained employed by Marriott International following the date the company match was allocated to the executive’s plan account, or if sooner, in full upon a change in control or approved retirement, death or disability. Marriott International also could make an annual discretionary matching contribution to the named executive officers’ Marriott Deferred Compensation Plan accounts, designed to make up for the approximate amount of matching contributions that would have been made under its 401(k) plan but for the application of certain nondiscrimination testing and annual compensation limitations under the Internal Revenue Code. Marriott International also could make an additional discretionary contribution to the named executive officers’ Marriott Deferred Compensation Plan accounts based on subjective factors such as individual performance, key contributions and retention needs. Because our executives ceased to be eligible to make further contributions under the Marriott Deferred Compensation Plan as of the Spin-Off, no match or discretionary company contribution was received by any of the named executive officers for 2012.

Participants can receive a distribution of the vested portion of their Marriott Deferred Compensation Plan accounts upon termination of employment (including retirement or disability) or, in the case of deferrals by the executive (and related earnings), upon a specified future date while still employed (an “in-service distribution”), as elected by the executive. Each plan year’s deferrals have a separate distribution election. Distributions payable upon termination of employment are payable as (i) a lump sum cash payment; (ii) a series of annual cash installments payable over a designated term not to exceed twenty years; or (iii) five annual cash payments beginning on the sixth January following termination of employment, in each case as elected by the executive. In-service distributions are payable as a single lump sum cash payment or annual cash payments over a term of one to five years, in either case beginning not earlier than the third calendar year following the calendar year of the deferral, as elected by the executive. However, in the case of amounts of $10,000 or less, or when no election regarding the form of distribution was made, the distribution is made in a lump sum. If the executive is a “specified employee” for purposes of Section 409A of the Internal Revenue Code, any distribution payable on account of termination of employment would not occur until after six months following termination of employment. As a result of the Spin-Off, none of our executive officers are or will be specified employees of Marriott International. The Spin-Off did not by itself trigger a distribution upon termination of employment under the Marriott Deferred Compensation Plan, and continued employment with the Company is treated as employment for purposes of the Marriott Deferred Compensation Plan.

Potential Payments Upon Termination or Change in Control

The following information relates to benefits that would have been paid or payable had a change in control occurred and/or a named executive officer terminated employment with us as of December 28, 2012. The table below reflects the intrinsic value of unvested stock awards, unvested Marriott Deferred Compensation Plan accounts and incentive payments under the Bonus Plan and Incentive Plan that each named executive officer would have received upon retirement, disability, death, resignation, involuntary termination of employment, or a change in control as of December 28, 2012 (based on our fiscal year-end closing stock price of $40.83 and Marriott International’s fiscal year-end closing stock price of $36.48). Mr. Robert Miller retired effective December 14, 2012, and information regarding benefits he received is on page 42 under the heading “Arrangements with Robert Miller.”

Name	Plan	Retirement(1)	Disability(2)	Death(2)	Resignation or Involuntary Termination(3)	Termination Following Change in Control(4)
S. Weisz	Cash Severance	$—	$—	$—	$—	$3,661,200
	Annual Bonus	933,010	542,400	542,400	—	542,400
	Other Benefits(5)	—	—	—	—	30,270
	Deferred Compensation(6)	13,321	13,321	13,321	—	13,321
	Marriott Vacations Worldwide Equity(7)	4,457,626	5,388,866	5,388,866	—	5,388,866
	Marriott International Equity(7)	1,154,900	1,154,900	1,154,900	—	—
	Total	$6,558,857	$7,099,487	$7,099,487	$—	$9,636,057

J. Geller	Cash Severance	$—	$—	$—	$—	$1,289,600
	Annual Bonus	—	241,800	241,800	—	241,800
	Other Benefits(5)	—	—	—	—	27,658
	Deferred Compensation(6)	—	2,576	2,576	—	2,576
	Marriott Vacations Worldwide Equity(7)	—	2,253,288	2,253,288	—	2,253,288
	Marriott International Equity(7)	—	554,131	554,131	—	—
	Total	$—	$3,051,795	$3,051,795	$—	$3,814,922

R. Cunningham	Cash Severance	$—	$—	$—	—	$1,097,600
	Annual Bonus	—	205,800	205,800	—	205,800
	Other Benefits(5)	—	—	—	—	27,658
	Deferred Compensation(6)	—	2,816	2,816	—	2,816
	Marriott Vacations Worldwide Equity(7)	—	981,285	981,285	—	981,285
	Marriott International Equity(7)	—	288,961	288,961	—	—
	Total	$—	$1,478,862	$1,478,862	$—	$2,315,159

J. Hunter	Cash Severance	$—	$—	$—	$—	$1,081,600
	Annual Bonus	—	202,800	202,800	—	202,800
	Other Benefits(5)	—	—	—	—	27,922
	Deferred Compensation(6)	—	—	—	—	—
	Marriott Vacations Worldwide Equity(7)	—	1,247,441	1,247,441	—	1,247,441
	Marriott International Equity(7)	—	289,718	289,718	—	—
	Total	$—	$1,739,959	$1,739,959	$—	$2,559,763

B. Miller	Cash Severance	$—	$—	$—	—	$1,719,000
	Annual Bonus	—	286,500	286,500	—	286,500
	Other Benefits(5)	—	—	—	—	26,748
	Deferred Compensation(6)	—	6,677	6,677	—	6,677
	Marriott Vacations Worldwide Equity(7)	—	848,955	848,955	—	848,955
	Marriott International Equity(7)	—	399,147	399,147	—	—
	Total	$—	$1,541,279	$1,541,279	$—	$2,887,880

(1)

Mr. Weisz is eligible for “approved retiree” status under each of the Marriott Deferred Compensation Plan, the Stock and Cash Incentive Plan and the Marriott International Stock Plan and as a result would receive the benefits shown in this table under such plans as well as a pro-rata bonus based on actual performance under the 2012 Bonus Plan if he ceased being employed by the Company for any reason on December 28, 2012 and satisfied the requirements of such plans for qualification as an approved retiree.

(2)

Upon death or disability, the named executive officer would be entitled to a pro-rata bonus based on target-level performance under the 2012 Bonus Plan, and all unvested benefits under each of the Marriott Deferred Compensation Plan, the Stock and Cash Incentive Plan and the Marriott International Stock Plan would fully vest.

(3)

Upon resignation or termination with cause, no benefits would be payable. In addition, there are no contractual rights providing for payment upon a termination without cause other than in connection with a change in control. Any such payments would be based upon negotiation at the time of such termination.

(4)

As described above under “Change in Control Arrangements,” an executive officer who participates in the Change in Control Plan and who executes a waiver and release of claims in favor of the Company will receive the following severance benefits if his or her employment is terminated involuntarily by the Company or any of its affiliates, other than due to Cause, Total Disability, or death, or is terminated by the executive officer for Good Reason, in each case, within two years following a Change in Control of the Company: (1) a cash severance payment, payable in a lump sum, equal to two times (or three times, in the case of the President and Chief Executive Officer of the Company) the sum of his or her Base Salary and Target Bonus (as those terms are defined in the Change in Control Plan) (the “Severance Payment”); (2) twenty-four months (or thirty-six months, in the case of the President and Chief Executive Officer of the Company) of Company-subsidized medical, dental and life-insurance coverage for such executive officer and his or her spouse and dependents, at the same benefit level as provided to the executive immediately prior to the Change in Control, or the cash equivalent of the present value of such coverage (“Benefit Coverage”); (3) any unpaid Base Salary through the Termination date (“Unpaid Base Salary”); (4) any unpaid bonus as of the Termination date for any previously-completed fiscal year (“Unpaid Bonus”); (5) a pro-rata bonus for the fiscal year in which the executive officer’s employment is terminated (“Pro-Rata Bonus”); (6) reimbursement of any unreimbursed expenses properly incurred (“Reimbursement”); (7) vesting of all restricted stock, RSUs or other share-based awards in a form substantially similar to restricted stock or RSUs as of the Termination date (the “Stock Benefit”); (8) vesting of all unvested or unexercisable options, SARs or other share-based awards in a form substantially similar to options or SARs, which shall be exercisable until the earlier of the end of their original term or 12 months (or in the case of certain approved retirees, five years) following the Termination date (the “Option Benefit”); and (9) the vesting and immediate payment of all of other cash performance-based awards or other share-based awards subject to performance-based vesting criteria based on a presumed achievement of target levels of performance (the “Performance Benefit”). No amounts are shown for Unpaid Base Salary or Unpaid Bonus as there would be no such amounts unpaid on the last day of the fiscal year.

(5)	Consists of the Benefit Coverage payable under the Change in Control Plan.
(6)

Consists of amounts payable under the Marriott Deferred Compensation Plan. Upon retirement or permanent disability, a named executive officer would immediately vest in the unvested portion of his Marriott Deferred Compensation Plan account. For these purposes, retirement means a termination of employment with retirement approval of the Compensation Policy Committee by an executive who had attained age 55 with 20 years of service. The Compensation Policy Committee or its designee has the authority to revoke approved retiree status if an executive terminated employment for serious misconduct or was subsequently found to have engaged in competition or engaged in criminal conduct or other behavior that was actually or potentially harmful to Marriott International. A named executive officer who died as an employee or approved retiree would immediately vest in his Marriott Deferred Compensation Plan account. As of December 28, 2012, Mr. Weisz met the age and service conditions for retirement eligibility.

(7)

Upon retirement or permanent disability (as defined in the pertinent plan), a named executive officer may continue to vest in and receive distributions under outstanding stock awards (with the exception of certain supplemental RSU awards granted by Marriott International after 2005) for the remainder of their vesting period and may exercise options and SARs for up to five years in accordance with the awards’ original terms. Annual stock awards granted by Marriott International after 2005 and by us provide that if the executive retires within one year after the grant date, the executive forfeits a portion of the stock award proportional to the number of days remaining within that one-year period. For these purposes, retirement means a termination of employment with retirement approval of the Compensation Policy Committee by an executive who had attained age 55 with 10 years of service, or, for Marriott International Stock Plan annual stock awards granted before 2006, had attained 20 years of service. In all cases, however, the Compensation Policy Committee or its designee has the authority to revoke approved retiree status if an executive terminated employment for serious misconduct or was subsequently found to have engaged in competition or engaged in criminal conduct or other behavior that was actually or potentially harmful to the Company. A named executive officer who dies as an employee or approved retiree would immediately vest in his options, SARs and other stock awards. As of December 28, 2012, Mr. Weisz met the age and service conditions for retirement eligibility.

The benefits reported in the table and narrative above are in addition to benefits available prior to the occurrence of any termination of employment, including benefits available under then-exercisable SARs and options and vested Marriott Deferred Compensation Plan balances, and benefits available generally to salaried employees such as benefits under the 401(k) Plan, group medical and dental plans, life and accidental death insurance plans, disability programs, health and dependent care spending accounts, and accrued paid time off.

Amounts actually received if any of the named executive officers cease to be employed will vary based on factors such as the timing during the year of any such event, the company’s stock price, the executive officer’s age, and any changes to our benefit arrangements and policies. We may determine to provide additional or different benefits in connection with any executive’s termination.

Compensation Arrangements for Non-Employee Directors

For 2012, our compensation arrangements for our non-employee directors for service on our Board of Directors consist of:

•	an annual cash retainer of $60,000 for each non-employee director other than the Chairman and $100,000 for the Chairman;

•

an annual cash retainer of $20,000 for the chair of the Audit Committee, $20,000 for the chair of the Compensation Policy Committee and $30,000 for the chair of the Nominating and Corporate Governance Committee (who is also the Lead Independent Director); and

•	an annual equity grant (the “Non-Employee Director Share Awards”) with a value of $90,000 for each non-employee director other than the Chairman and $150,000 for the Chairman.

The Compensation Policy Committee approved an annual grant of Non-Employee Director Share Awards to the current non-employee members of the Board in December 2011, which was designed to compensate non-employee directors from the date of their election to the Board through the date of the Company’s first annual meeting of shareholders in 2013. As a result, no equity grant was made to the non-employee directors in 2012. The Non-Employee Director Share Awards, which vest immediately, represent the right to receive shares of the Company’s common stock upon a director’s completion of Board service. Prior to a director’s completion of Board service, the Non-Employee Director Share Awards cannot be transferred or assigned, and the director has no voting rights in the common stock underlying the awards.

Effective as of January 1, 2013, the compensation arrangements for our non-employee directors will consist of: (1) an annual cash retainer of $70,000 for each non-employee director other than the Chairman and $110,000 for the Chairman; (2) an annual cash retainer of $20,000 for the chairs of each of the Audit Committee, the Compensation Policy Committee and Nominating and Corporate Governance Committee; (3) an annual cash retainer of $5,000 for the members (other than the Chairs) of each of the Audit Committee, the Compensation Policy Committee and Nominating and Corporate Governance Committee; (4) an annual cash retainer of $15,000 for the Lead Independent Director; and (5) Non-Employee Director Share Awards with a value of $105,000 for each non-employee director other than the Chairman and $165,000 for the Chairman.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
William J. Shaw	$100,000	—	—	—	—	—	$100,000
Raymond L. Gellein, Jr.	90,000	—	—	—	—	—	90,000
Thomas J Hutchison III	80,000	—	—	—	—	—	80,000
William W. McCarten	80,000	—	—	—	—	—	80,000
Melquiades R. Martinez	60,000	—	—	—	—	—	60,000
Deborah M. Harrison	60,000	—	—	—	—	—	60,000

(1)

Prior to the start of each calendar year, directors may elect to receive their cash retainer and committee fees in the form of equity awards. In lieu of receiving his annual cash retainer for 2012, Mr. Hutchison elected to receive SARs, which were granted on each date on which he would have received a cash payment and which had a value on each grant date equal to the cash he would have received on that date and an aggregate value of $79,994. The exercise price of the SARs is the fair market value of our common stock on the date of grant, as determined under the Stock and Cash Incentive Plan. The SARs are immediately vested and exercisable, and expire on the tenth anniversary of the date of grant.
(2)	The following table indicates the number of outstanding awards held by each non-employee director as of December 28, 2012.

Name	Award Type	Number of Securities Underlying Unexercised Options/SARs Exercisable/ Unexercisable		Number of Shares or Units Of Stock That Have Not Vested	Number of Shares or Units of Stock That Have Vested
William J. Shaw	RSUs	—	—	6,162.0	—
	Options	26,400.0	—	—	—
	Options	25,000.0	—	—	—
	Options	29,648.0	—	—	—
	Options	11,060.0	—	—	—
	SARs	19,448.0	—	—	—
	SARs	28,090.0	—	—	—
	SARs	10,370.0	3,457.0	—	—
	Non-Employee Director	—	—	—	12,149.0
Raymond L. Gellein, Jr.	Non-Employee Director	—	—	—	7,289.0
Thomas J. Hutchison III	SARs	4,905.0	—	—	—
	Non-Employee Director	—	—	—	7,289.0
William W. McCarten	Non-Employee Director	—	—	—	7,289.0
Melquiades R. Martinez	Non-Employee Director	—	—	—	7,289.0
Deborah M. Harrison	RSUs	—	—	433.1	—
	Non-Employee Director	—	—	—	7,289.0

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information about the securities authorized for issuance under our equity compensation plans as of December 28, 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Right	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholders	2,497,397	(1)	$15.07	2,184,121	(2)
Equity compensation plans not approved by shareholders(3)	—		—	—

Total	2,497,397		$15.07	2,184,121

(1)

Includes 1,138,323 shares of outstanding deferred stock bonus and RSUs, as well as Non-Employee Director Share Awards awarded to directors under the Stock and Cash Incentive Plan, that are not included in the calculation of the Weighted-Average Exercise Price column.

(2)	All securities are available for issuance under the Stock and Cash Incentive Plan.
(3)	The Stock and Cash Incentive Plan, which is our only equity compensation plan, was approved prior to the Spin-Off by Marriott International in its capacity as our sole shareholder.

STOCK OWNERSHIP

Stock Ownership of our Directors, Executive Officers and Certain Beneficial Owners

The table below sets forth the beneficial ownership of the Company’s common stock by our directors and named executive officers as of April 1, 2013 (unless otherwise noted), as well as additional information about beneficial owners of more than five percent of the Company’s common stock. Ownership consists of sole voting and sole investment power, except as indicated in the notes below, and except for shares registered in the name of children sharing the same household or subject to any community property laws. The address of each director and executive officer is Marriott Vacations Worldwide Corp., 6649 Westwood Blvd., Orlando, FL 32821.

Note on Various Marriott Family Holdings

SEC rules require reporting of beneficial ownership of certain shares by multiple parties, resulting in multiple counting of some shares. The aggregate total beneficial ownership of Deborah M. Harrison, J.W. Marriott, Jr., John W. Marriott III, Richard E. Marriott, Stephen G. Marriott and David S. Marriott is approximately 18.0 percent of outstanding shares after removing the shares counted multiple times. These individuals and entities each disclaim beneficial ownership over shares owned by other members of the Marriott family and the entities named below except as specifically disclosed in the footnotes following the table below.

Stock Ownership of Certain Beneficial Owners

Name	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Directors:
C.E. Andrews	0.0	(2)	*
Raymond L. Gellein, Jr.	7,289.0	(3)	*
Deborah M. Harrison	2,112,294.9	(3)(4)(5)	6.0%
Thomas J. Hutchison III	7,523.0	(3) (7)	*
Melquiades R. Martinez	7,289.0	(3)	*
William W. McCarten	9,255.0	(3)(6)	*
Dianna F. Morgan	0.0	(2)	*
William J. Shaw	222,778.4	(3)(7)	*
Stephen P. Weisz	86,155.3	(3)	*

Named Executive Officers:
R. Lee Cunningham	16,232.4	(7)	*
John E. Geller, Jr.	23,336.7	(7)	*
James H Hunter, IV	14,717,4	(7)	*
Brian E. Miller	5,727,7	(7)	*
Robert A. Miller	10,009.0	(7)	*
All Directors, Nominees and Executive Officers as a Group (18 persons)	2,536,894.1	(8)	7.1%

Other 5% Beneficial Owners:
J.W. Marriott, Jr.	4,369,162.2	(4)(9)(10)	12.3%
John W. Marriott III	2,129,106.0	(4)(11)	6.0%
Richard E. Marriott	3,276,811.0	(9)(12)	9.3%
Stephen G. Marriott	3,419,149.4	(4)(13)	9.7%
David S. Marriott	2,102,460.9	(4)(14)	6.0%
JWM Family Enterprises, Inc.	2,002,797.0	(4)	5.7%
JWM Family Enterprises, L.P.	2,002,797.0	(4)	5.7%
S.A.C. Capital Advisors, L.P.	2,753,191.0	(15)	7.8%
BlackRock, Inc.	2,577,452.0	(16)	7.3%

*	Less than 1 percent.

(1)	Based on the number of shares outstanding (35,333,829) on April 1, 2013, plus the number of shares acquirable by the specified person(s) within 60 days of April 1, 2013, as described below.
(2)	Mr. Andrews and Ms. Morgan were appointed to the Board effective April 1, 2013.
(3)

Includes shares subject to Non-Employee Director Share Awards currently exercisable or exercisable within 60 days after April 1, 2013, as follows: Mr. Gellein: 7,289 shares; Ms. Harrison: 7,289 shares; Mr. Hutchison: 7,289 shares; Mr. Martinez: 7,289 shares; Mr. McCarten: 7,289 shares; and Mr. Shaw: 12,149 shares.

(4)

Includes the following 2,002,797 shares that Deborah M. Harrison, her father J.W. Marriott, Jr., her brothers John W. Marriott III, Stephen G. Marriott and David S. Marriott, and JWM Family Enterprises, Inc. and JWM Family Enterprises, L.P. each report as beneficially owned: (a) 919,999 shares owned by Thomas Point Ventures, L.P., a limited partnership, whose sole general partner is JWM Family Enterprises, L.P.; (b) 290,402 shares owned by Terrapin Limited Holdings, LLC, a limited liability company whose sole member is JWM Family Enterprises, L.P.; and (c) 792,396 shares owned by JWM Family Enterprises, L.P. JWM Family Enterprises, Inc., a corporation in which J.W. Marriott, Jr. and each of his children is a director, is the sole general partner of JWM Family Enterprises, L.P. The address for the corporation, both limited partnerships and the limited liability company is 6106 MacArthur Boulevard, Suite 110, Bethesda, Maryland 20816.

(5)

Includes the following 102,208.9 shares that Deborah M. Harrison reports as beneficially owned in addition to the shares referred to in footnotes (3) and (4): (a) 8,288.9 shares held directly by Ms. Harrison (of which 1,926 shares are held in a margin account); (b) 9,496 shares held directly by Deborah M. Harrison’s spouse (Ms. Harrison disclaims beneficial ownership of such shares); (c) 38,500 shares held by a grantor retained annuity trust; (d) 502 shares held by two trusts for the benefit of Ms. Harrison’s grandchildren, for which Ms. Harrison, her spouse and another individual serve as trustees; (e) 25,000 shares held by JWM Generations Trust, a trust for which Ms. Harrison serves as a co-trustee; (f) 17,698 shares held by three trusts for the benefit of John W. Marriott III’s children, for which John W. Marriott III, his spouse and Ms. Harrison serve as co-trustees; and (g) 2,724 shares subject to stock options, SARs and RSUs held by Deborah M. Harrison’s spouse currently exercisable or exercisable within 60 days after April 1, 2013 (Ms. Harrison disclaims beneficial ownership of such shares).

(6)	Includes 1,966 shares held by a limited liability corporation in which Mr. McCarten owns a 2 percent interest and acts as Manager.
(7)

Includes shares subject to stock options, SARs, RSUs and deferred share awards currently exercisable or exercisable within 60 days after April 1, 2013, as follows: Mr. Cunningham: 4,799 shares; Mr. Geller: 6,301 shares; Mr. Hutchison, 34 shares; Mr. Hunter: 7,402 shares; Mr. Brian Miller: 2,984 shares; Mr. Robert Miller: 3,045 shares; Mr. Shaw: 132,411.2; and Mr. Weisz: 19,914 shares. The number of shares subject to SARs as of April 1, 2013 was determined by multiplying the difference between the closing price per share of common stock on April 1, 2013 and the closing price per share on the grant date of the SAR award by the number of SARs exercisable within 60 days of April 1, 2013 and dividing the total by the closing price per share on April 1, 2013.

(8)	Includes an aggregate of 233,707.2 shares subject to stock options, SARs, RSUs and Non-Employee Director Share Awards currently exercisable or exercisable within 60 days after April 1, 2013.
(9)

Includes the following 1,594,110 shares that both J.W. Marriott, Jr. and his brother Richard E. Marriott report as beneficially owned: (a) 291,922 shares held by trusts for the benefit of their children, for which J.W. Marriott, Jr. and Richard E. Marriott serve as co-trustees; (b) 1,269,700 shares owned by The J. Willard & Alice S. Marriott Foundation, a charitable foundation, for which J.W. Marriott, Jr., Richard E. Marriott, and Stephen G. Marriott serve as co-trustees; and (c) 32,488 shares held by a charitable annuity trust created by the will of J. Willard Marriott, Sr., for which J.W. Marriott, Jr. and Richard E. Marriott serve as co-trustees.

(10)

Includes the following 772,255.2 shares that J.W. Marriott, Jr. reports as beneficially owned, in addition to the shares referred to in footnotes (4) and (9): (a) 243,255.2 shares held directly; (b) 28,252 shares held by J.W. Marriott, Jr.’s spouse (Mr. Marriott disclaims beneficial ownership of such shares); (c) 100,000 shares held by a grantor-retained annuity trust; (d) 32,349 shares owned by JWM Associates Limited Partnership, of which J.W. Marriott, Jr. and his spouse are general partners; (e) 25,000 shares owned by The JWM Generations Trust, a trust for which J.W. Marriott, Jr.’s spouse and his four children serve as co-trustees; (f) 199,144 shares held by four trusts for the benefit of J.W. Marriott, Jr.’s children, for which his spouse serves as a co-trustee; (g) 4,955 shares held by three trusts for the benefit of John W. Marriott III’s children, for which the spouses of John W. Marriott III and J.W. Marriott, Jr. serve as co-trustees; (h) 2,155 shares owned by two trusts for the benefit of Stephen G. Marriott’s children, for which the spouses of J.W. Marriott, Jr. and Stephen G. Marriott serve as co-trustees; (i) 6,281 shares held by two trusts for the benefit of Stephen G. Marriott’s children, for which Stephen G. Marriott and the spouses of Stephen G. Marriott and J.W. Marriott, Jr. serve as co-trustees; (j) 5,487 shares owned by the J. Willard Marriott, Jr. Foundation, for which J.W. Marriott, Jr. and his spouse serve as trustees; and (k) 125,377 shares subject to stock options, SARs and RSUs currently exercisable or exercisable within 60 days after April 1, 2013;. J.W. Marriott, Jr.’s address is Marriott International, 10400 Fernwood Road, Bethesda, Maryland 20817.

(11)

Includes the following 126,309 shares that John W. Marriott III reports as beneficially owned, in addition to the shares referred to in footnote (4): (a) 58,645 shares directly held; (b) 3,155 shares owned by John W. Marriott III’s spouse (Mr. Marriott disclaims beneficial ownership of such shares); (c) an aggregate of 10,000 shares held by the children of John W. Marriott III; (d) 17,698 shares held by three trusts for the benefit of John W. Marriott III’s children, for which John W. Marriott III and Deborah Marriott Harrison serve as trustees; (e) 4,955 shares owned by three trusts for the benefit of John W. Marriott III’s children, for which the spouses of John W. Marriott III and J.W. Marriott, Jr. serve as co-trustees; (f) 25,000 shares owned by The JWM Generations Trust, a trust for which John W. Marriott III serves as a co-trustee; and (g) 6,856 shares held by four trusts for the benefit of David S. Marriott’s children, for which David S. Marriott, his spouse and John W. Marriott III serve as co-trustees. Does not include 420.2 shares of our stock issued in the Spin-Off as a dividend on stock units representing fees that John W. Marriott III had elected to defer under the Marriott International Stock Plan; stock units do not carry voting rights and are not transferable. John W. Marriott III’s address is JWM Family Enterprises, 6106 MacArthur Blvd., Suite 110, Bethesda, Maryland 20816.

(12)

Includes the following 1,682,701 shares that Richard E. Marriott reports as beneficially owned, in addition to the 1,594,110 shares referred to in footnote (9): (a) 1,600,014 shares directly held; (b) 28,326 shares owned by Richard E. Marriott’s spouse (Mr. Marriott disclaims beneficial ownership of these shares); (c) 7,493 shares held by a grantor-retained annuity trust; (d) 45,168 shares owned by a trust for the benefit of one of Richard E. Marriott’s children, for which his spouse serves as a co-trustee; and (e) 1,700 shares held by a trust established for the benefit of J.W. Marriott Jr., for which Richard E. Marriott serves as trustee. Richard E. Marriott’s address is Host Hotels & Resorts, Inc., 10400 Fernwood Road, Bethesda, Maryland 20817.

(13)

Includes the following 1,416,352.4 shares that Stephen G. Marriott reports as beneficially owned in addition to the shares referred to in footnote (4): (a) 106,587.4 shares directly held; (b) 4,370 shares held by Stephen G. Marriott’s spouse (Mr. Marriott disclaims beneficial ownership of such shares); (c) 2,155 shares owned by two trusts for the benefit of Stephen G. Marriott’s children, for which the spouses of Stephen G. Marriott and J.W. Marriott, Jr. serve as co-trustees; (d) 6,281 shares owned by two trusts for the benefit of Stephen G. Marriott’s children, for which Stephen G. Marriott and the spouses of Stephen G. Marriott and J.W. Marriott, Jr. serve as co-trustees; (e) 25,000 shares owned by The JWM Generations Trust, a trust for which Stephen G. Marriott serves as a co-trustee; (f) 1,269,700 shares owned by The J. Willard & Alice S. Marriott Foundation, a charitable foundation, for which Stephen G. Marriott serves as co-trustee with J.W. Marriott, Jr. and Richard E. Marriott; and (g) 2,259 shares subject to stock options, SARs and RSUs currently exercisable or exercisable within 60 days after April 1, 2013. Stephen G. Marriott’s address is Marriott International, 10400 Fernwood Road, Bethesda, Maryland 20817.

(14)

Includes the following 99,663.9 shares that David S. Marriott reports as beneficially owned in addition to the shares referred to in footnote (4): (a) 65,696.9 shares directly held; (b) 533 shares held by David S. Marriott’s spouse (Mr. Marriott disclaims beneficial ownership of such shares); (c) 6,856 shares held by four trusts for the benefit of David S. Marriott’s children, for which David S. Marriott, his spouse and John W. Marriott III serve as co-trustees; (d) 25,000 shares owned by The JWM Generations Trust, a trust for which David S. Marriott serves as a co-trustee; and (e) 1,578 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days after April 1, 2013. David S. Marriott’s address is Marriott International, 10400 Fernwood Road, Bethesda, Maryland 20817.

(15)

Based solely on the information contained in the Schedule 13G filed with the SEC on February 22, 2013 by S.A.C. Capital Advisors, L.P., S.A.C. Capital Advisors, Inc., CR Intrinsic Investors, LLC, Sigma Capital Management, LLC and Steven A. Cohen. Such Schedule 13G indicates that each of S.A.C. Capital Advisors, L.P., S.A.C. Capital Advisors, Inc. and Mr. Cohen may be deemed to beneficially own 1,575,191 shares of our common stock, CR Intrinsic Investors, LLC and Mr. Cohen may be deemed to beneficially own 53,000 shares of our common stock, and Sigma Management and Mr. Cohen may be deemed to beneficially own 1,125,000 shares of our common stock. The address of the principal business office of each of S.A.C. Capital Advisors L.P., S.A.C. Capital Advisors, Inc., CR Intrinsic Investors, LLC and Mr. Cohen is 72 Cummings Point Road, Stamford, Connecticut 06902; the address of the principal business office of Sigma Capital Management, LLC is 510 Madison Avenue, New York, New York 10022.

(16)	Based solely on the information contained in Schedule 13G filed with the SEC on January 30, 2013 by BlackRock, Inc. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and person who own more than 10 percent of a registered class of our equity securities (the “Reporting Persons”) to file with the SEC and the NYSE reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the common stock and other equity securities of the Company, generally within two business days of a reportable transaction. As a practical matter, we seek to assist our directors and executives by monitoring transactions and completing and filing reports on their behalf.

Based solely on a review of SEC filings furnished to us and written representations that no other reports were required, we believe all Reporting Persons timely filed the required reports during our 2012 fiscal year except as follows: (i) a Form 4 was filed late to include shares of the Company’s common stock held in three trusts of which Ms. Harrison serves as a trustee and that were inadvertently omitted from previous filings, (ii) a Form 4 was filed late to include shares of the Company’s common stock held in three trusts of which J.W. Marriott, Jr.’s spouse serves as a trustee and that were inadvertently omitted from previous filings; (iii) a Form 4 was filed late to include shares of the Company’s common stock held in four trusts of which John Marriott III serves as a trustee and that were inadvertently omitted from previous filings; (iv) a Form 4 was filed late for each of Ms. Harrison and Stephen Marriott to report the withholding of less than 2 shares of common stock by the Company in respect of taxes due upon the vesting of restricted stock units; and (v) a Form 4 was filed late for Clifford M. Delorey, Executive Vice President and Chief Resort Experience Officer to report the exercise of options to purchase 120 shares of common stock and the sale of such shares. Each untimely report was due to an administrative error.

TRANSACTIONS WITH RELATED PERSONS

Policy on Transactions and Arrangements with Related Persons

We have adopted a written policy for approval of transactions and arrangements between the Company and our current and recent former directors, director nominees, current and recent former executive officers, greater than five percent shareholders, and immediate family members of any of the foregoing where the amount involved exceeds, or may be expected to exceed, $120,000.

The policy provides that the Nominating and Corporate Governance Committee will review the material facts of transactions subject to the policy and determine whether or not to approve or ratify those transactions. In determining whether to approve or ratify a transaction subject to the policy, the Committee will take into account, among other factors, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under similar circumstances and the materiality of the related person’s interest in the transaction. No director, officer or associate of the Company who has, or whose immediate family member has, any direct or indirect interest in the transaction may play any role in negotiating, approving, making decisions for or administering such transaction on our behalf. In the case of ongoing transactions between us and a related party, the Nominating and Corporate Governance Committee may establish guidelines for our management to follow in dealings with the related party and, if the Committee establishes such guidelines, it must assess the ongoing relationship in light of those guidelines on at least an annual basis.

The Nominating and Corporate Governance Committee has pre-approved under the policy certain transactions with related persons that meet specific criteria. A summary of certain new transactions we enter into that were pre-approved under the policy is provided to the Nominating and Corporate Governance Committee at its regularly scheduled meetings. Pre-approved transactions are limited to:

•

ordinary course sales of timeshare, fractional or similar ownership interests with specified maximum dollar thresholds at prices that are no lower than those available under company-wide employee discount programs;

•

employment and compensation relationships that are subject to Compensation Policy Committee or other specified internal management approvals and which, in the case of executive officers and directors, are subject to required proxy statement disclosure;

•

certain transactions with other companies and certain charitable contributions that satisfy the independence criteria under both our Corporate Governance Policies and the NYSE corporate governance listing standards;

•	transactions where the related party’s interest arises solely from ownership of our common stock and all holders of our common stock receive the same benefit on a pro rata basis;

•

certain transactions involving less than $250,000 that are approved by at least two members of the Corporate Growth Committee (an internal management committee whose members include our Executive Vice President and Chief Financial Officer, Executive Vice President and General Counsel, and other executive officers) who do not have any direct or indirect interest in the transaction and the approving committee members determine the transaction is on terms no less favorable to us than would be available to unrelated third parties under similar circumstances;

•	transactions where the rates or charges involved are determined by competitive bids, or fixed in conformity with law or governmental authority; and

•	transactions involving banking-related services such as transfer agent, registrar, trustee under a trust indenture or similar services.

Certain Relationships and Potential Conflicts of Interest

Marriott International employs one of our directors, Deborah Marriott Harrison, as Senior Vice President, Government Affairs. Ms. Harrison is also the daughter of the chairman of the board of directors of Marriott International. Ms. Harrison beneficially owned, as of January 31, 2013, approximately 6.8 percent of Marriott International’s common stock. In 2012, Ms. Harrison received total compensation from Marriott International of $355,040 (which includes base salary, bonus, the value of stock-based awards and other compensation). She receives our standard non-employee director compensation, as determined by our Board with the assistance of our Compensation Policy Committee, as described in “Compensation Arrangements for Non-Employee Directors” above.

Ms. Harrison’s relationship with Marriott International may give rise to, or create the appearance of, conflicts of interest when our Board faces decisions that could have different implications for Marriott International than for us. In connection with the Spin-Off, we and Marriott International entered into material agreements pertaining to the provision by each company to the other of certain services, and the rights and obligations of each company, following the Spin-Off. Among other agreements, we entered into a License, Services, and Development Agreement with Marriott International (the “Marriott License Agreement”) and a License, Services, and Development Agreement with The Ritz-Carlton Hotel Company, L.L.C. (the “Ritz-Carlton License Agreement” and, together with the Marriott License Agreement, the “License Agreements”). Under the License Agreements, we are granted certain rights, including the exclusive right, for the terms of the License Agreements, to use certain Marriott and Ritz-Carlton marks and intellectual property in our businesses. We also entered into a Non-Competition Agreement with Marriott International, which generally prohibits Marriott International and its subsidiaries from engaging in the vacation ownership business and prohibits us and our subsidiaries from engaging in the hotel business until the earlier of November 21, 2021 or the termination of the Marriott License Agreement. We also entered into other agreements, including a Marriott Rewards Affiliation Agreement under which we are allowed to continue to participate in the Marriott Rewards customer loyalty program following the Spin-Off, and a Tax Sharing and Indemnification Agreement, an Employee Benefits and Other Employment Matters Allocation Agreement, and a number of transition services agreements with Marriott International. Conflicts of interest could arise if there are issues or disputes under these. In addition, conflicts of interest could arise if we consider acquisitions and other corporate opportunities that may be appropriate for both Marriott International and us. As discussed above in “– Policy on Transactions and Arrangements with Related Persons,” our Board adopted a written policy and procedures for the review, approval and ratification of related party transactions that are designed to help ameliorate the risks associated with any such potential conflicts that may arise. The policy provides that our Nominating and Corporate Governance Committee, which does not include Ms. Harrison, will review certain transactions subject to the policy and determine whether or not to approve or ratify those transactions.

Since the Spin-Off, we have employed Scott Weisz and Travis Griffin, son and son-in-law, respectively, of Stephen P. Weisz, our President and Chief Executive Officer. Scott Weisz is Senior Director, Asset Management, and Travis Griffin is Senior Director, Customer Relationship Management, and they each were previously employed in similar capacities by Marriott International. During 2012, Mr. Scott Weisz and Mr. Griffin received compensation from the Company in the aggregate amount of $157,649 and $143,113, respectively, (which includes base salary, bonus, the value of stock-based awards and other compensation). We have determined this compensation based on reference to market compensation paid to individuals in similar positions at other companies and/or the compensation paid to non-family members in similar positions at our respective companies.

SHAREHOLDER PROPOSALS AND NOMINATIONS

FOR DIRECTORS FOR THE 2014 ANNUAL MEETING

A shareholder who intends to introduce a proposal for consideration at our 2014 annual meeting of shareholders may seek to have that proposal and a statement in support of the proposal included in our Proxy Statement if the proposal relates to a subject that is permitted under Rule 14a-8 under the Exchange Act. Additionally, in order to be eligible for inclusion in our Proxy Statement, the shareholder must submit the proposal and supporting statement to our Corporate Secretary in writing not later than December 24, 2013, and must satisfy the other requirements of Rule 14a-8. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a shareholder proposal does not guarantee that it will be included in our Proxy Statement.

A shareholder may otherwise propose business for consideration or nominate persons for election to the Board, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in our Proxy Statement pursuant to Rule 14a-8. Our Bylaws provide that any such proposals or nominations must be submitted to us not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the Company’s annual meeting is more than 30 days before or more than 70 days after the first anniversary of the preceding year’s annual meeting (other than as a result of adjournment or postponement), then, to be timely, such shareholder’s notice must be submitted in writing not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company. Accordingly, shareholders who wish to nominate persons for election as directors or bring forth other proposals outside of Rule 14a-8 at the 2014 annual meeting of shareholders must give notice of their intention to do so in writing to our Corporate Secretary on or before March 9, 2014, but no sooner than February 7, 2014. The shareholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of common stock as required by the Company’s Bylaws. Shareholder proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting.

OTHER INFORMATION

This Proxy is solicited on behalf of the Board of Directors. The Company will bear all expenses in connection with the Annual Meeting and this proxy solicitation. We have also retained AST Phoenix Advisors to assist in distribution of these proxy materials and soliciting proxy voting instructions, at an estimated cost not to exceed $8,000, plus reasonable expenses. Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, in person, by telephone, by mail, telegram, facsimile, or other electronic or other means. Broadridge Financial Services, Inc. will request that brokerage houses, banks and other custodians forward proxy material to beneficial owners of our common stock. We will reimburse brokerage houses, banks, and other custodians for their reasonable expenses for forwarding these materials to beneficial owners. Broadridge Financial Services, Inc. will act as proxy tabulator.

If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one Notice Regarding the Availability of Proxy Materials or set of proxy materials for each company in which you hold stock through that broker or bank unless you respond with contrary instructions. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond, the broker or bank will send only one copy of the Notice Regarding the Availability of Proxy Materials to your address. You may revoke your consent to householding at any time by contacting Broadridge Financial Services, Inc. either by calling (800) 542-1061 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. In any event, if you did not receive an individual copy of the Notice Regarding the Availability of Proxy Materials, or if you wish to receive individual copies of the Notice Regarding the Availability of Proxy Materials or our proxy materials for future meetings, we will promptly send a copy to you if you write to Marriott Vacations Worldwide Corporation, 6649 Westwood Boulevard, Orlando, Florida 32821, Attention: Corporate Secretary. If you and other residents at your mailing address are registered shareholders and you receive more than one copy of the Notice Regarding the Availability of Proxy Materials, but you wish to receive only one copy, you must request, in writing, that the Company eliminate these duplicate mailings. To request the elimination of duplicate copies, please write to Computershare Shareowner Services, P.O. Box 43006, Providence, Rhode Island 02940-3006.

Any shareholder who would like a copy of our 2012 Annual Report on Form 10-K may obtain one, without charge, by addressing a request to the Corporate Secretary, Marriott Vacations Worldwide Corporation, 6649 Westwood Boulevard, Orlando, Florida 32821. The Company’s copying costs will be charged if copies of exhibits to the Form 10-K are requested. You may also obtain a copy of the Form 10-K, including exhibits, from the investor relations portion of our website (www.marriottvacationsworldwide.com) by clicking on “SEC Filings.”

Appendix A

Marriott Vacations Worldwide Corporation

Stock And Cash Incentive Plan

A-i

PREAMBLE

Marriott Vacations Worldwide Corporation hereby establishes the Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan. The Company is a wholly owned subsidiary of Marriott International, Inc. until MII issues a special dividend of all of the stock of the Company in the Distribution. The Company intends to grant awards to eligible Employees and Non-Employee Directors after the Distribution and, pursuant to the anti-dilution adjustment provisions of the MII Plan, awards to employees and non-employee directors of MII and the Company who held awards under the MII Plan immediately prior to the Distribution. The Plan shall be first effective on the Effective Date and shall remain in effect for the period set forth in Article 1.3 hereof. The Plan is hereby adopted as follows.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

STOCK AND CASH INCENTIVE PLAN

Article 1. Establishment, Objectives, and Duration

1.1    Establishment of the Plan. Marriott Vacations Worldwide Corporation, a Delaware corporation, hereby establishes an incentive compensation plan to be known as the Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan, as set forth in this document.

1.2    Purpose of the Plan. The purpose of the Plan is to promote and enhance the long -term growth of the Company by aligning the personal interests of Employees and Non-Employee Directors to those of Company shareholders and allowing such Employees and Non-Employee Directors to participate in the growth, development and financial success of the Company. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key individuals.

1.3    Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions; provided, however, that paragraph (c) of Article 4.1 hereof shall cease to operate on the 10th anniversary of the Effective Date.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1    “Allocation Agreement” means the Employee Benefits and Other Employment Matters Allocation Agreement entered into by and between Marriott International, Inc. and the Company in connection with the Distribution.

2.2    “Annual Meeting” means the annual meeting of the stockholders of the Company at which Directors are elected.

2.3    “Approved Retiree” means any awardee of an Award who (i) terminates employment by reason of a Disability, or (ii) (A) retires from employment with the Company with the specific approval of the Committee on or after such date on which the awardee has attained age fifty-five (55) and completed ten (10) Years of Service, and (B) has entered into and has not breached an agreement to refrain from Engaging in Competition in form and substance satisfactory to the Committee.

2.4    “Award” means, individually or collectively, a grant under this Plan of SARs, Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, RSUs, Other Share-Based Awards, Other Cash Performance-Based Awards, Non-Employee Director Share Awards, Stock Units, Director SARs and Director Options, and Distribution Awards.

2.5    “Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to an Award granted under this Plan.

2.6    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.7    “Beneficiary” means the person or persons designated pursuant to Article 13 hereof.

2.8    “Board” or “Board of Directors” means the Board of Directors of the Company.

2.9    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.10    “Committee” means the Compensation Policy Committee of the Board, as specified in Article 3 hereof, or such other committee appointed by the Board to administer the Plan with respect to grants of Awards.

2.11    “Company” means Marriott Vacations Worldwide Corporation, together with any and all Subsidiaries, and any successor thereto as provided in Article 20 hereof.

2.12    “Covered Employee” means a Participant who, as of the date of grant, vesting and/or payout of an Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.13    “Director” means any member of the Board.

2.14    “Director SAR” and “Director Option” mean, respectively, a SAR and a Nonqualified Stock Option as described in Article 11 hereof.

2.15    “Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by or satisfactory to the Committee, who are qualified to give professional medical advice.

2.16    “Distribution” means the distribution of all the outstanding shares of capital stock of the Company as provided in the Distribution Agreement.

2.17    “Distribution Agreement” means the Separation and Distribution Agreement entered into by and between Marriott International, Inc. and the Company setting forth the rights and obligations of the parties in connection with the Distribution.

2.18    “Distribution Award” means an Award made pursuant to Article 12 to reflect the effect of the Distribution on outstanding awards which were made under the MII Plan and which were held by the grantee immediately before the Distribution.

2.19    “Distribution Date” means the date on which the Distribution shall be effected pursuant to the Distribution Agreement.

2.20    “Effective Date” means the date the Plan was approved by the Company’s sole shareholder on that date, MII.

2.21    “Employee” means any individual who is, or will become, an active, non-union employee of the Company. Any Employee who, at the request of the Company, and on the written assignment of the Company specifically referencing this provision of the Plan, becomes an employee of another employer shall continue to be treated as an Employee for all purposes hereunder during the period of such assignment. Non-Employee Directors shall not be considered Employees under this Plan.

2.22    “Engaging in Competition” means (i) engaging, individually or as an employee, consultant, owner (more than five percent (5%)) or agent of any entity, in or on behalf of any business engaged in significant competition (or that transacts or cooperates with another business in activities of significant competition) with any business operated by the Company or with interests adverse to those of the Company; (ii) soliciting and hiring a key employee of the Company in another business, whether or not in significant competition with any business operated by the Company; or (iii) using or disclosing confidential or proprietary information, in each case, without the approval of the Company.

2.23    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.24    “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option or the base price from which appreciation in Shares is measured under a SAR.

2.25    “Fair Market Value” means the average of the highest and lowest quoted selling prices for the Shares on the relevant date, or (if there were no sales on such date) the average so computed on the nearest day before or the nearest day after the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee.

2.26    “Fee Deferral Election” means an election made by a Non-Employee Director to defer the receipt of Fees, as described in Article 11.3 hereof.

2.27    “Fees” means all or part of any retainer and/or fees payable to a Non-Employee Director in his or her capacity as such.

2.28    “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 hereof, which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.29    “Insider” means an individual who is, on the relevant date, an officer, Director or more than ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.30    “MII” means Marriott International, Inc., together with any and all Subsidiaries.

2.31    “MII Plan” means the Marriott International, Inc. Stock and Cash Incentive Plan, as amended.

2.32    “Non-Employee Director” means a Director who is not an Employee of the Company.

2.33    “Non-Employee Director Share Award” shall mean an award of Shares to a Non-Employee Director, as described in Article 11.2 hereof.

2.34    “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof and which is not intended to meet the requirements of Code Section 422.

2.35    “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 hereof, or a Director Option as described in Article 11 hereof.

2.36    “Other Cash Performance-Based Awards” means an Other Cash Performance-Based Award, as described in Article 9 hereof.

2.37    “Other Share-Based Award” means an Other Share-Based Award, as described in Article 9 hereof.

2.38    “Participant” means an individual who has an outstanding Award granted under the Plan.

2.39    “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.40    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 hereof.

2.41    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.42    “Plan” means the Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan.

2.43    “Restricted Stock” means an Award granted to a Participant pursuant to Article 7 hereof.

2.44    “RSU” means a restricted stock unit Award granted to a Participant pursuant to Article 8 hereof.

2.45    “Shares” means shares of Common Stock of the Company or of any successor company adopting this Plan.

2.46    “SAR” means a stock appreciation right as described in Article 6 hereof, or a Director SAR as described in Article 11 hereof, which may be settled in Shares or cash as provided in the pertinent Award Agreement.

2.47    “Stock Units” means the credits to a Non-Employee Director’s Stock Unit Account, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.

2.48    “Stock Unit Account” means the bookkeeping account established by the Company pursuant to Article 11.3.

2.49    “Subsidiary” means any corporation, partnership, joint venture, trust or other entity in which the Company has a controlling interest as defined in Treasury Regulation Section 1.414(c)-2(b)(2), except that the threshold interest shall be “more than fifty percent (50%)” instead of “at least eighty percent (80%).”

2.50    “Termination of Service” means termination of service as a Non-Employee Director in any of the following circumstances:

(a)    Where the Non-Employee Director voluntarily resigns or retires;

(b)    Where the Non-Employee Director is not re-elected (or elected in the case of an appointed Non-Employee Director) to the Board by the shareholders;

(c)    Where the Non-Employee Director ceases to perform services on account of a Disability as defined in Article 2.15 hereof; or

(d)    Where the Non-Employee Director dies.

With respect to any Awards that are or become subject to Section 409A of the Code, Termination of Service shall not include any event that is not within the meaning of “separation from service” as set forth in Treasury Regulation Section 1.409A-1(h).

2.51 “Year of Service” means a period of twelve (12) consecutive calendar months during which an Employee is employed by the Company or Marriott International, Inc.

Article 3. Administration

3.1    The Committee. The Plan shall be administered by the Committee or by any other committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

3.2    Authority of the Committee. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power to select Employees and Non-Employee Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the

Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; subject to the provisions of Article 16 hereof, amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan; and approve corrections in the documentation or administration of any Award. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. As permitted by law, the Committee may delegate its authority under the Plan to a Director or Employee.

3.3    Delegation. The Committee may delegate to one or more separate committees (any such committee a “Subcommittee”) composed of one or more Directors (who may but need not be members of the Committee) the ability to grant Awards and take the other actions described in Article 3.2 hereof with respect to Participants who are not executive officers, and such actions shall be treated for all purposes as if taken by the Committee. The Committee may delegate to a Subcommittee of one or more officers of the Company the ability to grant Awards and take the other actions described in Article 3.2 hereof with respect to Participants (other than any such officers themselves) who are not Directors or executive officers, provided, however, that the resolution so authorizing such officer(s) shall specify the total number of rights or options such Subcommittee may so award, and such actions shall be treated for all purposes as if taken by the Committee. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee, and references in this Plan to the Committee shall include any such Subcommittee. The Committee may delegate the day to day administration of the Plan to an officer or officers of the Company, or one or more agents, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under the Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in the Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

3.4    Decisions Binding. All determinations and decisions made by the Committee or its designee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all parties.

3.5    Unanimous Consent in Lieu of Meeting. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity in such event to hold a meeting.

3.6    Serious Misconduct. Notwithstanding anything to the contrary in the Plan or any Award Agreement, if a Participant terminates employment for serious misconduct, including but not limited to engaging in a terminable offense set forth in the applicable associate handbook, the Committee may, in its sole discretion, refuse or revoke Approved Retiree status or other retirement approval for such Participant, or otherwise determine that such Participant may not receive, vest in or exercise any Awards or otherwise receive Shares thereunder to the extent the Awards are not granted, vested or fully exercised, or Shares are not received, as of such determination.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1    Number of Shares. Subject to Articles 4.2 and 4.3 hereof, (a) no more than 6,000,000 shares of Common Stock of the Company may be issued pursuant to Awards granted under the Plan, (b) the maximum aggregate number of Shares that may be subject to any Awards (other than the Distribution Awards) granted in any one fiscal year to any single Employee shall be 1,500,000 and (c) the maximum aggregate number of Shares that may subject to Options and SARs (other than the Distribution Awards) granted in any one fiscal year to any single Employee shall be 1,500,000.

(a)    If any Award granted under the Plan is canceled, terminates, expires, or lapses for any reason, or is settled in cash, any Shares subject to such Award shall again be available for the grant of an Award under the Plan.

(b)    With respect to Shares withheld to satisfy the exercise price or tax withholding for an Award, the Shares shall again be available for the grant of an Award under the Plan.

(c)    With respect to previously acquired Shares tendered to satisfy the exercise price or tax withholdings for an Award, the Shares shall again be available for the grant of an Award under the Plan.

4.2    Adjustments in Authorized Shares and Awards. In the event of any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, share combination, recapitalization, or similar event affecting the equity capital structure of the Company, or in the event the Shares shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation and/or for cash as a result of a corporate transaction, such as any merger, consolidation, separation, acquisition of property or shares, stock rights offering, spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, or similar event affecting the Company, such adjustment shall be made in (a) the number and class of Shares which thereafter may be delivered under Article 4.1, (b) the Award limits set forth in Article 4.1, (c) the number and class of Shares subject to outstanding Awards, (d) the Exercise Price relating to any Award, and (e) the performance goals which may be applicable to any outstanding Awards, and such other equitable substitutions or adjustments may be made, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. Without limiting the preceding sentence, in the case of any such transaction described in the preceding sentence, the adjustments made by the Committee or the board of directors, compensation committee or similar body of any other legal entity assuming the obligations of the Company hereunder, may consist of either (i) making appropriate provision for the protection of outstanding Awards by the substitution on an equitable basis of appropriate equity interests or awards similar to the Awards (or, in the event no such similar equity interests may be identified, a nonqualified deferred compensation account allocation of equivalent value), provided that the substitution neither enlarges nor diminishes the value and rights under the Awards; or (ii) upon written notice to the Participants, providing that Awards will be exercised, distributed, cashed out or exchange for value pursuant to such terms and conditions (including the waiver of any existing terms or conditions including but not limited to vesting restrictions or exercise waiting periods) as shall be specified in the notice, provided that any Awards that are subject to Code Section 409A must not be exercised, distributed, cashed out or exchanged for value unless the transaction qualifies as a “change in control event” as described under Code Section 409A(2)(A)(v) and the regulations thereunder. Any adjustment of an ISO under clause (i) of the preceding sentence in this paragraph shall be made in such a manner so as not to constitute a “modification” within the meaning of Section 424(h)(3) of the Code.

Article 5. Eligibility and Participation

5.1    Eligibility. Employees shall be eligible to participate in this Plan with respect to Awards specified in Articles 6 through 9. Non-Employee Directors shall be eligible to participate in the Plan with respect to Awards specified in Article 11. Persons eligible to receive Distribution Awards under the Allocation Agreement shall be eligible to participate in the Plan with respect to Awards specified in Article 12.

5.2    Actual Participation by Employees. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. SARs and Stock Options

6.1    Grant of SARs and Options. Subject to the terms and provisions of the Plan, SARs and/or Options may be granted to Employees in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2    Award Agreement. Each SAR and Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Award, the number of Shares to which the Award pertains, and such other provisions as the Committee shall determine. The Award Agreement, if pertaining to an Option, also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

6.3    Exercise Price. The Exercise Price for each grant of a SAR or an Option under this Article 6 shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR or Option is granted.

6.4    Duration of SARs and Options. Each SAR and Option granted under this Article 6 shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR or Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5    Exercise of SARs and Options. SARs and Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

The ability of a Participant to exercise a SAR or an Option is conditioned upon the Participant not committing any criminal offense or malicious tort relating to or against the Company, or, as determined by the Committee in its sole discretion, engaging in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the Company’s operations, financial condition or business reputation.

6.6    Notice and Payment. SARs and Options granted under this Article 6 shall be exercised by the delivery of notice of exercise to the Company by such means as the Committee shall approve from time to time, setting forth the number of Shares with respect to which the SAR or Option is to be exercised, accompanied, in the case of Options, by full payment for the Shares.

The Exercise Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, (b) if permitted in the governing Award Agreement, by withholding of Shares deliverable upon exercise or tendering (either actually or by attestation) previously acquired Shares, in each case having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (c) withholding Shares subject to the Option, or (d) any combination of (a), (b) and (c).

The Committee also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

6.7    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a SAR or an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8    Termination of Employment or Leave of Absence. Except as otherwise approved by the Committee and set forth in the pertinent Award Agreement(s), in the event that a Participant who is an Employee, during his or her lifetime has been on leave of absence for a period of greater than twelve (12) months (except a leave of absence approved by the Board or the Committee, as the case may be), or ceases to be an Employee of the Company or of any Subsidiary for any reason, including retirement, the portion of any SAR or Option which is not exercisable on the date on which the Participant ceased to be an Employee or has been on leave for over twelve (12) months (except a leave of absence approved by the Board or the Committee, as the case may be) shall expire on such date and any unexercised portion thereof which was otherwise exercisable on such date shall expire unless exercised within a period of three (3) months from such date, but in no event after the expiration of the term for which the SAR or Option was granted; provided, however, that in the case of an awardee of a SAR or a NQSO who is an “Approved Retiree” (as hereinafter defined), the SAR or NQSO shall continue to vest for up to five years from the date of retirement and said awardee may exercise such SAR or NQSO, as applicable, until the soonest to occur of (i) the expiration of such SAR or NQSO in accordance with its original term; (ii) the expiration of five (5) years from the date of retirement; or (iii) with respect to SARs or Options granted less than one year before the date the Approved Retiree retires, expiration of the SAR or Option on such retirement date, except not with respect to that portion of the SARs or Options equal to such number of shares multiplied by the ratio of (I) the number of days between the grant date and the retirement date inclusive, over (II) the number of days in the twelve (12) month period following the grant date.

Notwithstanding the preceding paragraph, if the Committee subsequently determines, in its sole discretion, that an Approved Retiree has violated the provisions of the agreement to refrain from Engaging in Competition, or has engaged in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the Company’s operations, financial condition or business reputation, all SARs and Options shall be cancelled without consideration immediately.

In the event of the death of an awardee during the three (3) month period described above for exercise of a SAR or an Option by a terminated awardee or one on leave for over twelve (12) months (except a leave of absence approved by the Board or the Committee, as the case may be), the Option shall be exercisable by the awardee’s personal representatives, heirs or legatees to the same extent and during the same period that the awardee could have exercised the SAR or Option if the awardee had not died.

Notwithstanding anything in Article 6.5 to the contrary, in the event of the death of an awardee while an Employee or Approved Retiree of the Company or any Subsidiary, an outstanding SAR or Option held by such awardee upon death shall become fully vested upon death and shall be exercisable by the awardee’s personal representatives, heirs or legatees at any time prior to the expiration of one (1) year from the date of death of the awardee, but in no event after the expiration of the term for which the SAR or Option was granted.

6.9    Nontransferability of SARs and Options. No SAR, NQSO or ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARS, NQSOs and ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 7. Restricted Stock

7.1    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees in such amounts as the Committee shall determine.

7.2    Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

7.3    Transferability. Except as provided in this Article 7, the Shares of Restricted Stock granted hereof may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award

Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

7.4    Other Restrictions. The Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable Federal or state securities laws.

The Company shall retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

Distribution of Shares of Restricted Stock is conditioned upon the Participant not committing any criminal offense or malicious tort relating to or against the Company or, as determined by the Committee in its sole discretion, engaging in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the company’s operations, financial condition or business reputation.

7.5    Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

7.6    Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be credited with regular dividends paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently or converted into additional shares of Restricted Stock, upon such terms as the Committee establishes.

The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility for the Performance-Based Exception.

7.7    Termination of Employment. Except as otherwise approved by the Committee and set forth in the pertinent Award Agreement(s), (a) in the event that a Participant’s employment with the Company is terminated during the Period of Restriction because the Participant is an Approved Retiree, the Committee shall have complete discretion in determining the percentage, if any, of a Participant’s outstanding Restricted Shares as to which the Period of Restriction shall end; (b) in the event a Participant’s employment with the Company is terminated because of the Participant’s Disability or death during the Period of Restriction, the Period of Restriction shall end and the Participant’s rights thereunder shall inure to the benefit of his or her Beneficiary; and (c) in the event that a Participant’s employment with the Company is terminated for any other reason during the Period of Restriction, such Participant’s outstanding Restricted Shares shall be forfeited to the Company without payment.

Article 8. Restricted Stock Units

8.1    RSUs. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Awards of RSUs to eligible Employees in such amounts as the Committee shall determine.

8.2    RSU and Common Share Rights. RSUs shall represent an Employee’s unsecured right to receive from the Company the transfer of title to Shares subject to the vesting schedule referenced in Article 8.3 below, provided that the Employee has satisfied the conditions of transfer set forth in Article 8.4 below. On each such vesting date, if it occurs, the Company shall transfer a corresponding number of Shares to an individual brokerage account established and maintained in the Employee’s name. The Employee shall have all the rights of a stockholder with respect to such Shares transferred to the brokerage account, including but not limited to the right to vote the Shares, to sell, transfer, liquidate or otherwise dispose of the Shares, and to receive all dividends or other distributions paid or made with respect to the Shares from the time they are deposited in the account. The Employee shall have no voting, transfer, liquidation, or other rights of a Share stockholder with respect to RSUs prior to such time that the corresponding Shares are transferred, if at all, to the Employee’s brokerage account. Notwithstanding the foregoing, RSU’s may be granted with dividend equivalent rights at the discretion of the Committee.

8.3    Vesting in RSUs. RSU Awards shall become vested in accordance with the vesting provisions set forth in the pertinent Award Agreements.

8.4    Conditions of Transfer. A transfer of Shares in accordance with paragraph 8.2 above shall be conditioned upon the Employee meeting both of the following conditions during the entire period from the grant date through the vesting date(s) relating to such RSUs:

(a)    The Employee must continue to be an active employee of the Company or one of its Subsidiaries; and

(b)    The Employee must refrain from committing any criminal offense or malicious tort relating to or against the Company or, as determined by the Committee in its discretion, engaging in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the Company’s operations, financial condition or business reputation.

If the Employee fails to meet the requirements of Article 8.4(a) and (b), then the Employee shall forfeit the right to vest in any RSUs that have not already vested as of the time such failure is determined, and the Employee shall accordingly forfeit the right to receive the transfer of title to any corresponding Shares. The forfeiture of rights with respect to unvested RSUs (and corresponding Shares) shall not affect the rights of the Employee with respect to any RSUs that already have vested nor with respect to any Shares the title of which has already been transferred to the Employee’s brokerage account.

8.5    Effect of Termination of Employment. Notwithstanding contrary provisions of this Article 8, except as otherwise approved by the Committee and set forth in the pertinent Award Agreement(s):

(a)    In the event the Employee’s employment is terminated prior to the relevant vesting date on account of death, and if the Employee had otherwise met the requirements of Article 8.4(a) and (b) from the grant date through the date of such death, then the Employee’s unvested RSUs shall immediately vest in full upon death and the Employee’s rights hereunder with respect to any such RSUs shall inure to the benefit of the Employee’s executors, administrators, personal representatives and assigns.

(b)    In the event Employee’s employment is terminated prior to the relevant vesting date on account of the Employee having a Disability or being an Approved Retiree, and if the Employee had otherwise met the requirements of Article 8.4(a) and (b) from the grant date through the date of the termination of employment date, and provided that the Employee continues to meet the requirements of Article 8.4(b), then the Employee’s rights hereunder with respect to any outstanding, unvested RSUs shall continue in the same manner as if the Employee continued to meet the continuous employment requirement of Article 8.4(a) through the vesting dates related to the Award, except not for that portion of RSUs granted less than one (1) year prior to the Employee’s termination equal to such number of shares multiplied by the ratio of (A) the number of days after the termination date and before the first (1st) anniversary of the grant date, over (B) the number of days on and after the grant date and before the first (1st) anniversary of the grant date.

(c)    In the event Employee’s employment is terminated prior to the relevant vesting date for any reason other than those circumstances described in paragraphs (a) and (b) of this Article 8.5, such Employee’s outstanding RSUs shall be forfeited to the Company without payment.

Article 9. Other Awards

9.1    Grant of Other Share-Based Awards. The Committee may grant Other Share-Based Awards to Participants in such number, and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2    Terms of Other Share-Based Awards. Other Share-Based Awards shall contain such terms and conditions as the Committee may from time to time specify and may be denominated in cash, in Shares, in Share-equivalent units, in Share appreciation units, in securities or debentures convertible into Shares or in a combination of the foregoing and may be paid in cash or in Shares, all as determined by the Committee. Other Share-Based Awards may be issued alone or in tandem with other Awards granted to Employees.

9.3    Other Share-Based Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify such terms and conditions as the Committee shall determine.

9.4    Other Cash Performance-Based Awards. The Committee may grant Other Cash Performance-Based Awards based on performance measures set forth in Article10 not based on Shares upon such terms and at any time and from time to time as shall be determined by the Committee. Each such Other Cash Performance-Based Award shall be evidenced by an award agreement that shall specify such terms and conditions as the Committee shall determine. An Other Cash Performance-Based Award not based upon Shares shall not decrease the number of Shares under Article 4 that may be issued pursuant to other Awards. No individual shall be eligible to receive a payment with respect to cash performance-based awards in excess of $4 million in any one-year performance period (the “Annual Maximum”) or, in the case of a performance period greater than one year, the Annual Maximum multiplied by the number of full years in the performance period. Other Cash Performance-Based Awards may relate to annual bonus or long-term performance awards.

Article 10. Performance Measures for Awards

10.1    Performance Measures. Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards granted to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such Awards shall be chosen from among any one or more of the following performance criteria, or derivations of such performance criteria:

(a)	Stock Price,

(b)	Market Share,

(c)	Sales Revenue,

(d)	Organic sales growth,

(e)	Cash flows,

(f)	Cash flow efficiency,

(g)	Financial reported earnings,

(h)	Economic earnings,

(i)	Earnings per share,

(j)	Appreciation in the Fair Market Value of Shares,

(k)	Return on equity,

(l)	Return on invested capital,

(m)	Total Shareholder Return,

(n)	Operating Total Shareholder Return,

(o)	Operating margins,

(p)	Operating income,

(q)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) (consolidated or business unit),

(r)	Earnings before or after taxes,

(s)	Volume per guest,

(t)	Customer satisfaction,

(u)	Associate engagement,

(v)	Owner/franchisee satisfaction,

(w)	Timeshare sales volume,

(x)	Timeshare cost, and

(y)	Marketing and sales corporate overhead.

The above performance measures may be used either individually, alternatively or in any combination and established at a subsidiary or business unit level or at a consolidated Company level, in each case as specified by the Committee. Achievement of any of the performance measures above may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to the performance of a designated group of companies, in each case as specified by the Committee.

10.2    Adjustments. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance objectives; provided, however, that Awards that are designed to qualify for the Performance-Based Exception and that are held by Covered Employees may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

10.3    Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that do not qualify for the Performance-Based Exception; the Committee may make such grants without satisfying the requirements of Code Section 162(m).

Article 11. Directors’ Share Awards, Fee Deferral Elections, and Director SARs and Options

11.1    Eligibility. Only Non-Employee Directors shall be eligible to receive Non-Employee Director Share Awards and Director SARs and Options and to make Fee Deferral Elections. All such awards are subject to prior approval by the Committee.

11.2    Non-Employee Director Share Awards. On the first (1st) full trading day immediately following each Annual Meeting, each Non- Employee Director designated by the Board may receive a Non-Employee Director Share Award of a number of Shares determined by the Board before such Annual Meeting. Each Non-Employee Director Share Award shall be fully vested and nonforfeitable when granted.

11.3    Fee Deferral Elections.

(a)    Elections to Defer Payment of Fees. Payment of all or any part of any Fees payable to a Non-Employee Director may be deferred by election of the Non-Employee Director. Each such election must be made in writing on a form prescribed by the Committee and irrevocably delivered to the Company in the year preceding the year which commences with the next Annual Meeting (the “Election Year”) and must be irrevocable for such Election Year. No election may be made under this Article 11.3(a) with respect to Fees for which an election is made under Article 11.5.

(b)    Crediting Stock Units to Accounts. Amounts deferred pursuant to a Fee Deferral Election shall be credited as of the date of the deferral to a Stock Unit Account in Stock Units. The number of Stock Units credited to a Stock Unit Account with respect to any Non-Employee Director shall equal (i) the amount deferred pursuant to the Fee Deferral Election divided by (ii) the Fair Market Value of a Share on the date on which the Fees subject to the Fee Deferral Election would have been paid but for the Fee Deferral Election, with fractional units calculated to at least three (3) decimal places.

(c)    Fully Vested Stock Units. All Stock Units credited to a Non-Employee Director’s Stock Unit Account pursuant to this Article 11.3 shall be at all times fully vested and nonforfeitable.

(d)    Credit of Dividend Equivalents. As of each dividend payment date with respect to Shares, each Non-Employee Director shall have credited to his or her Stock Unit Account an additional number of Stock Units equal to the product of (i) the per-share cash dividend payable with respect to a Share on such dividend payment date multiplied by the number of Stock Units credited to his or her Stock Unit Account as of the close of business on the record date for such dividend, divided by (ii) the Fair Market Value of a Share on such dividend payment date. If dividends are paid on Shares in a form other than cash, then such dividends shall be notionally converted to cash, if their value is readily determinable, and credited in a manner consistent with the foregoing and, if their value is not readily determinable, shall be credited “in kind” to the Non-Employee Director’s Stock Unit Account.

(e)    Payment of Stock Units. Upon Termination of Service, the Stock Units credited to a Non-Employee Director’s Stock Unit Account shall be paid to the Non-Employee Director in an equal number of shares of Stock in a single lump sum or in substantially equal annual installments over a period not to exceed ten (10) years, as irrevocably elected in writing by the Non-Employee Director at the time of the Non-Employee Director’s election to defer Fees under Article 11.3(a), pursuant to rules established from time to time by the Committee.

11.4    Unfunded Status. The interest of each Non-Employee Director in any Fees deferred under this Article 11 (and any Stock Units or Stock Unit Account relating thereto) or in any Director Stock Award shall be that of a general creditor of the Company. Stock Unit Accounts and Stock Units (and, if any, “in kind” dividends) credited thereto shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company.

11.5    Director SARs and Options.

(a)    Elections to Receive Payment of Fees in the Form of SARs or Options. A Non-Employee Director may elect to receive payment of all or any part of his or her cash retainer in the form of Director SARs or Options, as determined by the Committee, in lieu of cash. Each such election must be made in writing on a form prescribed by the Committee and delivered to the Company in the calendar year preceding the calendar year in which occurs the Annual Meeting that marks the commencement of the annual period of service during which such Fees are earned. Each election is irrevocable for that annual period. Elections under this Article 11.5 may not be made with respect to Fees deferred under Article 11.3.

(b)    Grant of Director SARs and Options. On the first (1st) full trading day immediately following each Annual Meeting, each Non- Employee Director who has filed an election under Article 11.5(a) for the annual period of service that commences with such Annual Meeting shall be granted Director SARs or Options that have a value on the date of grant substantially equal to the amount of Fees otherwise payable to the Non-Employee Director in cash but for the election to receive Director SARs or Options. The value of Director SARs or Options shall be determined by the Committee in its sole discretion, at a meeting held prior to the Annual Meeting, based on a Black-Scholes option pricing model or other valuation model that the Committee determines to be appropriate in its sole discretion.

(c)    Terms of Director SARs and Options. Each Director SAR and Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the SAR or Option, and the number of Shares to which the SAR or Option pertains. Each Director SAR and Option shall (i) have an Exercise Price equal to or greater than the Fair Market Value of a Share on the date the Award is granted; (ii) be immediately vested and exercisable; (iii) expire on the tenth (10th) anniversary of the date of its grant; and (iv) be nontransferable unless otherwise specified by the Committee.

(d)    Payment. Director SARs and Options granted under this Article 11 shall be exercised by the delivery of notice of exercise to the Company in such manner as the Committee shall determine, setting forth the number of Shares with respect to which the SAR or Option is to be exercised, accompanied by full payment for the Shares. The Exercise Price upon exercise of any Director SAR or Option shall be payable to the Company in full either: (i) in cash or its equivalent, (ii) by withholding of Shares deliverable upon exercise or tendering (either actually or by attestation) previously acquired Shares, in each case having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (iii) by a combination of (i) and (ii). The Committee also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

Article 12. Distribution Awards

All Distribution Awards shall be issued under the Plan as provided in the Allocation Agreement. The Committee shall administer all such Distribution Awards under this Plan, giving service credit to the grantee of each such Distribution Award to the extent required under the Allocation Agreement. All Distribution Awards shall be subject to substantially similar terms and conditions as provided in the holder’s corresponding awards under the MII Plan.

Article 13. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant has received any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 14. Change in Control

14.1    Treatment of Awards. If a Participant who is actively employed by the Company incurs a Covered Termination of Employment (as defined in Article 14.2 below) on or within twelve (12) months following a Change in Control (as defined in Article 14.3 below), then the following shall occur:

(a)    Restricted Stock and RSUs. With respect to any Restricted Stock, RSUs or any Other Share-Based Awards taking a form substantially the same as Restricted Stock or RSUs, the restrictions, forfeiture conditions, deferral of settlement and conditions on distribution other than those imposed by law applicable to such Awards shall lapse, and all such Awards shall be deemed fully vested, as of the date of the Participant’s Covered Termination of Employment, and the subject Shares, or equity interests that are substituted for the subject Shares as a result of the Change in Control, shall be distributed to the Participant immediately following such Covered Termination of Employment. Notwithstanding the preceding sentence, in the event no Awards, Shares or substitute equity interests are available in connection with the Change in Control, the restrictions, forfeiture conditions, deferral of settlement and conditions on distribution other than those imposed by law applicable to such Restricted Stock, RSU and Other Share-Based Awards shall lapse, and all such Awards shall be deemed fully vested, as of the date of the Change in Control, and the Awards shall be distributed to the Participant immediately following the Change in Control. In the Committee’s discretion, the distribution of Awards as described in this Article 14.1(a) may be made in the form of a cash payment equal to the product of (i) the per Share value, which shall be (I) in the case of a payment made immediately following a Covered Termination of Employment, the Fair Market Value per Share as of the date of the Covered Termination of Employment, or (II) in the case of a payment made immediately after the Change in Control, the price paid per Share to general stockholders of the Company, through a tender offer or otherwise, pursuant to the transaction resulting in the Change in Control, and (ii) the number of subject Shares or substitute equity awards that otherwise would be distributed to the Participant if available and the Committee had not determined to pay cash.

(b)    Options and SARs. As of the date of the Participant’s Covered Termination of Employment, all of the unvested or unexercisable Options, SARs or Other Share-Based Awards taking a form substantially the same as Options or SARs held by the Participant shall be deemed to be fully vested and exercisable with respect to the subject Shares, or other equity interests that are substituted for the Shares as a result of the Change in Control, and any other conditions on such Awards shall lapse, other than those imposed by law. Such Awards shall remain exercisable until the earlier of (i) the end of their original term, or (ii) twelve (12) months (or in the case of an Approved Retiree, five (5) years) following the Participant’s Covered Termination of Employment. Notwithstanding the preceding sentence, in the event no Awards, Shares or substitute equity interests are available in connection with the Change in Control, the restrictions, forfeiture conditions, deferral of settlement and conditions on distribution other than those imposed by law applicable to such Options, SARs and Other Share-Based Awards shall lapse, and all such Awards shall be deemed fully vested, as of the date of the Change in Control. In the Committee’s discretion, a cash payment may be made to the Participant immediately following the Participant’s Covered Termination of Employment or the date of the Change in Control, whichever is the date upon which the Participant is deemed to be fully vested as determined under this Article 14.1(b), in an amount equal to (i) the per Share value, which shall be (I) in the case of a payment made immediately following a Covered Termination of Employment, the Fair Market Value per Share as of the date of the Covered Termination of Employment, or (II) in the case of a payment made immediately after the Change in Control, the price paid per Share to general stockholders of the Company, through a tender offer or otherwise, pursuant to the transaction resulting in the Change in Control, (ii) less the Exercise Price, and (iii) multiplied by the number of subject Shares or substitute equity awards that otherwise would be distributed to the Participant if available and the Committee had not determined to pay cash.

(c)    Other Cash Performance-Based Awards and Certain Other Share-Based Awards. All of the Participant’s Other Cash Performance-Based Awards or Other Share-Based Awards subject to performance-based vesting shall be deemed to be fully vested as of the Participant’s Covered Termination of Employment and be paid out immediately thereafter, where such payment shall be based on a target level of performance, pro rated for the days of such performance period through the date of the Covered Termination of Employment. Notwithstanding the preceding sentence, in the event no Awards, Shares or substitute equity interests are available in connection with the Change in Control, the restrictions, forfeiture conditions, deferral of settlement and conditions on distribution other than those imposed by law applicable to such Other Cash Performance-Based Awards or Other Share-Based Awards shall lapse, and all such Awards shall be deemed to be fully vested, as of the date of the Change in Control, in which case payment shall be based on a target level of performance pro rated for the days of such performance period through the date of the Change in Control. Any Other Share-Based Awards other than those described in Articles 14.1(a) and (b), and other than as described above in this Article 14.1(c), shall be treated in a manner similar to that described in Articles 14.1(a) and (b).

14.2    Covered Termination of Employment. For purposes of this Article 14, “Covered Termination of Employment” shall mean any involuntary termination of employment of a Participant, provided that such termination does not result from the Participant’s serious misconduct within the meaning of Article 3.6.

14.3    Change in Control Definition. A Change in Control shall occur if:

(a)    Acquisition of Voting Securities. Any Person directly or indirectly becomes the Beneficial Owner of more than thirty percent (30%) of the Company’s then outstanding voting securities (measured on the basis of voting power), provided that the Person (i) has not acquired such voting securities directly from the Company, (ii) is not the Company or any of its Subsidiaries, (iii) is not a trustee or other fiduciary holding voting securities under an employee benefit plan of the Company or any of its Subsidiaries, (iv) is not an underwriter temporarily holding the voting securities in connection with an offering thereof, and (v) is not a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company stock; or

(b)    Merger or Consolidation. The Company merges or consolidates with any other corporation, other than a merger or consolidation resulting in the voting securities of the Company outstanding immediately prior to such merger or consolidation representing fifty percent (50%) or more of the combined voting power of the voting securities of the Company, the other corporation (if such corporation is the surviving corporation) or the parent of the Company or other corporation, in each case outstanding immediately after such merger or consolidation; or

(c)    Change in Majority of Board. Continuing Directors cease to represent a majority of the Board, where “Continuing Directors” shall mean the directors of the Board immediately after the Distribution, and any other director whose appointment, election or nomination for election by the stockholders is approved by at least a majority of the Continuing Directors at such time; or

(d)    Sale, Liquidation or Other Disposition. The stockholders of the Company approve a plan of complete liquidation of the Company or the Company sells or disposes of all or substantially all of its assets.

Notwithstanding the foregoing provisions of Article 14.3, with respect to any Award that is subject to Code Section 409A, in order to be treated as a Change in Control, any event described in this Article 14.3 also must qualify as a “change in control event” within the meaning of Code Section 409A(a)(2)(A)(v) and the regulations thereunder.

14.4    Section 280G Cut-back in Benefits. Notwithstanding the other provisions of this Plan, in the event that the amount of payments or other benefits payable to any Participant under this Plan, together with any payments or benefits payable under any other plan, program, arrangement or agreement maintained by the Company or one of its affiliates, would constitute an “excess parachute payment” (within the meaning of Section 280G or the Code), the payments under this Plan shall be reduced in a manner determined by the Company (by the minimum possible amounts) until no amount payable to the Participant under the Plan constitutes an “excess parachute payment” (within the meaning of Section 280G of the Code). All determinations required to be made under this Article 14.4, including whether a payment would result in an “excess parachute payment” and the assumptions utilized in arriving at such determination, shall be made by a registered public accounting firm selected by the Company.

Article 15. Rights of Participants

15.1    Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

15.2    Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 16. Amendment, Modification, and Termination

16.1    Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend (subject to Article 1.3), suspend or terminate the Plan in whole or in part; provided, however, that the Board may, in its sole discretion, condition the adoption of any amendment of the Plan on the approval thereof by the requisite vote of the shareholders of the Company entitled to vote thereon.

16.2    Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to the restriction set forth in Article 10 hereof on the exercise of upward discretion with respect to Awards which have been designed to comply with the Performance-Based Exception, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Article 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

16.3    Awards Previously Granted. No termination, amendment, or modification of the Plan or any Award shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Except as provided under Article 16.2, an outstanding SAR or Option may not be amended to change its Exercise Price, cancelled and re-granted with a new Exercise Price, nor cancelled and replaced with other Awards or cash, unless approved by shareholders.

16.4    Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 16, make any adjustments it deems appropriate.

16.5    Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees or directors of entities who become or are about to become employees or directors of the Company or a Subsidiary as the result of a merger, consolidation or other acquisition of the employing entity or the acquisition by the Company or a Subsidiary of the assets or stock of the employing entity. The terms and conditions of any substitute awards so granted may vary from the terms and conditions set forth hereof to the extent that the Committee deems appropriate at the time of grant to conform the substitute awards to the provisions of the awards for which they are substituted.

Article 17. Withholding

17.1    Tax Withholding. The Company shall have the power and the right to deduct from any amount otherwise due to the Participant, or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local income, employment or other related taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

17.2    Share Withholding. With respect to withholding required in connection with any Award, the Company may require, or the Committee may permit a Participant to elect, that the withholding requirement be satisfied, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. Any election by a Participant shall be irrevocable and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 18. Indemnification

Except as prohibited by law, each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan, other than by willful misconduct, and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 19. Code Section 409A

19.1    General. To the extent that Code Section 409A may apply to any Awards under the Plan, it is intended that the terms of the Plan and such Awards meet the applicable requirements of Code Section 409A so that a Participant is not taxed under Code Section 409A with respect to such Awards until such time as Shares or other amounts are distributed to the Participant in accordance with the Plan’s and the Awards’ terms. For this purpose, the Plan and the Awards will be administered and interpreted to comply with Code Section 409A and any applicable Treasury or IRS guidance.

19.2    Delay for Specified Employees. To the extent that any Awards under the Plan may be subject to Code Section 409A(a)(2)(B)(i), distributions of Shares or other amounts pursuant to such Awards on account of a termination of employment of a Participant who is a Specified Employee (as defined as follows) shall be made or commence not before the date which is six (6) months following the termination of employment, except in the event of the Participant’s death. Any distribution that is delayed under this Article 19.2 shall be distributed on the first day of the seventh month following the Specified Employee’s termination of employment (without affecting the timing of any subsequent installment that is not within the six-month period following termination of employment). For this purpose, a Specified Employee is a person described under Treasury Regulation section 1.409A-1(i), applying the default rules thereunder, except that the definition of compensation for purposes of identifying Specified Employees is the safe harbor definition of compensation set forth under Treasury Regulation section 1.415(c)- 2(d)(4).

Article 20. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, of all or substantially all of the business and/or assets of the Company, or a merger, consolidation or otherwise.

Article 21. Legal Construction

21.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used hereof also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

21.2    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.3    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.4    Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

21.5    Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Florida.

MARRIOTT VACATIONS WORLDWIDE CORPORATION 6649 WESTWOOD BLVD. ORLANDO, FL 32821 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M58326-P39181 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY MARRIOTT VACATIONS WORLDWIDE CORPORATION The Board of Directors recommends that you vote FOR the following: For All Withhold All Except For All 1. Election of Directors Nominees: 01) Raymond L. Gellein, Jr. 02) Thomas J. Hutchison III 03) Dianna F. Morgan The Board of Directors recommends that you vote FOR the following proposals: 2. To approve the Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan 3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2013 4. To approve an advisory resolution on executive compensation as described in the Proxy Statement for the Annual Meeting The Board of Directors recommends that you vote ONE year on the following proposal: 5. To recommend, by advisory vote, the frequency of future advisory votes regarding executive compensation For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. Please sign exactly as name appears on the records of Marriott Vacations Worldwide Corporation and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s). Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain 1 Year 2 Years 3 Years Abstain

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com. M58327-P39181 PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, JUNE 7, 2013 The undersigned holder of common stock of Marriott Vacations Worldwide Corporation, a Delaware corporation (the “Company”), hereby appoints Stephen P. Weisz and James H Hunter, IV, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Shareholders of the Company to be held at the JW Marriott Orlando Grande Lakes, 4040 Central Florida Parkway, Orlando, Florida, 32837, on June 7, 2013, at 9:00 a.m., Eastern time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast FOR each of the nominees for director, FOR proposal 2, FOR proposal 3, FOR proposal 4 and for ONE year on proposal 5, all of which are set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors recommends a vote FOR each nominee for director, FOR proposal 2, FOR proposal 3, FOR proposal 4 and for ONE year on proposal 5. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side